As filed with the Securities and Exchange Commission on April 2, 1998.
                    Registration No. 333-48825 and Registration No. 333-48825-01
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                        PRE-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-1
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

               GUARANTY FINANCIAL CORPORATION                                    GUARANTY CAPITAL TRUST I
   (Exact name of registrant as specified in its charter)         (Exact name of registrant as specified in its charter)
                          Virginia                                                       Delaware
      (State or other jurisdiction of incorporation or               (State or other jurisdiction of incorporation or
                        organization)                                                 organization)
                            6022                                                           6022
  (Primary Standard Industrial Classification Code Number)       (Primary Standard Industrial Classification Code Number)
                         54-1786496                                                     54-6422391
           (I.R.S. Employer Identification Number)                       (I.R.S. Employer Identification Number)
                    1658 State Farm Blvd.                                   c/o Guaranty Financial Corporation
                  Charlottesville, VA 22911                                       1658 State Farm Blvd.
                        (804) 970-1100                                          Charlottesville, VA 22911
                                                                                      (804) 970-1100
 (Address, including zip code, and telephone number, including  (Address, including zip code, and telephone number, including
  area code, of registrant's principal executive offices)          area code, of registrant's principal executive offices)

                                 Thomas P. Baker
                              1658 State Farm Blvd.
                            Charlottesville, VA 22911
                                 (804) 970-1100
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                          Copies of Communications to:
                             R. Brian Ball, Esquire
                         Wayne A. Whitham, Jr., Esquire
                      Williams, Mullen, Christian & Dobbins
                        1021 East Cary Street, 16th Floor
                            Richmond, Virginia 23219
                                 (804) 643-1991


   Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.
   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |_|
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|_________
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|_|____________
   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|_|____________
   If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

================================================================================

        PRELIMINARY PROSPECTUS DATED APRIL 2, 1998, SUBJECT TO COMPLETION

PROSPECTUS

                            GUARANTY CAPITAL TRUST I
                                   $6,000,000
                         (Aggregate Liquidation Amount)
                       $ Convertible Preferred Securities
               (Liquidation Amount $25.00 per Preferred Security)
                  guaranteed to the extent set forth herein by

                         GUARANTY FINANCIAL CORPORATION

         The $ Convertible Preferred Securities (the "Preferred Securities") offered hereby represent preferred undivided beneficial interests in the assets of GUARANTY CAPITAL TRUST I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"). GUARANTY FINANCIAL CORPORATION, a Virginia corporation (the "Corporation"), will own all the common securities representing undivided beneficial interests in the assets of the Trust (the "Common
Securities"   and,   together   with  the  Preferred   Securities,   the  "Trust
Securities").

         The Preferred Securities are convertible at any time prior to maturity, unless previously redeemed or conversion rights terminated, into shares of Common Stock of the Corporation at a conversion price of $ per Preferred Security, subject to adjustment under certain conditions. The Common Stock of the Corporation is listed on the NASDAQ National Market ("GSLC") and the closing price of the Corporation's Common Stock as reported by NASDAQ on March , 1998 was $ per share. The Preferred Securities are redeemable in whole or in part at the Liquidation Amount after , 2003, and the conversion rights cannot be terminated until after , 2001 and then only if the closing price of the Common Stock exceeds 115% of the conversion price for 20 of 30 consecutive trading days. The Trust reserves the right to increase the Aggregate Liquidation Amount by not more than $900,000.
                                                        (continued on next page)
                                 ---------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE VIRGINIA STATE CORPORATION COMMISSION OR ANY STATE
   SECURITIES COMMISSION NOR HAS ANY STATE OR FEDERAL AGENCY PASSED UPON THE
       ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.
                                 ---------------

------------------------ --------------------- ------------------------------ ---------------------------

                            Price to Public      Underwriting Discount (1)        Proceeds to Trust
                                                                                      (2)(3)(4)
------------------------ --------------------- ------------------------------ ---------------------------
Per Preferred Security        $                             (2)                      $
------------------------ --------------------- ------------------------------ ---------------------------
Total                         $                             (2)                      $
------------------------ --------------------- ------------------------------ ---------------------------

(1) Guaranty Capital Trust I and Guaranty Financial Corporation have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(2) In view of the fact that the proceeds of the sale of the Preferred Securities will be invested in the Junior Subordinated Debt Securities as described herein, Guaranty Financial Corporation has agreed to pay directly to the Underwriter, as compensation (the "Underwriters' Compensation") for its arranging the investment therein of such proceeds $ per Preferred Security (or $ in the aggregate). See "Underwriting."
(3)  Expenses  of the offering which  are  payable  by   Guaranty   Financial
     Corporation   are   estimated   to  be   $                    .
(4) Assumes the sale of the entire 240,000 Preferred Securities offered hereby. If the Trust exercises its right to increase the Aggregate Liquidation Amount by $900,000, total Proceeds to Trust will be increased to $6,900,000 and the total Underwriters' Compensation payable by the Corporation will
     increase to $          .
                                ----------------

         The Preferred Securities are offered by the Underwriter, as selling agent for the Trust, subject to prior sale, on a best efforts basis, and subject to certain other conditions, including the right to reject any order in whole or in part. This offering will close on or about , 1998. Funds received by the Underwriter will be deposited at, and held by, Wilmington Trust Company (the "Escrow Agent") in a noninterest-bearing escrow account in Wilmington, Delaware. It is expected that such funds will be released from the escrow account and
delivery of the Preferred Securities will be made on or about      , 1998.

                                 ---------------
                            McKinnon & Company, Inc.

                 The date of this Prospectus is April   , 1998
                                 ---------------

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

(cover page continued)

         Distributions on the Preferred Securities are payable quarterly March 15, June 15, September 15 and December 15, beginning June 15, 1998 in arrears.

         The Preferred Securities offered hereby represent beneficial ownership interests in Guaranty Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"). Guaranty Financial Corporation, a Virginia corporation ("the Corporation"), will be the direct or indirect owner of all of the beneficial ownership interests represented by common securities of the Trust (the "Common Securities" and, collectively with the Preferred Securities, the "Trust Securities"). Wilmington Trust Company is the Property Trustee of the Trust. The Trust exists for the exclusive purposes of issuing the Trust Securities, investing the proceeds from the sale of the Trust Securities in Junior Subordinated Debt Securities (the "Junior Subordinated Debt
Securities") to be issued by the Corporation and certain other limited activities described herein. The Junior Subordinated Debt Securities will mature on , 2028 (the "Stated Maturity"). The Preferred Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Common Securities. See "Description of Preferred Securities-Subordination of Common Securities."

         Holders of the Trust Securities will be entitled to receive cumulative cash distributions, in each case arising from the payment of interest on the Junior Subordinated Debt Securities accruing from the date of original issuance and payable quarterly in arrears on the 15th day of March, June, September and December of each year, commencing June 15, 1998, at $ per annum per Trust Security ("Distributions"). Subject to certain exceptions, the Corporation has the right to defer payments of interest on the Junior Subordinated Debt Securities at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each deferral period (each, an "Extension Period"); provided, however, that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon accumulated at % per annum,
compounded   quarterly,   to  the  extent  permitted  by  applicable  law),  the
Corporation may elect to begin a new Extension Period, subject to the requirements set forth herein. If interest payments on the Junior Subordinated Debt Securities are so deferred, during any Extension Period, Distributions on the Preferred Securities and on the Common Securities will also be deferred and the Corporation will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to, or make purchases of, the Corporation's capital stock (which includes common and preferred stock) or to make any payment with respect to debt securities of the Corporation that rank pari passu in all respects with or junior to the Junior Subordinated Debt Securities. During an Extension Period, interest on the Junior Subordinated Debt Securities will continue to accrue (and the amount of Distributions to which holders of the Preferred Securities are entitled will accumulate) at % per annum, compounded quarterly, and holders of Preferred Securities will be required to accrue interest income for United States Federal income tax purposes. See "Description of Junior Subordinated Debt Securities-Option to Extend Interest Payment Date" and "Certain United States Federal Income Tax Consequences-Interest Income and Original Issue Discount."

         Each Preferred Security is convertible in the manner described herein at the option of the holder thereof, at any time prior to the earlier of (i) 5:00 p.m. (Richmond, Virginia time) on the Business Day (as defined herein) immediately preceding the date of repayment of such Preferred Security, whether at maturity or upon redemption, and (ii) 5:00 p.m. (Richmond, Virginia time) on the Conversion Termination Date (as defined herein), if any, into a number of shares of the Corporation's common stock, par value $1.25 per share (the "Common Stock") that equals the quotient obtained by dividing (i) $25.00 by (ii) $ , subject to adjustment in certain circumstances. See "Description of Preferred Securities -- Conversion Rights." The Common Stock is listed on the NASDAQ National Market under the symbol "GSLC." On March , 1998, the last reported sale
price of the Common Stock on the NASDAQ National Market was $   per share.

         Taken together, the Corporation's obligations under the Guarantee Agreement, the Declaration, the Junior Subordinated Debt Securities and the Indenture (each as defined herein), including the Corporation's obligation to pay the costs, expenses and liabilities of the Trust (other than the Trust's obligations to holders of the Trust Securities under such Trust Securities), provide, in the aggregate, a full irrevocable and unconditional guarantee, as described herein, of all of the payments of Distributions and other amounts due on the Preferred Securities. See "Relationship Among the Preferred Securities, the Junior Subordinated Debt Securities and the Guarantee-Full and Unconditional Guarantee." The Corporation has agreed to guarantee the payment of Distributions and payments on liquidation or redemption of the Trust Securities, but only in each case to the extent of funds held by the Trust, as described herein (the "Guarantee"). See "Description of Guarantee." If the Corporation does not make interest payments on the Junior Subordinated Debt Securities held by the Trust, the Trust will have insufficient funds to pay Distributions on the Preferred Securities. The Guarantee does not cover the payment of Distributions when the Trust does not have sufficient funds to pay such Distributions. In event of a Debenture Event of Default (as hereafter defined), a holder of Preferred Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of or interest on Junior Subordinated Debt Securities having a principal amount equal to the aggregate Liquidation Amount of the Preferred Securities held by such holder (a "Direct Action"). See "Description of Junior Subordinated Debt Securities-Enforcement of Certain Rights by Holders of Preferred Securities." The obligations of the Corporation under the Guarantee and the Junior Subordinated Debt Securities are subordinate and junior in right of payment to all Senior Debt (as defined in "Description of Junior Subordinated Debt Securities-Subordination") of the Corporation. In addition, because the Corporation is a holding company, the Junior Subordinated Debt Securities and the Guarantee are effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, including deposits. See "Risk Factors-Ranking of Obligations Under the Guarantee and the Junior Subordinated Debt Securities" and "Status of the Corporation as a Bank Holding Company."

         The Preferred Securities are subject to mandatory redemption (i) in whole, but not in part, upon repayment of the Junior Subordinated Debt Securities at the Stated Maturity or their earlier redemption in whole upon the occurrence of a Tax Event, an Investment Company Event or a Capital Treatment Event (each as defined herein) and (ii) in whole or in part at any time on or after , 2003 contemporaneously with the optional redemption by the Corporation of the Junior Subordinated Debt Securities in whole or in part. The Junior Subordinated Debt Securities are redeemable prior to maturity at the option of the Corporation (i) on or after , 2003, in whole at any time or in part from time to time, or (ii) in whole, but not in part, at any time within 90 days following the occurrence and continuation of a Tax Event, Investment Company Event or Capital Treatment Event (each as defined herein), in each case at a redemption price set forth herein, which includes the accrued and unpaid interest on the Junior Subordinated Debt Securities so redeemed to the date fixed for redemption. The ability of the Corporation to exercise its rights to redeem the Junior Subordinated Debt Securities or to cause the redemption of the Preferred Securities prior to the Stated Maturity may be subject to prior regulatory approval by the Board of Governors of the Federal Reserve System (the "Federal Reserve"), if then required under applicable Federal Reserve capital guidelines or policies.

         In addition to the rights of the Corporation to redeem the Preferred Securities under the circumstances described in this Prospectus, the Corporation also will have the right to terminate the convertibility of the Preferred Securities into Common Stock as described in this paragraph. If for at least 20 trading days within any period of 30 consecutive trading days ending on or after , 2001, including the last trading day of such period, the Closing Price (as defined herein) of the Common Stock exceeds 115% of the then applicable Conversion Price (as hereafter defined) of the Preferred Securities, the Corporation may, at its option, terminate the right to convert the Junior Subordinated Debt Securities into Common Stock, in which case the right to convert the Preferred Securities into Common Stock will likewise terminate. To exercise this conversion termination option, the Corporation must cause the Trust to issue a press release announcing the date upon which conversion rights will expire (the "Conversion Termination Date"), prior to the opening of business on the second trading day after a period in which the condition in the preceding sentence has been met, but in no event may such press release be issued prior to , 2001. The Conversion Termination Date shall be a Business Day not less than 30 and not more than 60 days following the date of the press release. See "Description of Preferred Securities-Conversion Rights."

         The Corporation, as the holder of the outstanding Common Securities, has the right at any time (including, without limitation, upon the occurrence of a Tax Event, an Investment Company Event or a Capital Treatment Event (as defined herein)) to terminate the Trust and cause a Like Amount (as defined herein) of the Junior Subordinated Debt Securities to be distributed to the holders of the Trust Securities upon liquidation of the Trust, subject to prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies of the Federal Reserve. In the event of such termination of the Trust, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Preferred Securities generally will be entitled to receive a Liquidation Amount of $25.00 per Preferred Security plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of a Like Amount of Junior Subordinated Debt Securities in certain circumstances. See "Description of Preferred Securities-Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities."

         As used herein, (i) the "Indenture" means the Junior Subordinated Indenture, as amended and supplemented from time to time, between the Corporation and Wilmington Trust Company, as trustee (the "Debenture Trustee"), and (ii) the "Declaration means the Amended and Restated Declaration of Trust relating to the Trust among the Corporation, as Depositor (the "Depositor"), Wilmington Trust Company, as Property Trustee (the "Property Trustee"), Wilmington Trust Company, as Delaware Trustee (the "Delaware Trustee"), and the individuals named as Administrative Trustees therein (the "Administrative Trustees") (collectively with the Property Trustee and the Delaware Trustee, the "Trustees").

         THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR BANK DEPOSITS, ARE NOT OBLIGATIONS OF OR GUARANTEED BY ANY BANKING AFFILIATE OF GUARANTY FINANCIAL CORPORATION, ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY AND INVOLVE INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

                              AVAILABLE INFORMATION

         The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such information may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov.).

         No separate financial statements of the Trust have been included herein. The Corporation and the Trust do not consider that such financial statements would be material to holders of the Preferred Securities because the Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debt Securities and issuing the Trust Securities. See "Guaranty Capital Trust I," "Description of Preferred Securities," "Description of Junior Subordinated Debt Securities" and "Description of Guarantee."

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Certain of the statements contained in this Prospectus are not historical facts, including, without limitation, statements of future expectations, projections of results of operations and financial condition, statements of future economic performance and other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, are subject to known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Corporation to differ materially from those contemplated in such forward-looking statements. In addition to the specific matters referred to herein, including, without limitation, those noted under the caption "Risk Factors," important factors which may cause actual results to differ from those contemplated in such forward-looking statements include: (i) the results of the Corporation's efforts to implement its business strategy; (ii) the effect of economic conditions and the performance of borrowers; (iii) actions of the Corporation's competitors and the Corporation's ability to respond to such actions; (iv) the cost of the Corporation's capital, which may depend in part on the Corporation's portfolio quality, ratings, prospects and outlook; (v) changes in governmental regulation, tax rates and similar matters; and (vi) other risks detailed in the Corporation's other filings with the Commission.

                                     SUMMARY

         The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus.


                         GUARANTY FINANCIAL CORPORATION

         Guaranty Financial Corporation, a Virginia bank holding company ("Guaranty" or the "Corporation"), headquartered in Charlottesville, Virginia, engages in commercial banking through its subsidiary, Guaranty Bank (the "Bank") which opened for business in 1981. Until June 30, 1997, the Bank operated as a federally-chartered savings association. The Bank operates five branch offices, four of which are in Charlottesville/Albemarle County, Virginia. This area had a collective population of approximately 108,000 in 1990 according to census figures, is located in central Virginia 110 miles southwest of Washington, D.C. and 75 miles west of Richmond, Virginia, and includes the University of Virginia, the area's largest employer. The two largest financial institutions operating in Charlottesville and Albemarle County, with a combined 44% of total deposits at June 30, 1997, were acquired by the same out-of-state regional bank at year-end 1997. The fifth branch, in Harrisonburg, Virginia opened in May 1997. Harrisonburg is in the Shenandoah Valley, approximately 70 miles west of Charlottesville, and is the largest city in the Shenandoah Valley with a diverse manufacturing base and an unemployment rate consistently among the lowest in Virginia (currently 1.7%). A sixth branch at Lake Monticello in Fluvanna County, Virginia is expected to open in 1998. Lake Monticello is a planned community with approximately 11,000 residents, and the nearest bank branch at this time is eight miles from Guaranty's site. In addition, Guaranty has entered into a letter of intent, subject to regulatory approval, to lease a seventh branch site on West Main Street near the University of Virginia Hospital in Charlottesville that an acquired statewide bank will close in mid-1998. The Corporation's total deposits at December 31, 1997 were $112.9 million, up 38.8% from $81.4 million at December 31, 1996. At December 31, 1997 total assets were $130.7 million and shareholders' equity was $11.9 million.

         Since December 31, 1996, the Corporation has hired four senior officers, including two senior loan officers from larger statewide or regional banks for construction and commercial lending. Management believes that, with its existing five branch network, two new branch offices opening in 1998, its new loan officers and the major mergers occurring in its primary market area, the significant growth in loans and deposits over the last two years will continue near term. During 1997, the Bank had residential loan closings of $54.4 million, up 62.9% from the $33.4 million in 1996. The most recent loan officer, hired in December 1997, was a construction lender in Charlottesville and
Richmond for another large regional bank that was acquired by another out-of-state bank holding company in late 1997.

         The Corporation is a legal entity separate and distinct from the Bank and its nonbanking subsidiaries. Accordingly, the right of the Corporation, and thus the right of the Corporation's creditors, to participate in any distribution of the assets or earnings of the Bank or any other subsidiary is necessarily subject to the prior claims of creditors of the Bank or such subsidiary, except to the extent that claims of the Corporation in its capacity as a creditor may be recognized. The principal sources of the Corporation's revenues are dividends from the Bank. The Corporation is a bank holding company registered with the Board of Governors of the Federal Reserve under the Bank Holding Company Act of 1956, as amended (the "BHCA"). The Corporation's executive offices are located at 1658 State Farm Blvd., Charlottesville, Virginia, 22911. Its mailing address is P. O. Box 7206, Charlottesville, Virginia 22906-7206 and its telephone number is (804) 970-1100.

                            GUARANTY CAPITAL TRUST I

         The Trust is a statutory business trust formed under Delaware law pursuant to (i) the Declaration and (ii) the filing of a certificate of trust with the Delaware Secretary of State on October , 1997. The Trust's business and affairs are conducted by the Trustees: Wilmington Trust Company, as Property Trustee, Wilmington Trust Company, as Delaware Trustee, and individual Administrative Trustees who are employees or officers of or affiliated with the Corporation. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debt Securities issued by the Corporation and (iii) engaging in only those other activities necessary, advisable or incidental thereto. The Junior Subordinated Debt Securities will be the sole assets of the Trust, and payments under the Junior Subordinated Debt Securities will be the sole revenues of the Trust. All of the Common Securities will be owned directly or indirectly by the Corporation.

                                  THE OFFERING
Securities Offered.............     $6,000,000 of Preferred Securities
                                    (liquidation  amount  $25.00  per  Preferred
                                    Security). The Trust reserves the right to increase the Aggregate Liquidation Amount by not more than $900,000.

Offering Price.................     $25.00 per Preferred Security.

Conversion.....................     Each Preferred Security is convertible until
                                    maturity,   unless  previously  redeemed  or
                                    conversion  rights  terminated,  into Common
                                    Stock  of the  Corporation  at $ per  share,
                                    subject   to   adjustment    under   certain
                                    conditions.  (See  "Preferred  Securities  -
                                    Conversion Rights").

Distribution Dates.............     Quarterly, commencing June 15, 1998.

Extension Periods..............     Distributions  on Preferred  Securities will
                                    be   deferred   for  the   duration  of  any
                                    Extension  Period elected by the Corporation
                                    with  respect to the  payment of interest on
                                    the Junior Subordinated Debt Securities.  No
                                    Extension  Period will exceed 20 consecutive
                                    quarterly   periods  or  extend  beyond  the
                                    Stated  Maturity of the Junior  Subordinated
                                    Debt Securities.  See "Description of Junior
                                    Subordinated   Debt   Securities-Option   to
                                    Extend  Interest  Payment Date" and "Certain
                                    United    States    Federal    Income    Tax
                                    Consequences--Interest  Income and  Original
                                    Issue Discount."

Ranking........................     As long as  there has  not been  an Event of
                                    Default,  the Preferred Securities will rank
                                    pari passu,  and  payments  thereon  will be
                                    made pro rata,  with the Common  Securities.
                                    If there has been an Event of  Default,  the
                                    Preferred  Securities will be senior to, and
                                    payments  thereon  will be made prior to any
                                    payments   with   respect   to,  the  Common
                                    Securities.  See  "Description  of Preferred
                                    Securities-Subordination      of      Common
                                    Securities."  The Junior  Subordinated  Debt
                                    Securities  will  rank pari  passu  with all
                                    other junior subordinated debt securities to
                                    be issued by the Corporation pursuant to the
                                    Indenture   with    substantially    similar
                                    subordination  terms  ("Other  Debentures"),
                                    and which may be issued and sold (if at all)
                                    to other trusts to be
                                    established by the  Corporation (if any), in
                                    each  case  similar  to  the  Trust  ("Other
                                    Trusts"),   and   will  be   unsecured   and
                                    subordinate  and  junior in right of payment
                                    to the extent and in the manner set forth in
                                    the  Indenture  to all  Senior  Debt  of the
                                    Corporation.   See  "Description  of  Junior
                                    Subordinated Debt Securities." The Guarantee
                                    will   rank  pari   passu   with  all  other
                                    guarantees  (if any)  which may be issued by
                                    the  Corporation  with  respect  to  capital
                                    securities  (if any)  which may be issued by
                                    Other Trusts ("Other  Guarantees")  and will
                                    constitute  an unsecured  obligation  of the
                                    Corporation  and will rank  subordinate  and
                                    junior in right of payment to the extent and
                                    in the manner set forth in the  Guarantee to
                                    all  Senior  Debt  of the  Corporation.  See
                                    "Description  of  Guarantee."  In  addition,
                                    because   the   Corporation   is  a  holding
                                    company,   the  Junior   Subordinated   Debt
                                    Securities and the Guarantee are effectively
                                    subordinated  to  all  existing  and  future
                                    liabilities     of     the     Corporation's
                                    subsidiaries,  including deposits. See "Risk
                                    Factors-Status  of the Corporation as a Bank
                                    Holding Company."
Option to Terminate
Conversion Rights..............     The  Corporation may at its option terminate
                                    the    convertibility   of   the   Preferred
                                    Securities into Common Stock after , 2001, if for at least 20 trading days within any period of 30 consecutive trading days the Closing Price of the Common Stock exceeds
                                    115% of the Conversion Price.

Redemption.....................     The Trust  Securities are subject to
                                    mandatory  redemption (i) in whole,  but not
                                    in  part,   at  the  Stated   Maturity  upon
                                    repayment  of the Junior  Subordinated  Debt
                                    Securities,  (ii) in whole, but not in part,
                                    contemporaneously    with    the    optional
                                    redemption at any time by the Corporation of
                                    the Junior  Subordinated  Debt Securities at
                                    any  time  within  90  days   following  the
                                    occurrence and during the  continuation of a
                                    Tax  Event,   Investment  Company  Event  or
                                    Capital   Treatment   Event  in  each  case,
                                    subject to possible  regulatory approval and
                                    (iii) in whole or in part, at any time on or
                                    after ,  2003,  contemporaneously  with  the
                                    optional  redemption by the  Corporation  of
                                    the Junior  Subordinated  Debt Securities in
                                    whole  or in  part,  in  each  case  at  the
                                    applicable   Redemption  Price  (as  defined
                                    herein).   See   "Description  of  Preferred
                                    Securities-Redemption."

No Rating......................     The Preferred Securities are not expected to
                                    be rated by any rating service, nor is any other security issued by the Corporation so rated.

ERISA Considerations...........     Prospective  purchasers must carefully
                                    consider  the  restrictions  on purchase set
                                    forth.   under  "Notice  to  Investors"  and
                                    "Certain -ERISA Considerations."

Proposed Nasdaq OTC Bulletin
Board Symbol...................     Application  has been made to have the
                                    Preferred Securities approved for quotation on the Nasdaq OTC Bulletin Board under the symbol "GSLCP".

                                 USE OF PROCEEDS

         All of the proceeds from the sale of the Trust Securities will be invested by the Trust in the Junior Subordinated Debt Securities. The Corporation intends to apply the net proceeds from the sale of the Junior Subordinated Debt Securities to its general funds and for general corporate purposes, including making advances to the Bank to support its continued growth. Pending any such application by the Corporation, the net proceeds may be invested in interest-bearing securities.

                                  RISK FACTORS

         Prospective investors should carefully consider the matters set forth under "Risk Factors."

                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth the consolidated ratios of earnings to fixed charges for the Corporation for each of the years in the four-year period ended June 30, 1996, for the six months ended December 31, 1996 and for the year ended December 31, 1997. For purposes of computing these ratios, earnings represent net income, plus total taxes based on income, plus fixed charges. Fixed charges include interest expense (ratios are presented both excluding and including interest on deposits), the estimated interest component of net rental expense and amortization of debt expense.


                                                       Six Months
                                        Year Ended        Ended
                                        December 31    December 31              Years Ended June 30
                                        -----------    -----------   ------------------------------------------
                                           1997           1996          1996       1995      1994      1993
                                           ----           ----          ----       ----      ----      ----
Ratio of Earnings to Fixed Charges
    Excluding interest on deposits         2.24x           .99x        1.48x      1.21x      .83x     1.52x
    Including interest on deposits         1.23x          1.00x        1.19x      1.10x      .90x     1.29x

                          SUMMARY FINANCIAL INFORMATION

         The following unaudited consolidated summary sets forth selected financial data for the Corporation and its subsidiaries for the periods and at the dates indicated. The following summary is qualified in its entirety by the detailed information and the financial statements included elsewhere in this Prospectus.


                                                       Six Months
                                        Year Ended       Ended
                                        December 31   December 31                    Year Ended June 30
                                        -----------   -----------   ---------------------------------------------------
                                            1997          1996             1996        1995        1994        1993
                                            ----          ----             ----        ----        ----        ----
Income Statement Data                           (Dollars in thousands, except per share data)
   Gross interest income................   $9,520        $4,276          $7,617      $6,788      $6,684      $7,717
   Gross interest expense...............    6,038         2,940           5,192       4,663       5,073       5,094
   Net interest income..................    3,482         1,336           2,425       2,125       1,611       2,623
   Provision (credit) for possible
     loan losses........................      122            92              57         (9)          74          37
   Net interest income after
     provision for loan losses..........    3,360         1,244           2,368       2,134       1,537       2,586
   Non-interest income..................    1,867           462           1,107         872         126         828
   Non-interest expense.................    3,843         1,716           2,487       2,530       2,182       1,958
   Income (loss)  before income taxes       1,384          (10)             988         476       (519)       1,456
   Income taxes.........................      486           (4)             344         101       (235)         483
   Income before cumulative effect of
     change in accounting principle.....      898           (6)             644         375       (284)         973
   Cumulative effect of change in
     accounting for income taxes........        -             -               -           -       (196)           -
                                          -------       -------         -------     -------     -------     -------
   Net income (loss)....................     $898          $(6)            $644        $375      $(480)        $973
                                             ====          ====            ====        ====      ======        ====

Per Share Data (1)
   Basic and diluted net income
     (loss) (2).........................     $.61        $(.01)            $.70        $.70      $(.90)       $1.81
   Cash dividends.......................      .12           .05             .05           -           -         .25
   Book value at period end.............     7.90          7.12            6.91        6.57        6.57        7.47
   Tangible book value at period end....     7.90          7.12            6.91        6.57        6.57        7.47

Period-End Balance Sheet Data
   Total assets......................... $130,708      $116,020        $110,161     $89,461     $88,256     $92,832
   Total loans..........................   99,675        81,270          84,081      75,221      77,755      70,195
   Total deposits.......................  112,947        81,401          74,687      52,461      53,467      50,020
   Long-term debt.......................    2,360         2,706           3,144       3,981       4,834       9,499
   Shareholders' equity.................   11,860         6,576           6,349       6,016       3,531       4,001
   Shares outstanding...................1,501,383       924,008         919,168     915,568     537,168     537,168

Performance Ratios
   Return on average assets.............   .71%         (.01%)             .64%         .41%      (.49%)      1.00%
   Return on average shareholders'
     equity.............................  9.11          (.11)            10.24         9.67     (12.00)      26.31
   Average shareholders' equity to
     average total assets...............  7.77          5.68              6.24         4.22       4.07        3.80
   Net interest margin (3)..............  2.96          2.50              2.54         2.38       1.68        2.82

Asset Quality Ratios
   Net charge-offs to average loans.....  .06%          .01%               .02%         .00%       .09%       (.03%)
   Allowance to period-end gross loans..   .93          1.02               .89          .93        .93        1.02
   Allowance to non-performing loans.... 65.11         51.75             52.82        47.61      42.74       32.91
   Nonaccrual loans to gross loans......  1.42          1.97              1.67         1.94       1.31        1.27
   Nonperforming assets to gross loans
     and foreclosed properties..........  1.49          2.04              1.72         2.11       1.60        2.83

Capital and Liquidity Ratios
   Risk-based
     Tier 1 capital..................... 14.29%        11.64%            12.13%       13.31%      7.75%       9.05%
     Total capital...................... 15.42         12.89             13.28        14.56       9.01       10.31
   Leverage capital ratio...............  9.34          5.81              6.01         6.72       4.00        4.32
   Total equity to total assets.........  9.07          5.66              5.76         6.72       4.00        4.32

-------------------

(1) All per share figures have been adjusted to reflect a two-for-one stock split on January 15, 1996.
(2) Net income per share is computed using the weighted average outstanding shares.
(3) Net interest margin is calculated as tax-equivalent net interest income divided by average earning assets and represents the Corporation's net yield on its earning assets.

                                  RISK FACTORS

         Prospective purchasers of the Preferred Securities should consider carefully, in addition to the other information contained in this Prospectus, the following risk factors before purchasing shares of the Preferred Securities offered hereby. This Prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate" or "continue" or the negative thereof or other comparable terminology. The Corporation cautions readers that the following important factors, among others, in some cases have affected, and in the future could affect, the Corporation's actual results and could cause the Corporation's actual results in 1998 and beyond to differ materially from those expressed in any forward-looking statements made herein.

Ranking of Obligations Under the Guarantee and the Junior Subordinated Debt Securities

         The obligations of the Corporation under the Guarantee issued by the Corporation for the benefit of the holders of Preferred Securities and under the Junior Subordinated Debt Securities are unsecured and rank subordinate and junior in right of payment to all Senior Debt (which, as defined, includes all outstanding subordinated debt of the Corporation). At December 31, 1997, the Corporation had no aggregate outstanding Senior Debt on an unconsolidated basis. The obligations of the Corporation under the Guarantee also rank subordinate and junior in right of payment to creditors of the Bank and the Corporation's other subsidiaries. See "Status of the Corporation as a Bank Holding Company." Upon the issuance of the Junior Subordinated Debt Securities, the Corporation will not have any indebtedness that ranks pari passu with or junior to its obligations under the Guarantee and the Junior Subordinated Debt Securities. None of the Indenture, the Guarantee or the Declaration places any limitation on the amount of secured or unsecured debt, including Senior Debt, that may be incurred by the Corporation or any subsidiary. See "Description of Junior Subordinated Debt Securities-Subordination" and "Description of Guarantee-Status of the Guarantee."

         The ability of the Trust to pay amounts due on the Preferred Securities is solely dependent upon the Corporation making payments on the Junior Subordinated Debt Securities as and when required.

Status of the Corporation as a Bank Holding Company

         The Corporation is a legal entity separate and distinct from the Bank, although the principal source of the Corporation's cash revenues is dividends from the Bank. The right of the Corporation to participate in the distribution of assets of any subsidiary, including the Bank, upon the latter's liquidation, reorganization or otherwise (and thus the ability of the holders of Preferred Securities to benefit indirectly from any such distribution) will be subject to the prior claims of such subsidiary's creditors, which will take priority except to the extent that the Corporation may itself be a creditor of such subsidiary with a recognized claim. Accordingly, the Junior Subordinated Debt Securities will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Junior Subordinated Debt Securities should look only to the assets of the Corporation for payments on the Junior Subordinated Debt Securities. Because the Corporation is a holding company with limited assets and liabilities, a substantial portion of the consolidated liabilities of the Corporation are liabilities of its subsidiaries. The Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Debt in the same manner as the Junior Subordinated Debt Securities.

         As a holding company, the Corporation conducts its operations through its subsidiaries and, therefore, its principal source of cash is receipt of dividends from the Bank. However, there are legal limitations on the source and amount of dividends that a Virginia-chartered, Federal Reserve member bank such as the Bank is permitted to pay. A Virginia-chartered bank may pay dividends only from net undivided profits. Additionally, a dividend may not be paid if it would impair the paid-in capital of the bank. In addition, prior approval of the Federal Reserve is required if the total of all dividends declared by a member bank in any calendar year will exceed the sum of that bank's net profits for that year and its retained net profits for the preceding two calendar years, less any required transfers to either surplus or any fund for retirement of any preferred stock. At January 1, 1998, the Bank could have paid approximately $1.7 million in dividends to the Corporation without prior Federal Reserve approval. The payment of dividends by the Bank may also be affected by other factors, such as requirements for the maintenance of adequate capital. In addition, the Federal Reserve is authorized to determine, under certain circumstances relating to the financial condition of a member bank, whether the payment of dividends would be an unsafe or unsound banking practice and to prohibit payment thereof.

Rapid Growth

         It is the intention of Guaranty's management to expand Guaranty's asset base. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-Overview." In particular, Guaranty hopes to utilize the capital raised in the Offering to support anticipated increases in its deposit base and loans. Additional capital also would increase Guaranty's legal lending limit under federal law, which in turn would allow Guaranty to compete more actively in its market area for larger construction, land development, commercial real estate and business loans. Guaranty's ability to manage growth successfully will depend on its ability to maintain cost controls and asset quality while attracting additional loans and deposits, as well as on factors beyond Guaranty's control, such as economic conditions and interest rate trends. If Guaranty grows too quickly and is not able to control costs and maintain asset quality, Guaranty's growth could materially adversely affect its financial performance.

Option  to  Extend  Interest  Payment  Date;  Tax  Consequences;   Market  Price
Consequences

         So long as no Debenture Event of Default (as defined herein) has occurred and is continuing, the Corporation has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debt Securities at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided, however, that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debt Securities. As a consequence of any such deferral, quarterly Distributions on the Preferred Securities by the Trust will also be deferred (and the amount of Distributions to which holders of the Preferred Securities are entitled will accumulate additional Distributions thereon at % per annum thereof, compounded quarterly from the relevant payment date for such Distributions during any such Extension Period). During any Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock),
(ii) make any payment of principal, interest or premium, if any, on, or repay, repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in interest to, the Junior Subordinated Debt Securities or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including Other Guarantees) if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debt Securities (other than (a) dividends or distributions in Common Stock of the Corporation, (b) any Declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) purchases or acquisitions of shares of the Corporation's Common Stock in connection with the satisfaction by the Corporation of its obligations under any employee benefit plan or any other contractual obligation of the Corporation (other than a contractual obligation ranking pari passu with or junior to the Junior Subordinated Debt Securities),
(e) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock or (f) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). Prior to the termination of any Extension Period, the Corporation may further extend such Extension Period, provided, however, that such extension does not cause such Extension Period to exceed 20 consecutive quarterly periods or to extend beyond the Stated Maturity. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid on the Junior Subordinated Debt Securities (together with interest thereon accrued at % per annum, compounded quarterly, to the extent permitted by applicable law), and subject to the foregoing limitations, the Corporation may elect to begin a new Extension Period. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of Preferred Securities-Distributions" and "Description of Junior Subordinated Debt Securities-Option to Extend Interest Payment Date."

         If an Extension Period occurs, for United States federal income tax purposes, a holder of Preferred Securities will continue to include income (in the form of original issue discount) in respect of its pro rata share of the Junior Subordinated Debt Securities held by the Trust as long as the Junior Subordinated Debt Securities remain outstanding. As a result, during an Extension Period a holder of Preferred Securities will include such income in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash related to such income from the Trust if the holder disposes of the Preferred Securities prior to the record date for the payment of Distributions thereafter. See "Certain United States Federal Income Tax Consequences-Interest Income and Original Issue Discount" and "Sales or Redemption of the Preferred Securities."

         Should the Corporation elect to exercise its right to defer payments of interest on the Junior Subordinated Debt Securities in the future, the market price of the Preferred Securities is likely to be adversely affected. A holder that disposes of its Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of the Corporation's right to defer interest payments on the Junior Subordinated Debt Securities, the market price of the Preferred Securities (which represent beneficial ownership interests in the Trust holding the Junior Subordinated Debt Securities as its sole assets) may be more volatile than the market prices of other securities that are not subject to such deferrals.

Tax Event, Investment Company Event  or Capital Treatment Event Redemption

          Upon the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event, the Corporation has the right to redeem the Junior Subordinated Debt Securities in whole, but not in part, at any time within 90 days following the occurrence of such Tax Event, Investment Company Event or Capital Treatment Event and thereby cause a mandatory redemption of the Preferred Securities and Common Securities. The ability of the Corporation to exercise its rights to redeem the Junior Subordinated Debt Securities prior to the stated maturity may be subject to prior regulatory approval by the Federal Reserve, if then required under applicable Federal Reserve capital guidelines or policies. See "Description of Junior Subordinated Debt Securities-Optional Redemption" and "Description of Preferred Securities-Mandatory Redemption" and "Description of Preferred Securities-Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities."

         A "Tax Event" means the receipt by the Trust of an opinion of counsel to the Corporation experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Preferred Securities, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the delivery of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debt Securities (ii) interest payable by the Corporation on the Junior Subordinated Debt Securities is not, or within 90 days of the delivery of such opinion will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes or (iii) the Trust is, or will be within 90 days of the delivery of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         The Corporation believes that under current law it is entitled to deduct the interest accruing on the Junior Subordinated Debt Securities. Under the Taxpayer Relief Act of 1997, enacted on August 5, 1997, issuers of certain convertible debt instruments are not entitled to deduct interest thereon. For example, interest is not deductible if the debt instrument is convertible into equity of the issuer (or a related party) at the option of the holder and there is a substantial certainty that the holder will exercise the conversion option. Similarly, interest is not deductible if the debt instrument is part of an arrangement which is reasonably expected to result in a conversion at the option of the issuer (or a related party). The Corporation believes that this legislation should not apply to the Junior Subordinated Debt Securities. The Internal Revenue Service (the "Service"), however, has not yet issued any guidance regarding its interpretation of the new legislation. There can be no assurance that the Service will not take the position that interest on the Junior Subordinated Debt Securities is not deductible. Accordingly, there can be no assurance that an audit or future interpretation by the Service of the new legislation will not result in a Tax Event and an early redemption of the Preferred Securities before, or after, , 2001 at the Redemption Price.

         In addition, in recent years, there have been several proposals to adopt legislation which, if enacted and made applicable to the Junior
Subordinated  Debt  Securities,  would preclude the  Corporation  from deducting interest thereon. The most recent proposal was made by the Clinton Administration in 1997. Such proposals have not been adopted by Congress, but there can be no assurance that similar proposals will not be adopted in the future and made applicable to the Junior Subordinated Debt Securities. Accordingly, there can be no assurance that any such legislation will not result in a Tax Event which would permit the Corporation to cause a redemption of the Preferred Securities before, or after, , 2001 at the Redemption Price.

         "Investment Company Event" means the receipt by the Trust of an opinion of counsel to the Corporation experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Preferred Securities.

         A "Capital Treatment Event" means the reasonable determination by the Corporation that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Preferred Securities, there is more than an insubstantial risk that the Corporation will not be entitled to treat an amount up to the Liquidation Amount of the Preferred Securities as 25% of the Corporation's "Tier I Capital" (or the then equivalent thereof) for purposes of the risk-based capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Corporation. See "Description of Junior Subordinated Debt Securities -Optional Redemption," "Description of Preferred Securities-Mandatory Redemption" and "Description of Preferred Securities-Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities."

Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities

         The Corporation, as the holder of the outstanding Common Securities, will have the right at any time to terminate the Trust and cause the Junior Subordinated Debt Securities to be distributed to the holders of the Trust Securities. Under current United States federal income tax law, a distribution of Junior Subordinated Debt Securities upon the dissolution of the Trust would not be a taxable event to holders of the Preferred Securities. If, however, the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of dissolution of the Trust, the distribution of the Junior Subordinated Debt Securities may constitute a taxable event to holders of Preferred Securities. See "Certain United States Federal Income Tax Consequences-Distribution of the Junior Subordinated Debt Securities to Holders of Preferred Securities."

         There can be no assurance as to the market prices for Preferred Securities or Junior Subordinated Debt Securities that may be distributed in exchange for Preferred Securities if a liquidation of the Trust occurs. Accordingly, the Preferred Securities or the Junior Subordinated Debt Securities may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. Because holders of Preferred Securities may receive Junior Subordinated Debt Securities on termination of the Trust, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Junior Subordinated Debt Securities and should carefully review all the information regarding the Junior Subordinated Debt Securities contained herein. See "Description of Preferred Securities-Liquidation of the Trust and Distribution of the Junior Subordinated Debt Securities" and "Description of Junior Subordinated Debt Securities-General."

Termination of Conversion Rights

         On and after , 2001, the Corporation may, subject to certain conditions including advance public notice, at its option, cause the conversion rights of holders of Junior Subordinated Debt Securities to terminate, provided that the Closing Price of the Common Stock exceeds 115% of the then applicable Conversion Price of the Preferred Securities for a specified period, in which case the right to convert the Preferred Securities into Common Stock will likewise terminate. See "Description of Preferred Securities-Conversion Rights-Termination of Conversion Rights."

Rights Under the Guarantee

         The Guarantee guarantees to the holders of the Trust Securities the following payments, to the extent not paid by the Trust: (i) any accumulated and unpaid Distributions required to be paid on the Trust Securities, to the extent that the Trust has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Trust Securities called for redemption, to the extent that the Trust has funds on hand available therefor at such time, and
(iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust (unless the Junior Subordinated Debt Securities are distributed to holders of the Trust Securities or all of the Preferred Securities are redeemed), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust has funds on hand available therefor at such time, and (b) the amount of assets of the Trust remaining available for distribution to holders of the Trust Securities after the satisfaction of liabilities to creditors of the Trust as required by applicable law.

         The holders of not less than a majority in aggregate Liquidation Amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee (as defined herein) in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Trust Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Corporation were to default on its obligation to pay amounts payable under the Junior Subordinated Debt

Securities, the Trust would lack funds for the payment of Distributions or amounts payable on redemption of the Preferred Securities or otherwise, and, in such event, holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing, and such event is attributable to the failure of the Corporation to pay principal of or interest on the Junior Subordinated Debt Securities on the applicable payment date, then a holder of Preferred Securities may institute a Direct Action. Notwithstanding any payments made to a holder of Preferred Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of and interest on the Junior Subordinated Debt Securities, and the Corporation shall be subrogated to the rights of the holder of such Preferred Securities with respect to payments on the Preferred Securities to the extent of any payments made by the Corporation to such holder in any Direct Action. Except as described herein, holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debt Securities or assert directly any other rights in respect of the Junior Subordinated Debt Securities. See "Description of Junior Subordinated Debt Securities-Enforcement of Certain Rights by Holders of Preferred Securities," "Description of Junior Subordinated Debt Securities-Debenture Events of Default" and "Description of Guarantee." The Declaration provides that each holder of Preferred Securities by acceptance thereof agrees to the provisions of the Guarantee and the Indenture. Wilmington Trust Company will act as Guarantee Trustee under the Guarantee Agreement and will hold the Guarantee for the benefit of the holders of the Preferred Securities. Wilmington Trust Company will also act as Property Trustee under the Declaration and as Debenture Trustee under the Indenture.

Limited Voting Rights

         Holders of Preferred Securities will generally have limited voting rights relating only to the modification of the Preferred Securities, the dissolution, winding-up or liquidation of the Trust, and the exercise of the Trust's rights as holder of Junior Subordinated Debt Securities. The right to vote to appoint, remove or replace the Property Trustee, the Delaware Trustee or the Administrative Trustees is vested exclusively in the holder of the Common Securities except, with respect to the Property Trustee and the Delaware Trustee, upon the occurrence of certain events described herein. The Property Trustee, the Administrative Trustees and the Corporation may amend the Declaration without the consent of holders of Preferred Securities to ensure that the Trust will not be classified for United States Federal income tax purposes as an association taxable as a corporation or, as other than a grantor trust, even if such action adversely affects the interests of such holders. See "Description of Preferred Securities-Removal of Trustees" and "Voting Rights; Amendment of the Declaration."

Regulatory Capital Requirements

         The Corporation and the Bank are subject to regulatory capital guidelines. At December 31, 1997, the Bank was in compliance with applicable regulatory capital requirements. The Corporation, at that date, had a total capital to risk-weighted assets ratio of 15.4% and a Tier I Capital to risk-weighted assets ratio of 14.3%, both above the minimum requirements of 8.0% and 4.0%, respectively. The Corporation's leverage ratio at that date was 9.3%.

         Although the minimum leverage ratio requirement is 3.0%, most bank holding companies, including the Corporation, are expected to maintain an additional cushion of at least 100 to 200 basis points above the minimum. However, the Federal Reserve may assign a specific capital ratio to an individual bank holding company, including the Corporation, based on its assessment of asset quality, earnings performance, interest-rate risk and liquidity. As of the date of this Prospectus, the Federal Reserve has not advised the Corporation of a specific leverage ratio requirement.

         There can be no assurance that either the Corporation or the Bank will continue to be able to meet their respective minimum capital ratios. In the event that the Corporation or the Bank falls below the minimum capital requirements described above, agencies may take regulatory action including, in the case of the Bank, "prompt corrective action." Such actions could impair the Corporation's ability to make principal and interest payments on the Junior Subordinated Debt Securities.

Trading Price

         The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debt Securities. A holder using the accrual method of accounting (and a cash method holder, during and after an Extension Period or if the Junior Subordinated Debt Securities are deemed to have been issued with OID) who disposes of its Preferred Securities between Distribution Record Dates (as defined herein) will be required to include accrued but unpaid interest (or OID) on the Junior Subordinated Debt Securities through the date of disposition in income as ordinary income and to add such amount to its adjusted tax basis in its share of the underlying Junior Subordinated Debt Securities deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis, a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain United States Federal Income Tax Consequences-Interest Income and Original Issue Discount" and "Sales or Redemption of the Preferred Securities."

Absence of Public Market and Transfer Restrictions

         There is no existing market for the Preferred Securities and there can be no assurance as to the liquidity of any markets that may develop for the Preferred Securities, the ability of the holders to sell their Preferred Securities or at the price at which holders of the Preferred Securities will be able to sell their Preferred Securities. Future trading prices of the Preferred Securities will depend on many factors including, among other things, prevailing interest rates, the Corporation's operating results, and the market for similar securities. Although the Corporation intends to apply to have the Preferred Securities approved for trading on the Nasdaq Over-the-Counter Bulletin Board, there can be no assurance that such application will be approved, that an active trading market for the Preferred Securities will develop or, if one does develop, that it will be maintained. In addition, notwithstanding the registration of the Preferred Securities, holders who are "affiliates" of the Corporation or the Trust as defined under Rule 405 of the Securities Act may publicly offer for sale or resell the Preferred Securities only in compliance with the provisions of Rule 144 under the Securities Act.


                            GUARANTY CAPITAL TRUST I

         The Trust is a statutory business trust formed under Delaware law pursuant to (i) the original Declaration of Trust executed by the Corporation, as Depositor, Wilmington Trust Company, as Delaware Trustee, and the Administrative Trustees named therein, which original Declaration of Trust will be amended and restated and executed by the Corporation, as Depositor, Wilmington Trust Company, as Property Trustee, Wilmington Trust Company, as
Delaware Trustee, and the Administrative Trustees named therein (the "Declaration"), and (ii) the filing of a certificate of trust with the Delaware Secretary of State on October , 1997. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto. Accordingly, the Junior Subordinated Debt Securities will be the sole assets of the Trust, and payments under the Junior Subordinated Debt Securities will be the sole revenues of the Trust. All of the Common Securities will be owned directly or indirectly by the Corporation. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities, except that upon the occurrence and continuance of any Debenture Event of Default (or an event that, with notice or the passage of time, would become such an Event of Default) or an Event of Default under the Declaration, the rights of the Corporation as holder of the Common Securities to payment in respect of

Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Preferred Securities. See "Description of Preferred Securities--Subordination of Common Securities." The Corporation will acquire Common Securities in an aggregate Liquidation Amount equal to approximately 3% of the total capital of the Trust. The Trust has a term of 40 years, but may terminate earlier as provided in the Declaration. The Trust's business and affairs are conducted by its trustees, each appointed by the Corporation as holder of the Common Securities. The trustees for the Trust will be Wilmington Trust Company, as the Property Trustee, Wilmington Trust Company, as the Delaware Trustee, and individual trustees as Administrative Trustees who are employees or officers of or affiliated with the Corporation (collectively, the "Trustees"). Wilmington Trust Company, as Property Trustee, will act as sole indenture trustee under the Declaration. Wilmington Trust
Company will also act as trustee under the Guarantee Agreement and the Indenture. See "Description of Junior Subordinated Debt Securities" and "Description of Guarantee." The holder of the Common Securities, or the holders of a majority in Liquidation Amount of the Preferred Securities if an Event of Default under the Declaration resulting from a Debenture Event of Default has occurred and is continuing, will be entitled to appoint, remove or replace the Property Trustee and/or Delaware Trustee. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each Trustee are governed by the Declaration. Pursuant to the expense provisions under the Indenture, the Corporation, as obligor on the Junior Subordinated Debt Securities, will pay all fees and expenses related to the Trust and the offering of the Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust. See "Description of Preferred
Securities-Expenses and Taxes." The address and telephone number of the principal executive office of the Trust is c/o:

                         Guaranty Financial Corporation
                              1658 State Farm Blvd.
                         Charlottesville, Virginia 22911
                                 (804) 970-1100

                         SELECTED FINANCIAL INFORMATION

         The following unaudited consolidated summary sets forth selected financial data for the Corporation and its subsidiaries for the periods and at the dates indicated. The following summary is qualified in its entirety by the detailed information and the financial statements included elsewhere in this Prospectus.


                                                       Six Months
                                        Year Ended       Ended
                                        December 31   December 31                Year Ended June 30
                                        -----------   -----------   ---------------------------------------------------
                                            1997          1996             1996        1995        1994        1993
                                            ----          ----             ----        ----        ----        ----

Income Statement Data                           (Dollars in thousands, except per share data)
   Gross interest income................   $9,520        $4,276          $7,617      $6,788      $6,684      $7,717
   Gross interest expense...............    6,038         2,940           5,192       4,663       5,073       5,094
   Net interest income..................    3,482         1,336           2,425       2,125       1,611       2,623
   Provision (credit) for possible
     loan losses........................      122            92              57         (9)          74          37
   Net interest income after
     provision for loan losses..........    3,360         1,244           2,368       2,134       1,537       2,586
   Non-interest income..................    1,867           462           1,107         872         126         828
   Non-interest expense.................    3,843         1,716           2,487       2,530       2,182       1,958
   Income (loss)  before income taxes       1,384          (10)             988         476       (519)       1,456
   Income taxes.........................      486           (4)             344         101       (235)         483
   Income before cumulative effect of
     change in accounting principle.....      898           (6)             644         375       (284)         973
   Cumulative effect of change in
     accounting for income taxes........        -             -               -           -       (196)           -
                                          -------       -------         -------     -------     -------     -------
   Net income (loss)....................     $898          $(6)            $644        $375      $(480)        $973
                                             ====          ====            ====        ====      ======        ====

Per Share Data (1)
   Basic and diluted net income
     (loss) (2).........................     $.61        $(.01)            $.70        $.70      $(.90)       $1.81
   Cash dividends.......................      .12           .05             .05           -           -         .25
   Book value at period end.............     7.90          7.12            6.91        6.57        6.57        7.47
   Tangible book value at period end....     7.90          7.12            6.91        6.57        6.57        7.47

Period-End Balance Sheet Data
   Total assets......................... $130,708      $116,020        $110,161     $89,461     $88,256     $92,832
   Total loans..........................   99,675        81,270          84,081      75,221      77,755      70,195
   Total deposits.......................  112,947        81,401          74,687      52,461      53,467      50,020
   Long-term debt.......................    2,360         2,706           3,144       3,981       4,834       9,499
   Shareholders' equity.................   11,860         6,576           6,349       6,016       3,531       4,001
   Shares outstanding...................1,501,383       924,008         919,168     915,568     537,168     537,168

Performance Ratios
   Return on average assets.............   .71%        (.01%)              .64%         .41%      (.49%)      1.00%
   Return on average shareholders'
     equity.............................  9.11          (.11)            10.24         9.67     (12.00)      26.31
   Average shareholders' equity to
     average total assets...............  7.77          5.68              6.24         4.22       4.07        3.80
   Net interest margin (3)..............  2.96          2.50              2.54         2.38       1.68        2.82

Asset Quality Ratios
   Net charge-offs to average loans.....   .06%          .01%              .02%         .00%       .09%       (.03%)
   Allowance to period-end gross loans..   .93          1.02               .89          .93        .93        1.02
   Allowance to non-performing loans.... 65.11         51.75             52.82        47.61      42.74       32.91
   Nonaccrual loans to gross loans......  1.42          1.97              1.67         1.94       1.31        1.27
   Nonperforming assets to gross loans
     and foreclosed properties..........  1.49          2.04              1.72         2.11       1.60        2.83

Capital and Liquidity Ratios
   Risk-based
     Tier 1 capital..................... 14.29%        11.64%            12.13%       13.31%      7.75%       9.05%
     Total capital...................... 15.42         12.89             13.28        14.56       9.01       10.31
   Leverage capital ratio...............  9.34          5.81              6.01         6.72       4.00        4.32
   Total equity to total assets.........  9.07          5.66              5.76         6.72       4.00        4.32

-------------------

(1) All per share figures have been adjusted to reflect a two-for-one stock split on January 15, 1996.
(2) Net income per share is computed using the weighted average outstanding shares.
(3) Net interest margin is calculated as tax-equivalent net interest income divided by average earning assets and represents the Corporation's net yield on its earning assets.

                                 THE CORPORATION

         The following discussion includes selected financial and other data for the Corporation and its subsidiaries and is qualified in its entirety by the detailed information, and should be read in conjunction with the financial statements and other information included elsewhere in this Prospectus.

         Guaranty Financial Corporation, a Virginia corporation (the "Corporation"), is a bank holding company that was formed in 1995 and is headquartered in Charlottesville, Virginia. The Corporation's only subsidiary is Guaranty Bank (the "Bank"), which opened for business in 1981.

         The Bank operates four full service banking offices in Charlottesville/Albemarle County, Virginia and is the only community bank headquartered or with a branch in Albemarle County or Charlottesville. This area had a collective population of approximately 108,000 in 1990 according to census figures, is located in central Virginia 110 miles southwest of Washington, D.C. and 75 miles west of Richmond, Virginia, and includes the University of Virginia, the area's largest employer. The two largest financial institutions operating in Charlottesville and Albemarle County, with 44% of total deposits at June 30, 1997, were acquired by the same out-of-state regional bank at year-end 1997.

         A fifth branch, in Harrisonburg, Virginia opened in May 1997. Harrisonburg is in the Shenandoah Valley, approximately 70 miles west of Charlottesville. The Harrisonburg/Rockingham County area is the largest area in the Shenandoah Valley, which extends from Winchester to Lexington, Virginia. The Harrisonburg/Rockingham County area is a manufacturing center with an unemployment rate consistently among the lowest in Virginia (currently 1.7%) located on Interstate 81 between Interstates 64 and 66. Major manufacturers include WLR Foods, Inc.; Rocco, Inc.; Merck & Co., Inc.; Tenneco-Walker; Banta Corporation; and Reynolds Metals Company. James Madison University, with 13,000 students, is located in Harrisonburg.

         A sixth branch at Lake Monticello in Fluvanna County, Virginia is expected to open in 1998. Fluvanna County is immediately east of Albemarle County. The Lake Monticello area has a population of approximately 11,000 and the nearest bank branch today is approximately eight miles from the Bank's location. In addition, Guaranty has entered into a letter of intent, subject to regulatory approval, to lease a seventh branch site near the University of Virginia Hospital in Charlottesville that an acquired regional bank will close in mid-1998.

         When the Corporation decided to convert the Bank from a federal savings association to a Virginia-chartered commercial bank, it also decided to restructure the Bank's balance sheet. Historically, the Bank funded a significant percentage of its loans with borrowings, primarily Federal Home Loan Bank advances, and a significant percentage of its loan portfolio consisted of long term, fixed rate residential mortgage loans. From June 30, 1995 to December 31, 1997, deposits increased from $52.5 million to $112.9 million. Over the same period FHLB advances and other borrowings declined from 47.7% of deposits to 2.7%.

         Fixed-rate residential mortgage loans comprised 29.4% and 24.6% of gross loans at June 30, 1995 and December 31, 1997, respectively. In January 1997 the Bank adopted a policy of selling all new fixed-rate residential mortgage loans and has emphasized originations of commercial mortgage, consumer and construction loans.

         The Corporation's total deposits at December 31, 1997 were $112.9 million, up 38.7% from $81.4 million at December 31, 1996. Net income for 1997 was $898,000, up 161.8% from the $343,000 in calendar year 1996 which included a one-time SAIF assessment of $225,000. At December 31, 1997 total assets were $130.7 million and shareholders' equity was $11.9 million.

         Since December 31, 1996, the Corporation has hired four senior officers, including two senior loan officers from larger regional banks for construction and commercial lending. Management believes that, with its existing five branch network, two new branch offices opening in 1998, its new loan officers and the major mergers occurring in its primary market area, the significant growth in loans and deposits over the last two years will continue near term. During 1997, the Bank had residential loan closings of $54.4 million, up 62.9% from the $33.4 million in 1996. The most recent loan officer, hired in December 1997, was a construction lender in Charlottesville and Richmond for another large regional bank acquired by another out-of-state bank holding company in late 1997.

         The Corporation is a legal entity separate and distinct from the Bank and its nonbanking subsidiaries. Accordingly, the right of the Corporation, and thus the right of the Corporation's creditors, to participate in any distribution of the assets or earnings of the Bank or any other subsidiary is necessarily subject to the prior claims of creditors of the Bank or such subsidiary, except to the extent that claims of the Corporation in its capacity as a creditor may be recognized. The principal sources of the Corporation's revenues are dividends from the Bank.

         The Corporation is a bank holding company registered with the Federal Reserve under the BHCA. The Corporation's executive offices are located at 1658 State Farm Blvd., Charlottesville, Virginia 22911. Its mailing address is P. O. Box 7206, Charlottesville, Virginia 22906-7206, and its telephone number is
(804) 970-1100.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following commentary discusses major components of Guaranty's business and presents an overview of its consolidated financial position and results of operations at and for the fiscal year ended December 31, 1997, the six months ended December 31, 1996 and the fiscal years ended June 30, 1996 and 1995. This discussion should be reviewed in conjunction with the consolidated financial statements and accompanying notes and other statistical information presented elsewhere in this Prospectus. All income statement data for calendar year 1996 are unaudited.

         Guaranty is not aware of any current recommendations by regulatory authorities, which, if implemented, would have a material effect on its liquidity, capital resources or results of operations. There are no agreements between Guaranty and the Federal Reserve, the Virginia State Corporation Commission (the "SCC") or the FDIC, nor has any regulatory agency made any recommendations concerning the operations of Guaranty that could have a material effect on its liquidity, capital resources or results of operations.

Overview

         On June 30, 1997, Guaranty Bank, the operating subsidiary of the Corporation, converted from a federally-chartered savings association to a Virginia-chartered, federal reserve member commercial bank. In anticipation of the charter conversion, in early 1997, Guaranty began to implement a strategy to gradually increase its net interest margin and profitability to levels more characteristic of community banks operating in Virginia. In the second half of 1997, three statewide banks were acquired by out-of-state banks. Two of these three acquired banks had a combined 44% share of bank deposits in Charlottesville and Albemarle County at June 30, 1997. After the acquisitions were announced, Guaranty immediately began to experience an increase in deposits and, just as importantly, has been able to recruit experienced loan officers with loyal customers who were displaced by the acquisitions. Guaranty's strategy, is influenced by the consolidation occurring in its markets and is expected to result in substantial loan and deposit growth in 1998. Because growth in the amounts anticipated would significantly alter the size and structure of Guaranty's balance sheet, Guaranty believes it is appropriate to describe its strategy and expectations, which include the following:

         In January 1997, to reduce interest rate risk and improve liquidity, Guaranty began to sell all newly originated fixed-rate residential mortgage loans. To further reduce interest rate risk and provide liquidity for anticipated growth in portfolio loans, Guaranty sold an additional $9.2 million in fixed-rate mortgage loans and mortgage-backed securities in January 1998. Management anticipates that these funds, deposit growth, sales of loans and loan participations and, if necessary, FHLB advances will provide the liquidity needed to fund loan growth.

         Guaranty is focusing new originations of portfolio loans on commercial, consumer, residential construction and land development loans, which are currently priced approximately 175 to 250 basis points above fixed-rate residential mortgage loans. Guaranty hired a commercial loan officer in May 1997 and a construction loan officer in December 1997, both of whom previously were with large banks in Virginia. Loans in the above categories increased to an aggregate 42.6% of gross loans at December 31, 1997 from 26.7% at December 31, 1996. A significant portion of this increase is attributable to hiring these two loan officers and to business shifting to Guaranty following the 1997 acquisitions of statewide banks by out-of-state banks. Guaranty expects substantial loan growth in 1998 and has budgeted a $12.0 million increase in commercial real estate loan balances, an increase of $30.0 million to $45.0 million in construction and land development loan balances, an increase of $4.6 million in consumer loans, and an additional $4.2 million in small business loans in 1998. Budgeted amounts are merely estimates and a variety of factors, including inadequate deposit growth, general economic conditions and competition for loans could cause Guaranty to fall short of these targets.

         Guaranty has emphasized deposit growth to fund loan growth and has de-emphasized Federal Home Loan Bank advances and other short term borrowings. Deposits increased from $81.4 million at December 31, 1996 to $112.9 million at December 31, 1997. Growth resulted from new branches that opened in December 1996 and May 1997, as well as from customer migration after the 1997 acquisitions of two statewide banks by out-of-state banks that, in the aggregate, held 44% of bank deposits in Charlottesville and Albemarle County at June 30, 1997. Despite its deposit growth, Guaranty held only 7.0% of bank deposits in Charlottesville and Albemarle County at June 30, 1997. Federal Home Loan Bank advances and other short term borrowings decreased from $24.2 million at December 31, 1996 to $3.0 million at December 31, 1997.

         In  February  1998,  a senior  officer was  recruited  from an acquired statewide bank to manage and reorganize Guaranty's branch network. Guaranty's focus in its branch network for 1998 will be both to improve installment lending programs to individuals and to continue the emphasis on deposit growth. Guaranty expects significant growth in deposits, primarily from customer migration and one or two new branches. Having budgeted $30.0 million for deposit growth during 1998, Guaranty had already experienced a growth of $5.0 million in certificates of deposit and $3.0 million in checking accounts by the end of February 1998. Although substantial deposit growth will be necessary to fund anticipated loan growth and may restrain efforts to reduce deposit costs, Guaranty plans to lower interest rates on its certificates of deposit, and to aggressively promote customer checking accounts in 1998.

         Guaranty plans to establish monthly sales goals for each branch for loan and deposit products. Guaranty also plans to provide an improved array of products for customers, including additional checking account options, sweep accounts for business customers and debit cards. Guaranty has received regulatory approval to open a sixth full-service retail branch at Lake Monticello, a planned community in Fluvanna County, Virginia. Opening is anticipated to occur in mid-summer of 1998. In addition, Guaranty has entered into a letter of intent, subject to regulatory approval, to lease a seventh branch site on West Main Street near the University of Virginia in Charlottesville that an acquired statewide bank will close in mid-1998.

Net Income

         Net income for the year ending December 31, 1997 was $898,000, ($.61 per share), a 161.8% increase when compared to calendar year 1996 earnings of $343,000 ($.37 per share). These increased earnings were primarily a result of an increased net interest margin and gains on the sale of loans and securities resulting from a favorable interest rate environment during a restructuring of the balance sheet. These increased revenues were partially offset by expenses relating to the conversion to a state-chartered commercial bank in June 1997 and costs relating to the expansion of the branch network. Calendar 1997 was positively impacted by the first full year of operations for the combined corporate headquarters and branch that was opened on the east side of Charlottesville, Virginia in December 1996. Also, in May 1997, a fifth full-service branch was opened in Harrisonburg, Virginia.

         In calendar year 1996, earnings were adversely affected by the one-time SAIF assessment and reclassification of investment securities resulting in a charge to earnings of approximately $325,000 (net of tax effect). The return on average assets was 0.7% for the year ended December 31, 1997, compared to 0.3% for the calendar year ended December 31, 1996.

         For the six months ended December 31, 1996, the Corporation experienced a 102% decrease in earnings from the same period in 1995. During the six months ended December 31, 1996, the Corporation's net loss was $6,000 compared to earnings of $299,000 for the same period in 1995. Income decreased during the six months ended December 31, 1996, due to a loss of $237,000 when it restructured its investment portfolio and a one time special assessment of $347,000 to recapitalize the Savings Association Insurance Fund ("SAIF"). In order for Guaranty to convert to a commercial bank, securities classified as available for sale had to be reclassified as trading securities. This resulted in a mark to market loss of $237,000 which was charged against net income and adjusted the basis of the securities. Without these items, Guaranty would have reported an after tax net income of $376,000 for the six months ended December 31, 1996.

         Guaranty's performance in its fiscal year ended June 30, 1996 showed improvement over the year ended June 30, 1995. Net income increased 71.0% in fiscal 1996 to $643,000 compared to $376,000 in fiscal 1995. After a 69.4% increase in average shares outstanding following a 360,000 share public offering completed on June 22, 1995, earnings per share were constant at $.70. Return on average equity during fiscal 1996 increased to 10.2% from 9.7% for fiscal 1995. The return on average assets was 0.6% in fiscal 1996, compared to 0.4% in fiscal 1995. Fiscal 1996 marked the first year since 1989 that Guaranty's average earning assets have increased significantly over the prior fiscal year. From 1989 through fiscal 1995, due to capital constraints, management was forced to downsize the Bank. Average interest earning assets increased 6.9% from $89.42 million in fiscal 1995 to $95.57 million in fiscal 1996. Total interest bearing deposits on average increased 13.8% from $54.43 million in fiscal 1995 to $61.9 million in fiscal 1996. Average balances of securities increased 38.0% while, on average, loans were relatively flat, up only 2.0% from fiscal 1995 to fiscal 1996.

Net Interest Income

         Net interest income is the major component of Guaranty's earnings and is equal to the amount by which interest income exceeds interest expense.
Earning assets consist primarily of loans and securities, while deposits and borrowings represent the major portion of interest bearing liabilities. Changes in the volume and mix of assets and liabilities, as well as changes in the yields and rates paid, determine changes in net interest income. The net interest margin is calculated by dividing net interest income by average earning assets.

         Net interest income was $3.5 million for the year ended December 31, 1997, 33.9% greater than the $2.6 million earned during calendar year 1996. This improvement in net interest income was primarily due to volume increases in the securities and loan portfolios. Average loans increased 9.6% for the year ended December 31, 1997. The average balance of the securities portfolio was $22.6 million in 1997, up $7.7 million, or 51.9% over calendar year 1996. Although market interest rates declined during the year ended December 31, 1997, the yield on average loans increased 20 basis points from 8.3% in 1996 to 8.5% in 1997. The average yield on securities declined from 7.4% in calendar 1996 to 7.0% in 1997. Also contributing to the improvement in net interest income for the year ended December 31, 1997 was a decline in the cost of average total interest bearing liabilities from 5.6% in 1996 to 5.3% in 1997. The average rate paid on interest bearing deposits decreased 7 basis points. The increase in net interest margin was achieved from both volume gains and widening spreads. The increase in average securities was a result of loan demand not keeping pace with increases in deposits through the summer of 1997. This trend reversed in late 1997 as a result of the expanded branch network and additional loan officers.

         Net interest income was $1.3 million for the six month period ended December 31, 1996, 15.5% greater than the $1.2 million reported for the same period in 1995. This improvement in net interest income was primarily due to volume increases in the securities portfolio and to higher average yields on the loan portfolio. The average balance of the securities portfolio was $17.6 million for the six month period ended December 31, 1996, up 124.7% over the same period in 1995. The average balance of the loan portfolio was $83.8 million for the six month period ended December 31, 1996, up 7.6% over the same period in 1995. The yield on average loans increased 4 basis points from 8.2% during the six month period ended December 31, 1995 to 8.2% for the same period in 1996, while the yield on securities declined 182 basis points to 7.2% for the six month period ended December 31, 1996 from 9.0% for the same period in 1995. Also contributing to the improved net interest margin was a 38 basis point decrease in the rate paid on average interest bearing liabilities to 5.6% for the six month period ended December 31, 1996 from 5.9% for the same period in 1995.

         Net interest income was $2.4 million in fiscal 1996, 14.1% greater than the $2.1 million reported during fiscal 1995. This improvement in net interest income was primarily due to volume increases in the securities portfolio and to higher average yields on the loan portfolio. The average balance of the securities portfolio was $10.5 million in fiscal 1996, up $3.0 million, or 40.2% over fiscal 1995. The average balance of the loan portfolio was $79.9 million in fiscal 1996, up $1.5 million, or 2.0% over fiscal 1995. The yield on average loans increased 54 basis points from 7.5% in fiscal 1995 to 8.1% in fiscal 1996, while the yield on securities declined 12 basis points to 7.8% in fiscal 1996 from 7.9% in fiscal 1995. Also contributing to the improvement in net interest income in fiscal 1996 was a decline in the average amount of FHLB advances and borrowings of $1.2 million, or 4.5%, to $25.8 million in fiscal 1996, from $27.0 million in fiscal 1995, and a decline in the average rates paid on such borrowings of 22 basis points from 6.3% in fiscal 1995 to 6.0% in fiscal 1996. A $9.5 million, or 24.5% increase in the average balances of certificates of deposits from $38.9 million in fiscal 1995 to $48.5 million in fiscal 1996, more than offset a slight decline in other deposit accounts and enabled Guaranty to reduce FHLB advances and increase balances of investment securities. The average rate paid on interest bearing deposits increased 58 basis points to 5.1% in fiscal 1996 from 4.5% in fiscal 1995 but, with the decline in volume and rates on FHLB advances, the average rates paid on all interest bearing liabilities increased only 25 basis points to 5.7% in fiscal 1996 from 5.4% in fiscal 1995.

         The following table sets forth average balances of total interest earning assets and total interest bearing liabilities for the periods indicated, showing the average distribution of assets, liabilities, stockholders' equity and the related income, expense, and corresponding weighted average yields and costs.

  Average Balances, Interest Income and Expenses, and Average Yields and Rates

                                                                      Six Months
                              Year Ended December 31               Ended December 31
                              ----------------------               -----------------
                                         1997                             1996
                                         ----                             ----
                                         Average                         Average
                             Average     Income/   Yield/    Average     Income/   Yield/
                            Balance(1)   Expense   Rate(2)   Balance(1)  Expense   Rate(2)
                            ----------   -------   -------   ----------  -------   -------

                                                 (Dollars in thousands)
Assets
Interest Earning Assets:
 Securities...............    $22,637     $1,590     7.02%     $17,640     $631     7.15%
 Loans(3).................     89,222      7,584     8.50%      83,816    3,455     8.24%
 Interest bearing deposits
  in other banks..........      5,605        346     6.17%       5,257      190     7.23%
                                -----        ---                 -----      ---
  Total interest earning
    assets................    117,464      9,520     8.10%     106,713    4,276     8.01%
                              -------      -----               -------    -----
Noninterest earning assets:
 Cash and due from banks..      1,898                            1,082
 Premises and equipment...      5,508                            4,038
 Other assets.............      2,624                            2,680
 Less: Allowance for loan
  losses..................      (890)                            (826)
                                -----                            -----
  Total noninterest earning
    assets................      9,140                            6,974
                                -----                            -----
    Total assets..........   $126,604                         $113,687
                             ========                         ========
Liabilities and
  Stockholders' Equity
Interest Bearing Liabilities:
 Interest bearing deposits:
  Demand/MMDA accounts....    $11,110       $289     2.60%      $8,765     $121     2.76%
  Savings.................      5,654        190     3.36%       4,870       83     3.41%
  Certificates of deposits     80,779      4,443     5.50%      63,346    1,756     5.54%
                               ------      -----                ------    -----
   Total interest bearing
    deposits..............     97,543      4,922     5.05%      76,981    1,960     5.09%
  FHLB advances and other
   borrowings.............     14,070        804     5.71%      25,871      745     5.76%
  Bonds payable...........      2,583        312    12.08%       3,060      235    15.36%
                                -----        ---                 -----      ---
   Total interest bearing
    liabilities/total
    interest expense......    114,196      6,038     5.29%     105,912    2,940     5.55%
                              -------      -----               -------    -----
Noninterest bearing
liabilities:
  Demand deposits.........      1,658                            1,324
  Other liabilities.......        903                              809
                                  ---                              ---
   Total liabilities......    116,757                          108,045
Stockholders' equity......      9,847                            5,642
                                -----                            -----
   Total liabilities and
    stockholders' equity..   $126,604                         $113,687
                             ========                         ========
Interest spread (4).......                           2.82%                          2.46%
Net interest income/net
 interest margin (5)......                $3,482     2.96%               $1,336     2.50%
                                          ======                         ======




                                                               Year ended June 30
                                        ---------------------------------------------------------------
                                                       1996                            1995
                                                       ----                            ----
                                                      Average                         Average
                                         Average      Income/   Yield/    Average     Income/   Yield/
                                         Balance(1)   Expense   Rate(2)   Balance(1)  Expense   Rate(2)
                                         ----------   -------   -------   ----------  -------   -------

                                                         (Dollars in thousands)
Assets
Interest Earning Assets:
 Securities................                $10,523       $820     7.79%       $7,506     $594    7.91%
 Loans(3)..................                 79,885      6,442     8.06%       78,382    5,897    7.52%
 Interest bearing deposits
  in other banks...........                  5,163        355     6.88%        3,531      298    8.44%
                                             -----        ---                  -----      ---
  Total interest earning
    assets.................                 95,571      7,617     7.97%       89,419    6,789    7.59%
                                            ------      -----                 ------    -----
Noninterest earning assets:
 Cash and due from banks...                  2,011                             1,290
 Premises and equipment....                  1,427                               415
 Other assets..............                  2,377                             1,876
 Less: Allowance for loan
  losses...................                  (756)                             (749)
                                             -----                             -----
  Total noninterest earning
    assets.................                  5,059                             2,832
                                             -----                             -----
    Total assets...........               $100,630                           $92,251
                                          ========                           =======
Liabilities and
  Stockholders' Equity
Interest Bearing Liabilities:
 Interest bearing deposits:
  Demand/MMDA accounts.....                 $8,927       $245     2.74%       $9,895     $280    2.83%
  Savings..................                  4,541        152     3.35%        5,596      193    3.45%
  Certificates of deposits                  48,460      2,735     5.64%       38,938    1,967    5.05%
                                            ------      -----                 ------    -----
   Total interest bearing
    deposits...............                 61,928      3,132     5.06%       54,429    2,440    4.48%
  FHLB advances and other
   borrowings..............                 25,773      1,553     6.03%       26,991    1,688    6.25%
  Bonds payable............                  3,520        507    14.40%        4,275      535   12.51%
                                             -----        ---                  -----      ---
   Total interest bearing
    liabilities/total
    interest expense.......                 91,221      5,192     5.69%       85,695    4,663    5.44%
                                            ------      -----                 ------    -----
Noninterest bearing
liabilities:
  Demand deposits..........                  1,066                               787
  Other liabilities........                  2,062                             1,880
                                             -----                             -----
   Total liabilities.......                 94,349                            88,362
Stockholders' equity.......                  6,281                             3,889
                                             -----                             -----
   Total liabilities and
    stockholders' equity                  $100,630                           $92,251
                                          ========                           =======
Interest spread (4)........                                       2.28%                          2.15%
Net interest income/net
 interest margin (5).......                            $2,425     2.54%                $2,126    2.38%
                                                       ======                          ======

(1) Average balances are computed on daily balances and Management believes such balances are representative of the operations of the Corporation.
(2) Yield and rate percentages are all computed through the annualization of interest income and expenses versus the average balances of their respective accounts.
(3) Non-accrual loans are included in the average loan balances, and income on such loans is recognized on a cash basis.
(4) Interest spread is the average yield earned on interest earning assets, less the average rate incurred on interest bearing liabilities.
(5) Net interest margin is net interest income, expressed as a percentage of average earning assets.

         The following table describes the impact on Guaranty's interest income resulting from changes in average balances and average rates for the periods indicated. The change in interest due to both volume and rate has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the change in each.

                            Volume and Rate Analysis

                                                                     Six Months Ended
                                                                     December 31, 1996
                                Year Ended December 31, 1997            compared to           Year Ended June 30, 1996
                                        compared to                  Six Months Ended                compared to
                                Year Ended December 31, 1996         December 31, 1995        Year Ended June 30, 1995
                                       Change Due To:                 Change Due To:                Change Due To:
                                ----------------------------  ----------------------------  ---------------------------
                                 Increase                      Increase                      Increase
                                (Decrease)   Rate     Volume  (Decrease)   Rate     Volume  (Decrease)  Rate     Volume
                                ----------   ----     ------  ----------   ----     ------  ----------  ----     ------

Interest income:
  Securities..................        $490    ($54)     $544        $279   ($143)     $422       $226     ($9)     $235
  Loans.......................         827      163      664         262       31      231        545      430      115
  Interest bearing deposits in
    other banks...............        (38)     (49)       11          30     (39)       69         57     (38)       95
                                      ----     ----       --          --     ----       --         --     ----  -------

    Total interest income.....       1,279       60    1,219         571    (151)      722        828      383      445
Interest expense:
  Interest bearing deposits:
  Demand/MMDA accounts........          50     (13)       63         (6)      (2)      (4)       (35)      (9)     (26)
  Savings.....................          34      (1)       35           3      (0)        3       (41)      (5)     (36)
  Certificates of deposits....       1,159     (59)    1,218         550    (132)      682        768      248      520
                                     -----     ---     -----         ---    ----       ---        ---      ---      ---
    Total   interest   bearing
      deposits................       1,243     (73)    1,316         547    (134)      681        692      234      458
FHLB advances and other.......       (638)     (10)    (628)       (111)    (154)       43      (135)    (129)      (6)
Bonds payable.................       (154)     (78)     (76)        (40)       35     (75)       (28)      166    (194)
                                     ----      ---      ---         ---        --     ---        ---       ---    -----

    Total interest expense....         451    (161)      612         396    (253)      649        529      271      258
                                       ---    -----      ---         ---    -----      ---        ---  -------  -------
Net interest income...........        $828     $221     $607        $175     $102      $73       $299     $112     $187
                                      ====     ====     ====        ====     ====      ===       ====  =======  =======


Interest Sensitivity

         An important element of both earnings performance and liquidity is the management of the interest sensitivity gap. The interest sensitivity gap is the difference between interest-sensitive assets and interest-sensitive liabilities maturing or repricing within a specific time interval. The gap can be managed by repricing assets or liabilities, by selling investments held for sale, by replacing an asset or liability prior to maturity, or by adjusting the interest rate during the life of an asset or liability. Matching the amounts of assets and liabilities repricing in the same time interval helps to hedge the risk and minimize the impact on net income of changes in market interest rates.

         Guaranty evaluates interest rate risk and then formulates guidelines regarding asset generation and pricing, funding sources and pricing, and off-balance sheet commitments in order to decrease sensitivity risk. These guidelines are based upon management's outlook regarding future interest rate movements, the state of the regional and national economy, and other financial and business risk factors.

         At December 31, 1997, Guaranty had $19.0 million more in liabilities than assets that reprice within one year or less and therefore was in a liability-sensitive position. A negative gap adversely impacts earnings in a period of rising interest rates. This negative position is primarily a result of maturing certificates of deposit. As a result of loan and security sales in January 1998, Guaranty's ratio of cumulative rate sensitive assets to rate sensitive liabilities was 99.3% in a one year time frame. This trend is expected to continue as prime rate lending is increased. In addition, a principal focus of deposit marketing programs will be the attraction of low rate transaction accounts.

         Guaranty has an Asset/Liability Committee ("ALCO"). The ALCO meets to discuss deposit pricing, changes in borrowed money, investment and trading activity, loan sale activities, liquidity levels and the overall interest sensitivity. The actions of this committee are reported to the Board of Directors monthly. The daily monitoring of interest rate risk, investment and trading activity, along with any other significant transactions are managed by the CEO and CFO with input from other ALCO members.

         The following table presents the amounts of Guaranty's interest sensitive assets and liabilities that mature or reprice in the periods indicated.

                          Interest Sensitivity Analysis

                                                                                  December 31, 1997
                                                                              Maturing or Repricing In:
                                                                  --------------------------------------------------
                                                                   3 Months        4-12          1-5          Over
                                                                   or less        Months        Years       5 Years
                                                                   -------        ------        -----       -------
                                                                                (Dollars in thousands)
Interest-sensitive assets:
  Loans.....................................................          $35,586     $28,562       $6,765       $31,594
  Investments and mortgage-backed securities(1).............            1,066         270        1,016        13,324
  Deposits at other institutions............................            3,078           -            -             -
                                                                        -----           -            -             -
    Total interest-sensitive assets.........................           39,730      28,832        7,781        44,918
                                                                       ======      ======        =====        ======

Cumulative interest-sensitive assets........................           39,730      68,562       76,343       121,261

Interest-sensitive liabilities:
  NOW accounts (2)..........................................                -           -            -         9,266
  Money market deposit accounts.............................            4,001           -            -             -
  Savings accounts (3)......................................            1,608         901          772         3,152
  Certificates of deposit...................................           22,147      55,509       12,820             -
  Borrowed money............................................            2,989           -            -             -
  Bonds payable.............................................               95         283        1,023         1,118
                                                                           --         ---        -----         -----
    Total interest-sensitive liabilities....................          $30,840     $56,693      $14,615       $13,536
                                                                      =======     =======      =======       =======

Cumulative interest-sensitive liabilities...................          $30,840     $87,533     $102,148      $115,684

Period gap..................................................            8,890    (27,861)      (6,834)        31,382

Cumulative gap..............................................            8,890    (18,971)     (25,805)         5,577

Ratio of cumulative interest-sensitive
  assets to interest-sensitive liabilities..................          128.83%      78.33%       74.74%       104.82%

Ratio of cumulative gap to total assets.....................            6.80%    (14.52%)     (19.76%)         4.27%

--------------------
(1)      Includes Federal Home Loan Bank stock.
(2) The Corporation has found that NOW accounts are generally not sensitive to changes in interest rates and therefore has placed such deposits in the "over 5 years" category.
(3) In accordance with standard industry practice, decay factors have been applied to savings accounts.

Investments

         Total available for sale and trading securities decreased 24.4% to $12.6 million at December 31, 1997 from $16.7 million at December 31, 1996. The overall decrease was primarily a result of securities sales to provide liquidity to fund anticipated loan closings during the first half of 1998. At December 31, 1996, as a result of a combined federal and state examination relating to the banks conversion to a state chartered commercial bank, $15.7 million of available for sale securities were reclassified as trading. Subsequently, on January 1, 1997, these securities were transferred back to available for sale, at the then current market value.

         Mortgage-backed securities available for sale increased in fiscal 1996 due to the growth in deposits. Since loan growth was not increasing at the rate of deposit growth, the excess funds were invested in mortgage-backed securities.

         The following table shows the amortized cost and fair market value of investment securities and mortgage-backed securities at the dates indicated.

                                   Investments

                                        December 31,        December 31,                     June 30,
                                             1997                1996                1996                1995
                                     ------------------  ------------------  ------------------    ----------------
                                         Cost    Market      Cost    Market      Cost    Market      Cost    Market
                                         ----    ------      ----    ------      ----    ------      ----    ------
                                                                 (Dollars in thousands)
Held-to-maturity
  Mortgage-backed securities....       $2,745    $2,759    $3,157    $3,349   $ 3,731   $ 3,879   $ 4,733   $ 4,887
  Other.........................          100       100         -         -         -         -         -         -
                                      -------   -------   -------   -------   -------   -------   -------   -------
    Total held-to-maturity......        2,845     2,859     3,157     3,349     3,731     3,879     4,733     4,887

Available for sale
  Bonds.........................       11,415    11,474         -         -         -         -         -         -
  U.S. Government Obligations ..           50        50         -         -         -         -         -         -
  Mortgage-backed securities....            -         -         -         -     9,993     9,564         -         -
                                      -------   -------   -------   -------   -------   -------   -------   -------
    Total available for sale....       11,465    11,524         -         -     9,993     9,564         -         -

Trading
  Mortage Backed Securities.....            -         -    16,937    16,736         -         -         -         -
  U.S. Government Obligations...        1,031     1,032         -         -         -         -         -         -
                                      -------   -------   -------   -------   -------   -------   -------   -------
    Total trading...............        1,031     1,032         -         -         -         -         -         -

Restricted......................            7         7         -         -         -         -         -         -
Federal Reserve Bank stock......           72        72         -         -         -         -         -         -
Federal Home Loan Bank stock....          860       860     1,360     1,360     1,360     1,360     1,360     1,360
Other...........................           71        80         -         -         -         -         -         -
                                      -------   -------   -------   -------   -------   -------   -------   -------
      Total.....................      $16,280   $16,354   $21,454   $21,445   $15,084   $14,803   $ 6,093   $ 6,247
                                      =======   =======   =======   =======   =======   =======   =======   =======


         The table below shows the weighted average expected yields, maturities and expected principal repayments, at carrying value, of held to maturity and available for sale debt securities at December 31, 1997:

                            Maturities of Investments

Maturity or Expected                           After One But      After Five But
Principal Repayment       Within One Year    Within Five Years  Within Ten Years     After Ten Years          Total
                        -----------------   ------------------  -----------------  ------------------  ------------------
                           Amount   Yield     Amount   Yield      Amount   Yield     Amount   Yield      Amount    Yield
                           ------   -----     ------   -----      ------   -----     ------   -----      ------    -----
                                                                 (In thousands)
Held to maturity:
  Mortgage-backed
    securities........       $165    8.00%      $883     8.26%      $411    8.53%    $1,286     8.53%     $2,745    8.46%
  Other...............        100    5.25%         -         -         -        -         -         -        100    5.25%

Available for sale:
  Bonds...............          -        -     1,014     6.75%     3,039    6.65%     7,421     7.98%     11,474    7.52%
                             ----     ----    ------     -----     -----    -----     -----     -----    -------    -----

  Total...............      $ 265             $1,897              $3,450             $8,707             $ 14,319
                            =====             ======               =====              =====              =======


         The following table sets forth the composition of Guaranty's investment portfolio at the dates indicated.

                       Portfolio of Investment Securities



                                   Year Ended        Six Months Ended
                                  December 31,          December 31,                 Year Ended June 30,
                                  ------------          ------------       -----------------------------------------
                                       1997                  1996                 1996                   1995
                                ------------------   -----------------     -------------------  --------------------
                                  Book      % of        Book      % of       Book       % of       Book       % of
                                 Value      Total      Value      Total     Value      Total      Value      Total
                                 -----      -----      -----      -----     -----      -----      -----      -----
                                                              (Dollars in thousands)
Investment securities:
  FHLMC mortgage-backed
    securities...........         $2,745    16.73%     $6,819     32.08%    $7,459     50.89%     $4,733     77.68%
  GNMA mortgage-backed
    securities...........              -     0.00%     11,967     56.31%     5,836     39.81%          -      0.00%
  Corporate bonds .......         11,474    70.23%          -      0.00%         -      0.00%          -      0.00%
  Treasury notes ........          1,082     6.29%      1,104      5.19%         -      0.00%          -      0.00%
   Other.................            100      .58%          -      0.00%         -      0.00%          -      0.00%
                                  ------    ------     ------     ------    ------     ------      -----     ------
    Subtotal.............         15,401    93.83%     19,980     93.58%    13,295     90.70%      4,733     77.68%
                                  ------    ------     ------     ------    ------     ------      -----     ------

Other:
FHLB stock...............            860     5.24%      1,360      6.42%     1,360      9.28%      1,360     22.32%
FRB Stock................             72     0.44%          -      0.00%         -      0.00%          -      0.00%
Other....................              7     0.49%          3      0.01%         3      0.02%          -      0.00%
                                  ------    ------     ------     ------    ------     ------      -----    -------

Total investment
securities ..............        $16,340   100.00%    $21,250    100.00%   $14,658    100.00%     $6,093    100.00%
                                 =======   =======    =======    =======   =======    =======     ======    =======

Loans

         Net loans consist of total loans minus undisbursed loan funds, deferred loan fees and the allowance for loan losses. Net loans were $99.7 million at December 31, 1997, an increase of 22.65% over December 31, 1996. Net loans were $84.1 million at June 30, 1996, an 11.8% increase over net loans of $75.2 million at June 30, 1995. Net loans decreased 3.3% in the fiscal year ended June 1995 from a balance of $77.8 million at June 30, 1994. The average balance of total loans as a percentage of average assets was 70.5%, 73.7%. and 79.4% for the year ended December 31, 1997, the six month period ended December 31, 1996 and the fiscal year ended June 30, 1996, respectively.

         The following tables set forth the composition of Guaranty's loan portfolio in dollars and percentages at the dates indicated.

                            Loan Portfolio by Amount

                                     December 31,    December 31,                         June 30,
                                     ------------    ------------    ----------------------------------------------
                                          1997           1996         1996         1995         1994          1993
                                          ----           ----         ----         ----         ----          ----
                                                               (Dollars in thousands)
Mortgage Loans:
  Residential......................      $66,035        $67,016      $66,136      $62,175      $67,385      $59,845
  Commercial.......................       16,641          8,486        7,670        4,508        4,251        4,155
  Construction and land loans......       18,263          5,220        8,813        8,887        5,819        4,900
                                          ------          -----        -----        -----        -----        -----
    Total real estate..............      100,939         80,722       82,619       75,570       77,455       68,900

Consumer loans (1).................        6,705          4,175        5,386        4,580        3,685        4,462
      Total loans receivable.......      107,644         84,897       88,005       80,150       81,140       73,362
                                         -------         ------       ------       ------       ------       ------
Less:
  Undisbursed loans in
    process........................        6,752          2,467        2,824        3,858        2,249        1,978
  Deferred fees and unearned
    discounts......................          282            290          314          323          382          442
  Allowance for losses.............          935            870          786          747          754          746
                                             ---            ---          ---          ---          ---          ---
    Total net items................        7,969          3,627        3,924        4,928        3,385        3,166
                                           -----          -----        -----        -----        -----        -----
      Total loans receivable, net..      $99,675        $81,270      $84,081      $75,222      $77,755      $70,196
                                         =======        =======      =======      =======      =======      =======

-------------------
(1) Includes commercial business loans of approximately $503,000.


                    Loan Portfolio by Percent of Gross Loans

                               December 31,    December 31,                             June 30,
                               ------------    ------------     ------------------------------------------------
                                   1997            1996           1996          1995         1994          1993
                                   ----            ----           ----          ----         ----          ----
Mortgage Loans:
  Residential.................     61.34%         78.94%          75.15%       77.57%        83.05%       81.57%
  Commercial..................     15.45          10.00            8.72         5.62          5.24         5.67
  Construction and land loans.     16.97           6.15           10.01        11.09          7.17         6.68
                                   -----           ----           -----        -----          ----         ----
    Total real estate.........     93.76          95.09           93.88        94.29         95.46        93.92

Consumer and other loans......      6.24           4.91            6.12         5.71          4.54         6.08
                                    ----           ----            ----         ----          ----         ----
      Total loans receivable..    100.00%        100.00%         100.00%      100.00%       100.00%      100.00%
                                  =======        =======         =======      =======       =======      =======

         The following tables show the composition of Guaranty's loan portfolio by fixed and adjustable rate at the dates indicated.

                 Fixed Rate and Adjustable Rate Loans by Amount

                                        December 31,   December 31,                          June 30,
                                        ------------   ------------    ---------------------------------------------
                                            1997           1996           1996        1995        1994         1993
                                            ----           ----           ----        ----        ----         ----
                                                                 (Dollars in thousands)
Fixed - Rate Loans:
  Real Estate
    Residential.................            $26,514        $26,061      $28,907     $23,577     $27,796      $22,105
    Construction and land
      loans.....................                 37            138          339          69           -            -
                                                 --            ---          ---          --           -            -
      Total real estate.........             26,551         26,199       29,246      23,646      27,796       22,105
Consumer loans..................              3,099          1,396          597         736         691        1,547
                                              -----          -----          ---         ---         ---        -----
      Total fixed-rate loans....             29,650         27,595       29,843      24,382      28,487       23,652

Adjustable-Rate Loans:
  Real Estate
    Residential.................             39,521         40,955       37,229      38,598      39,590       37,740
    Commercial..................             16,641          8,486        7,670       4,508       4,251        4,155
    Construction and land
      loans.....................             18,226          5,082        8,474       8,818       5,819        4,900
                                             ------          -----        -----       -----       -----        -----
      Total real estate.........             74,388         54,523       53,373      51,924      49,660       46,795
Consumer loans..................              3,606          2,779        4,789       3,844       2,993        2,915
                                              -----          -----        -----       -----       -----        -----
      Total adjustable-rate
        loans...................             77,994         57,302       58,162      55,768      52,653       49,710
                                             ------         ------       ------      ------      ------       ------
        Total loans receivable..            107,644         84,897       88,005      80,150      81,140       73,362
                                            -------         ------       ------      ------      ------       ------
Less:
  Undisbursed loans in
    process.....................              6,752          2,467        2,824       3,858       2,249        1,978
  Deferred fees and
    unearned discounts..........                282            290          314         323         382          442
  Allowance for losses..........                935            870          786         747         754          746
                                                ---            ---          ---         ---         ---          ---
    Total net items.............              7,969          3,627        3,924       4,928       3,385        3,166
                                              -----          -----        -----       -----       -----        -----
      Total loans receivable,
        net.....................            $99,675        $81,270      $84,081     $75,222     $77,755      $70,196
                                            =======        =======      =======     =======     =======      =======


               Fixed Rate and Adjustable Rate Loans By Percentage

                                        December 31,   December 31,                        June 30,
                                        ------------   ------------   ----------------------------------------------
                                            1997           1996            1996        1995        1994        1993
                                            ----           ----            ----        ----        ----        ----
Fixed - Rate Loans:
  Real Estate
    Residential...............               24.63%         30.70%       32.84%      29.41%      34.26%      30.13%
    Construction and land
      loans...................                 .03%           .16%        0.39%       0.09%       0.00%       0.00%
                                               ----           ----        -----       -----       -----       -----
      Total real estate                      24.66%         30.86%       33.23%      29.50%      34.26%      30.13%
Consumer loans................                2.88%          1.64%        0.68%       0.92%       0.85%       2.11%
                                              -----          -----        -----       -----       -----       -----
      Total fixed-rate loans..               27.54%         32.50%       33.91%      30.42%      35.11%      32.24%

Adjustable-Rate Loans:
  Real Estate
    Residential...............               36.71%         43.04%       42.30%      48.16%      48.79%      51.45%
    Commercial................               15.46%          9.38%        8.72%       5.62%       5.24%       5.66%
    Construction and land
      loans...................               16.93%          8.52%        9.63%      11.00%       7.17%       6.68%
                                             ------          -----        -----      ------       -----       -----
      Total real estate.......               69.10%         60.94%       60.65%      64.78%      61.20%      63.79%
Consumer loans................                3.36%          6.56%        5.44%       4.80%       3.69%       3.97%
                                              -----          -----        -----       -----       -----       -----
      Total adjustable-rate
        loans.................               72.46%         67.50%       66.09%      69.58%      64.89%      67.76%
                                             ------         ------       ------      ------      ------      ------
        Total loans receivable              100.00%        100.00%      100.00%     100.00%     100.00%     100.00%
                                            =======        =======      =======     =======     =======     =======


         The following tables summarize the contractual repayment terms of gross loans as of December 31, 1997, as well as the amount of fixed rate and variable rate loans due after December 31, 1997. The tables have not been adjusted for estimates of prepayments and do not reflect periodic repricing of adjustable rate loans.

                        Loan Portfolio Maturity Schedule


                                  Balance                  Principal Repayment Contractually Due
                                Outstanding               in 12-Month Period Ending December 31,
                                -----------   ------------------------------------------------------------------
                                December 31,                                       2001-     2003-     2008 and
                                   1997            1998       1999      2000        2002      2007   Thereafter
                                   ----            ----       ----      ----        ----      ----   ----------
                                                               (In thousands)

Residential and
  commercial real estate...      $82,676         $6,758     $1,760    $2,048      $6,944   $16,646      $48,520
Construction...............       18,263         18,263          -         -           -         -            -
Consumer and other
  loans....................        6,705            431        545       837       4,140       588          164
                                 -------        -------       ----     -----      ------   -------      -------
  Total....................     $107,644        $25,452     $2,305    $2,885     $11,084   $17,234      $48,684
                                ========        =======     ======    ======     =======   =======      =======


         Contractual principal repayments of loans do not necessarily reflect the actual term of Guaranty's loan portfolio. The average life of mortgage loans is substantially less than their contractual terms because of loan prepayments and enforcement of due-on-sale clauses, which gives Guaranty the right to declare a loan immediately due and payable in the event, among other things, the borrower sells the real property subject to the mortgage and the loan is not repaid. In addition, certain borrowers increase their equity in the security property by making payments in excess of those required under the terms of the mortgage.

Asset Quality

         Asset quality is an important factor in the successful operation of a financial institution. Federal regulations require insured institutions to classify their own assets and to establish prudent general allowances for losses for assets classified "substandard" or "doubtful." For the portion of assets classified as "loss," an institution is required to either establish specific allowances of 100% of the amount classified or charge such amounts off its books. Assets which do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories  but possess  potential  weaknesses  are  required  to be  designated
"special mention" by management. On the basis of management's review of its assets, at December 31, 1997, Guaranty had classified $2.9 million of its assets as substandard, $8,000 as loss and none as doubtful. Not all of Guaranty's assets that have been classified are included in the table of non-performing assets set forth below. Several of these loans are classified because of previous credit problems but are performing.

         Unless well secured and in the process of collection, Guaranty places loans on a nonaccrual status after being delinquent greater than 90 days, or earlier in situations in which the loans have developed inherent problems that indicate payment of principal and interest may not be made in full. Whenever the accrual of interest is stopped, previously accrued but uncollected interest income is reversed. Thereafter, interest is recognized only as cash is received. The loan is reinstated to an accrual basis after it has been brought current as to principal and interest under the contractual terms of the loan.

         The following table reflects the composition of nonperforming assets at the dates indicated.

                              Nonperforming Assets

                                          December 31    December 31                       June 30
                                          -----------    -----------   --------------------------------------------
                                             1997           1996          1996        1995        1994        1993
                                             ----           ----          ----        ----        ----        ----
                                                                 (Dollars in thousands)
Nonaccrual loans...........................  $1,436         $1,670      $1,458      $1,556     $   887        $934
Restructured loans.........................       -             11          11          12         415       1,143
                                                  -             --          --          --         ---       -----
    Total non-performing loans.............   1,436          1,681       1,469       1,568       1,302       2,077
                                              -----          -----       -----       -----       -----       -----
Foreclosed assets..........................      65             51          41         122           -           -
                                                 --             --          --         ---           -           -
    Total non-performing assets............   1,501          1,732       1,510       1,690       1,302       2,077
                                              -----          -----       -----       -----       -----       -----
Loans past due 90 or more days and
  accruing interest........................    $189           $  -         $19          $1        $288        $190
Non-performing loans to total loans
  at period end............................   1.42%          1.98%       1.67%       2.06%       1.65%       2.91%
Non-performing assets to period end
  total loans and foreclosed assets........   1.49%          2.04%       1.72%       2.21%       1.65%       2.91%


Delinquent and Problem Loans

         When a borrower fails to make a required payment on a loan, Guaranty attempts to cure the delinquency by contacting the borrower. A notice is mailed to the borrower after a payment is 17 days past due and again when the loan is 30 days past due. For most loans, if the delinquency is not cured within 60 days, Guaranty issues a notice of intent to foreclose on the property and if the delinquency is not cured within 90 days, Guaranty may institute foreclosure action. If foreclosed on, real property is sold at a public sale and may be purchased by Guaranty. In most cases, deficiencies are cured promptly.

         The following table sets forth information concerning delinquent mortgage and other loans at December 31, 1997. The amounts presented represent the total remaining principal balances of the related loans, rather that the actual payment amounts which are overdue.

                                Delinquent Loans

                                  Residential          Commercial          Construction
                                  Real Estate          Real Estate           and Land             Consumer
                              -----------------    -----------------    -----------------    -----------------
                              Number     Amount    Number     Amount    Number     Amount    Number     Amount
                              ------     ------    ------     ------    ------     ------    ------     ------
                                                          (Dollars in thousands)
Loans delinquent for:
  31-59 days...........           16     $1,260         -         $-         -         $-         6      $  65
  60-89 days...........            3        515         -          -         -          -         1         68
  90 days and over.....           11        862         -          -         -          -         1        140
                                  --        ---         -          -         -          -         -        ---

    Total delinquent loans        30     $2,637         -         $-         -         $-         8       $273
                                  ==     ======         =         ==         =         ==         =       ====


Allowance for Losses on Loans and Real Estate

         Guaranty provides valuation allowances for anticipated losses on loans and real estate when its management determines that a significant decline in the value of the collateral has occurred, if the value of the collateral is less than the amount of the unpaid principal of the related loan plus estimated costs of acquisition and sale. In addition, Guaranty also provides reserves based on the dollar amount and type of collateral securing its loans, in order to protect against unanticipated losses. A loss experience percentage is established for each loan type and is reviewed annually. Each quarter, the loss percentage is applied to the portfolio, by product type, to determine the minimum amount of reserves required. Although management believes that it uses the best information available to make such determinations, future adjustments to reserves may be necessary, and net income could be significantly affected, if circumstances differ substantially from the assumptions used in making the initial determinations.

         An analysis of the allowance for loan losses, including charge-off activity, is presented below for the periods indicated.

                            Allowance for Loan Losses


                                                           Six Months
                                            Year Ended        Ended
                                           December 31,   December 31,                 Year Ended June 30,
                                           ------------   ------------    -----------------------------------------
                                               1997           1996         1996        1995        1994        1993
                                               ----           ----         ----        ----        ----        ----
                                                                  (Dollars in thousands)
Balance at beginning of period.........         $870           $788        $747        $754        $746        $689
Provision (credit) charged to
   operations..........................          122             92          57        (10)          74          37
Charge-offs:
  Real estate..........................           57             10          39           -          66           -
  Consumer.............................            -              -           -           1           -           -

Recoveries:
  Real Estate..........................            -              -          19           -           -           -
  Consumer.............................            -              -           4           4           -          20
Net Charge-offs........................           57             10          16         (3)          66        (20)
                                                  --             --          --         ---          --        ----
Balance, end of period.................         $935           $870        $788        $747        $754        $746
                                                ====           ====        ====        ====        ====        ====

Allowance for loan losses to period
  end total loans......................        0.93%          1.06%       0.93%       0.98%       0.96%       1.05%
Allowance for loan losses to
   nonaccrual loans....................       67.20%         52.10%      54.05%      48.01%      85.01%      79.87%
Net charge-offs to average loans.......        0.06%          0.01%       0.02%       0.00%       0.09%     (0.03%)


Provision for Loan Losses

         For the year ended December 31, 1997, the provision for loan losses was $122,000, compared to $138,000 for calendar year 1996 and $92,000 for the six month period ended December 31, 1996. The provision for loan losses increased to $57,000 for the fiscal year ended June 30, 1996 from a credit of $9,000 for the fiscal year ended June 30, 1995. Guaranty monitors its loan loss allowance monthly and makes provisions as necessary. Management believes that the level of Guaranty's loan loss reserve is adequate. The provision decreased to a credit of $9,000 for the fiscal year ended June 30, 1995 from $74,000 for the fiscal year ended June 30, 1994.

         A breakdown of the allowance for loan losses in dollars and loans in each category to total loans in percentages is provided in the following tables. Because all of these factors are subject to change, the breakdown is not necessarily predictive of future loan losses in the indicated categories.

                     Allocation of Allowance for Loan Losses


                                                                    Six Months Ended
                                       Year Ended December 31          December 31            Year Ended June 30
                                                 1997                      1996                       1996
                                       -----------------------   -----------------------    -----------------------
                                                    Ratio of                   Ratio of                  Ratio of
                                                    Loans to                   Loans to                  Loans to
                                                      Total                      Total                     Total
                                                      Gross                      Gross                     Gross
                                        Allowance     Loans        Allowance     Loans       Allowance     Loans
                                        ---------     -----        ---------     -----       ---------     -----
                                                                  (Dollars in thousands)
Residential real estate..........       $  523         57.40%     $  471         73.74%       $  327       75.15%
Commercial real estate...........          166          8.12         179          9.38           194        8.72
Construction.....................           52         17.10          38          8.68            70       10.01
Consumer and other loans.........           43         17.38          13          8.20            40        6.12
Unallocated......................          115          -              8          -                -        -
                                           ---          -              -          -                -        -
  Total general allowance........          899        100.00%        709        100.00%          631      100.00%
                                                      =======                   =======                   =======
  Total specific allowance.......           36                       161                         157
                                            --                       ---                         ---
     Total allowance.............         $935                      $870                        $788
                                          ====                      ====                        ====



                                                                     Year Ended June 30
                                       -----------------------------------------------------------------------------
                                                 1995                      1994                       1993
                                       -----------------------   -----------------------    ------------------------
                                                    Ratio of                   Ratio of                  Ratio of
                                                    Loans to                   Loans to                  Loans to
                                                      Total                      Total                     Total
                                                      Gross                      Gross                     Gross
                                        Allowance     Loans        Allowance     Loans       Allowance     Loans
                                        ---------     -----        ---------     -----       ---------     -----
                                                                  (Dollars in thousands)
Residential real estate.............      $311         77.58%       $300         83.05%         $185       81.58%
Commercial real estate..............       220          5.62         253          5.24           270        5.66
Construction........................        86         11.09          62          7.17           108        6.68
Consumer and other loans............        32          5.71          30          4.54            15        6.08
                                            --          ----          --          ----            --        ----
  Total general allowance...........       649        100.00%        645        100.00%          578      100.00%
                                                      =======                   =======                   =======
  Total specific allowance..........        98                       109                         168
                                            --                       ---                         ---
      Total allowance...............      $747                      $754                        $746
                                          ====                      ====                        ====

Non-Interest Income

         Guaranty's non-interest income consists primarily of loan fees and servicing income, net gains on the sale of loans and securities, and fees and service charges on deposit accounts. For the year ended December 31, 1997, non-interest income totaled $1.9 million. Loan fees and servicing income were $456,000, gains on sales of loans and securities were $907,000, service charges on checking accounts totaled $166,000, gain on the sale of purchased servicing was $160,000, and other income was $178,000. Management concluded that the costs associated with managing the purchased servicing portfolio, which was secured by property located outside of Guaranty's market area, exceeded the benefits derived from the monthly servicing income. After this sale, primarily all of Guaranty's servicing portfolio is secured by property located in Guaranty's market area. Guaranty intends to continue to service all residential mortgage loans sold in the secondary market that it originates. This is consistent with its focus on a customer service approach to banking. Management does not anticipate purchasing any material servicing rights. Loan and securities sales were a result of the continued strategy of selling all newly originated fixed rate mortgage loans in the secondary market and a restructuring of the balance sheet to reduce interest rate risk relating to fixed rate mortgages and to provide liquidity to fund anticipated loan closings during the first half of 1998.

         For the six months ended December 31, 1996, non-interest income was $462,000. Loan fees and servicing income, gains on the sale of loans and securities, and service charges on checking comprised 57.8%, 15.8% and 11.3%, respectively, of total non-interest income for the six months ending December 31, 1997.

         In the years ended June 30, 1996, 1995 and 1994, loan fees and servicing income accounted for 55.1%, 74.8% and 317.3%, respectively, of non-interest income. Gains on sales of loans and securities were 21.9% and 0.0% of non-interest income in fiscal 1996 and fiscal 1995, respectively. In the year ended June 30, 1994, Guaranty had a loss of $491,000 on sales of loans and securities. Service charges on checking accounts were $90,000 in fiscal 1996 and $78,000 in each of the years ended June 30, 1995 and 1994.

         Non-interest income in fiscal year ended June 30, 1996 was $1.1 million, an increase of $235,000 or 27.0% over non-interest income of $872,000 in fiscal year 1995. Non-interest income for fiscal year ended June 30, 1995, increased by $745,000 or 591.0% over fiscal year 1994.

         Mortgage loan servicing is a significant business for Guaranty, and a by-product of its residential lending business. Guaranty derives fees from mortgage servicing rights ("MSRs"). Loan servicing includes collecting and remitting loan payments, accounting for principal and interest, holding escrow funds for payment of taxes and insurance, making required inspections of the mortgaged premises, contacting delinquent mortgagors, supervising foreclosures in the event of unremitted defaults and generally administering the loans for the investors to whom they have been sold. MSRs are assets that represent the rights to service mortgage loans and in turn to receive the service fee income associated with the mortgage loans. MSRs are amortized against income over the estimated average lives of the loans serviced. If loans are prepaid at rates faster than those originally assumed, adjustments may be required to the unamortized balance, which could result in charges to current earnings. Conversely, slower prepayment rates could result in increases in mortgage loan servicing income in future periods. At December 31, 1997, MSRs totaled $904,000. The weighted average note rate of mortgage loans serviced for others was 7.94% and 7.77% at December 31, 1997 and 1996, respectively. See "Financial Statements-Summary of Accounting Policies." At December 31, 1997 and 1996 loans serviced for others totaled $123.8 million and $172.8 million, respectively. Guaranty serviced loans for others aggregating approximately $168.4 million at June 30, 1996 and $169.6 million at June 30, 1995.

         Guaranty sells fixed rate residential production on an individual loan basis and securitizes loans through the creation of Federal National Mortgage Association ("FNMA"), Federal Home Loan Mortgage Corporation ("FHLMC") and Government National Mortgage Association ("GNMA") mortgage-backed securities.

         During the year ended December 31, 1997 and the six month period ended December 31, 1996, Guaranty sold $24.4 million and $11.8, respectively, of loans and securitized loans. Guaranty sold $7.3 million of fixed rate mortgage loans and securitized loans during fiscal year 1996, compared to $17.2 million in fiscal year 1995. The sale of fixed rate product creates liquidity and an income stream from servicing fees on loans sold.

         Guaranty also trades treasury securities in an effort to take advantage of short term movements in market interest rates. It is Guaranty's policy not to hold trading securities with a cost in excess of $5 million at one time. Trading securities are marked to market monthly. Sale of trading account securities totaled $89.5 million, $35.3 million, $107.3 million and $43.1 million during the year ended December 31, 1997, the six month period ended December 31, 1996 and the years ended June 30, 1996 and 1995, respectively. Guaranty experienced a gain of $5,000 and $24,000 on such sales in the year ended December 31, 1997 and fiscal 1995, respectively, and net losses of $255,000 and $64,000 during the six month period ended December 31, 1996 and the year ended June 30, 1996, respectively.

         Generally accepted accounting principles ("GAAP") allow the inclusion of loan fees in current income to an amount limited to loan underwriting and closing costs. The remaining deferred fees are amortized into income over the estimated remaining lives of the loans to which they relate. Guaranty had deferred fees, net of direct underwriting costs, of $283,000, $290,000 and $314,000 at December 31, 1997 and 1996, and June 30, 1996, respectively.

Non-Interest Expenses

         For the year ended December 31, 1997, non-interest expenses were $3.9 million, compared to $3.0 million for calendar year 1996. The $860,000 increase was due primarily to increased costs associated with the expanded branch network and costs associated with conversion to a state chartered bank effective June 30, 1997. For the six-month period ended December 31, 1996, non-interest expenses were $1.7 million compared to $1.2 million for the same period in 1995. This increase was primarily due to overall growth of the Corporation.

         Non-interest expenses were $2.5 million for the year ended June 30, 1996, compared to $2.5 million for fiscal year 1995, a 1.6% decrease, that resulted primarily from a reduction in personnel expense after loan production offices in Richmond, Virginia, and Waynesboro, Virginia, were closed.

Income Taxes

         Income tax expense for the year ended December 31, 1997 and the fiscal years ended June 30, 1996 and 1995 was $486,000, $344,000 and $100,000,
respectively. The increases are a direct result of increased earnings. For the six month period ended December 31, 1996, the Corporation reported an income tax benefit of $4,000 due to a loss before taxes of $10,000.

Sources of Funds

Deposits

         Deposits have traditionally been the principal source of Guaranty's funds for use in lending and for other general business purposes. In addition to deposits, Guaranty derives funds from loan repayments, cash flows generated from operations, which includes interest credited to deposit accounts, and from repurchase agreements entered into with commercial banks and FHLB of Atlanta advances. Contractual loan payments are a relatively stable source of funds, while deposit inflows and outflows and the related cost of such funds have varied widely. Borrowings may be used to compensate for reductions in deposits or deposit-inflows at less than projected levels and have been used on a longer-term basis to support expanded lending activities.

         Guaranty attracts both short-term and long-term deposits from the general public by offering a wide assortment of accounts and rates. Guaranty offers statement savings accounts, various checking accounts, various money market accounts, fixed-rate certificates with varying maturities, individual retirement accounts and is expanding to provide products and services for small businesses. Guaranty does not solicit brokered deposits. Guaranty's principal use of deposits is to originate loans and fund investment securities.

         At December 31, 1997, deposits were $112.9 million, up 38.8% from $81.4 million at December 31, 1996. Deposits increased 42.3% to $74.7 million at June 30, 1996 from $52.5 million at June 30, 1995. In order to reduce the overall cost of funds and reduce the Corporation's reliance on high cost time deposits and short term borrowings as a funding source, management plans extensive marketing efforts towards attracting lower cost transaction accounts. However, there is no assurance that these efforts will be successful, or if successful, will reduce the Corporation's reliance on time deposits and short term borrowings.

         The following table sets forth the dollar amount of deposits in the various types of deposit programs offered by Guaranty at the dates indicated.

                                    Deposits

                                           December 31         December 31          June 30              June 30
                                              1997                1996                1996                1995
                                          --------------      --------------     ---------------      --------------
                                                                   (Dollars in thousands)
Statement savings accounts............           $6,434              $4,738              $4,654              $4,688
Now accounts..........................           12,037               6,929               6,440               5,818
Money market accounts.................            4,000               3,410               3,213               4,131
30- to 180-day certificates...........            1,326                 250                 227                 324
Nine-month certificate................            1,638                   -                   -                   -
One- to five-year fixed-rate
  certificates........................           87,467              66,013              52,698              29,987
Eighteen-month prime rate certificate.               45                  61               7,455               7,513
                                                 ------              ------              ------              ------
  Total...............................         $112,947             $81,401             $74,687             $52,461
                                               ========             =======             =======             =======

         The following table contains information pertaining to the average amount of and the average rate paid on each of the following deposit categories for the periods indicated.

                                   Year Ended          Six Months Ended
                                  December 31            December 31                    Years Ended June 30
                                  -----------            -----------                    -------------------
                                      1997                   1996                   1996                   1995
                                      ----                   ----                   ----                   ----
                                Average     Average    Average     Average    Average     Average    Average     Average
                                Balance   Rate Paid    Balance   Rate Paid    Balance   Rate Paid    Balance   Rate Paid
                                -------   ---------    -------   ---------    -------   ---------    -------   ---------
Noninterest bearing demand
  deposits                       $1,658       0.00%     $1,324       0.00%     $1,066       0.00%       $787       0.00%
Interest bearing demand
  deposits                                    2.59%                  2.76%                  2.74%                  2.83%
                                 11,110                  8,765                  8,927                  9,895
Savings deposits                              3.36%                  3.41%                  3.35%                  3.45%
                                  5,654                  4,870                  4,541                  5,596
Time deposits                    80,779       5.51%     63,346       5.54%     48,460       5.64%     38,938       5.05%
                                -------       -----    -------       -----    -------       -----    -------       -----
Total deposits                  $99,201       4.97%    $78,305       5.00%    $62,994       5.06%    $55,216       4.81%
                                =======       =====    =======       =====    =======       =====    =======       =====


         The variety of deposit accounts offered by Guaranty has allowed it to be competitive in obtaining funds and has allowed it to respond with flexibility to, although not eliminate, the threat of disintermediation (the flow of funds away from depository institutions into direct investment vehicles such as government and corporate securities). The ability of Guaranty to attract and maintain deposits, and its cost of funds, has been, and will continue to be, significantly affected by money market conditions.

         The following table sets forth the deposit flows of Guaranty during the periods indicated.

                                  Deposit Flows

                                         Year Ended          Six Months Ended
                                        December 31             December 31                Year Ended June 30
                                      -----------------      ------------------      -------------------------------
                                            1997                   1996                   1996            1995
                                            ----                   ----                   ----            ----
                                                                 (Dollars in thousands)
Opening balance.................           $81,401                 $74,687               $52,461         $53,467
Net deposits (withdrawals)......            26,624                   4,754                19,093         (3,446)
Interest credited...............             4,922                   1,960                 3,133           2,440
                                             -----                   -----                 -----           -----
Ending balance..................          $112,947                 $81,401               $74,687         $52,461
                                          ========                 =======               =======         =======

Net increase (decrease).........           $31,546                  $6,714               $22,226        ($1,006)
Percent increase (decrease).....            38.75%                   8.99%                42.37%         (1.88%)


         The following table indicates the amount of Guaranty's certificates of deposits by time remaining until maturity as of December 31, 1997.

                                Maturities of CDs

                                                                           Maturity
                                           --------------------------------------------------------------------------
                                                3 Months      Over 3 to      Over 6 to        Over
                                                or less        6 months      12 months      12 months          Total
                                                -------        --------      ---------      ---------          -----
                                                                    (Dollars in thousands)
Certificates   of   deposit   less   than
  $100,000................................       $16,452        $19,070        $31,879        $11,967        $79,368

Certificates  of deposit of  $100,000  or
  more....................................         5,715            649          3,895            849         11,108
                                                  ------         ------        -------         ------        -------
  Total of certificates of deposits.......       $22,167        $19,719        $35,774        $12,816        $90,476
                                                 =======        =======        =======        =======        =======


Borrowings

         As a member of the FHLB of Atlanta, Guaranty is required to own capital stock in the FHLB of Atlanta and is authorized to apply for advances from the FHLB of Atlanta. Each FHLB credit program has its own interest rate, which may be fixed or variable, and range of maturities. The FHLB of Atlanta may prescribe the acceptable uses to which these advances may be put, as well as on the size of the advances and repayment provisions. The advances are collateralized by Guaranty's investment in Federal Home Loan Bank stock and certain mortgage loans. See Note 9 of the Notes to Consolidated Financial Statements for information regarding the maturities and rate structure of Guaranty's FHLB advances. At December 31, 1997, no advances were outstanding to the FHLB.

         Guaranty's borrowings also include securities sold under agreements to repurchase, with mortgage-backed securities or Treasury securities pledged as collateral. The proceeds are used by Guaranty for general corporate purposes. At December 31, 1997, Guaranty had $3.0 million outstanding in securities sold under agreement to repurchase.

         Guaranty uses borrowings to supplement deposits when they are available at a lower overall cost to Guaranty or they can be invested at a positive rate of return.

         The following table sets forth the maximum month-end balances, average balances and weighted average rates, of FHLB advances and securities sold under agreements to repurchase for the periods indicated.

                                   Borrowings

                                       Year Ended         Six Months Ended
                                      December 31           December 31                   Year Ended June 30
                                      -----------           -----------                   ------------------
                                          1997                  1996                  1996                  1995
                                          ----                  ----                  ----                  ----
                                                                  (Dollars in thousands)
Maximum Balance:
  FHLB advances...............          $17,500               $22,500               $28,050               $28,250
  Securities sold under
    agreements to repurchase..            5,867                 9,957                 9,930                 4,230


                                    Average   Average     Average   Average    Average    Average     Average   Average
                                    Balance    Rate       Balance    Rate      Balance     Rate       Balance    Rate
                                    -------    ----       -------    ----      -------     ----       -------    ----
FHLB advances.................      $10,869    6.23%      $19,550    5.79%     $22,829    6.21%       $26,208    6.67%
Securities sold under
  agreements to repurchase....        3,200    3.97%        6,321    5.66%       3,112    5.65%           783    7.98%


         The following table sets forth the balances of Guaranty's short-term borrowings at the dates indicated.

                              Short-Term Borrowings

                                                      December 31         December 31                  June 30
                                                     ---------------    ----------------    ------------------------------
                                                          1997               1996                1996           1995
                                                          ----               ----                ----           ----
                                                                              (Dollars in thousands)
FHLB advances.....................................           $0               $7,500           $12,500         $19,550
Securities sold under agreements to repurchase....        2,989                6,681             6,104               0
                                                          -----                -----             -----               -
    Total short-term borrowings...................       $2,989              $14,181           $18,604         $19,550
                                                         ======              =======           =======         =======

Weighted average interest rate of
  short-term FHLB advances........................        0.00%                6.35%             6.02%           4.52%

Weighted average interest rate of
  securities sold under agreements to repurchase..        6.29%                6.50%             5.65%           0.00%

         See notes 6, 7 and 8 to the Consolidated Financial Statements.

Liquidity and Capital Resources

         Liquidity is the ability to meet present and future financial obligations either through the sale of existing assets or the acquisition of additional funds through asset and liability management. Cash flow projections are regularly reviewed and updated to assure that adequate liquidity is provided. As a result of Guaranty's management of liquid assets and the ability to generate liquidity through increasing deposits, Management believes that Guaranty maintains overall liquidity that is sufficient to satisfy its depositors' requirements and meet its customers' credit needs.

         Guaranty's primary sources of funds are deposits, borrowings, and amortization, prepayments and maturities of outstanding loans and investments and loan sales. While scheduled payments from the amortization of loans and securities are relatively predictable sources of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions and competition. Excess funds are invested in overnight deposits to fund cash requirements experienced in the normal course of business. Guaranty has been able to generate sufficient cash through its deposits as well as borrowings.

         The following information should be read in conjunction with the statements of cash flows, which appear on pages F-8 through F-10 of Guaranty's consolidated financial statements.

         Cash and cash equivalents were approximately $6.0 million at December 31, 1997 and 1996. The $16.0 million of net cash provided by operating activities was primarily a result of $898,000 of net income, proceeds from loan sales of $24.8 million, and proceeds from the sale of securities of $114.5 million. In addition, financing activities provided $14.3 million primarily as a result of a net increase in deposits of $31.5 million, and net proceeds of $4.5 million from a secondary stock offering that closed in January 1997. Total cash provided by operating and financing activities of $30.3 million was absorbed by investing activities consisting primarily of a net increase in loans of $18.5 million, expenditures of $1.4 million for property and equipment (primarily for the new Harrisonburg branch that opened in May 1997), and purchases of available for sale securities totaling $33.3 million (offset by sales of available for sale securities of $21.9 million).

         For the year ended June 30, 1995, cash and cash equivalents increased $4.5 million to $5.8 million, as the net cash provided by investing and financing activities exceeded the cash used in operating activities. The $3.7 million of net funds provided by investing activities resulted mainly from a $2.5 million decrease in loans and $1.3 million in principal payment on held to maturity securities. The $1.2 million of net cash provided by financing activities resulted primarily from proceeds from the issuance of common stock of $2.1 million.

         Guaranty uses its sources of funds primarily to meet operating needs, to pay deposit withdrawals and fund loan commitments. At December 31, 1997 and 1996, total approved loan commitments were $3.8 million and $3.0 million, respectively. In addition, at December 31, 1997 and 1996, commitments under unused lines of credit were $14.3 million and $6.4 million, respectively. At June 30, 1996, the total approved loan commitments outstanding amounted to $3.9 million. At the same date, commitments under unused lines of credit amounted to $5.4 million. Certificates of deposits scheduled to mature in one year or less at December 31, 1997 and 1996, and June 30, 1996 totaled $77.7 million, $57.3 million and $51.2 million, respectively. Management believes that a significant portion of maturing deposits will remain with Guaranty.

         Management intends to fund anticipated loan closings and operating needs during 1998 through cash on hand, proceeds from the sale of this offering, proceeds from the sale of loans and securities, cash generated from operations and anticipated increases in deposits. Through February 28, 1998, net deposits were $121.4 million, an increase of $8.5 million in comparison to total deposits at December 31, 1997 of $112.9 million. This increase consisted primarily of increases in time deposits (primarily with a one-year maturity at origination) of $3.4 million and demand deposits of $2.2 million. Current and anticipated marketing programs will be primarily targeted at the attraction of lower cost transaction accounts. Concurrent with the strategies employed to attract these accounts, management plans to gradually reduce the rate paid on time deposits in comparison to the competition. However, the pricing of time deposits will be balanced against upcoming maturities to ensure that liquidity is not adversely impacted by a large run off of time deposits.

         Proceeds from the sale of securitized loans and fixed rate loans originated for sale in the secondary market were $11.6 million through February 28, 1998. In addition, at February 28, 1998, loans available for sale in the secondary market were $10.6 million (cost approximates market at this date). Although management has no plans to sell adjustable rate mortgages (ARMs), approximately $24.0 million of conforming ARMs are currently carried in the loan portfolio and could be sold if needed to meet liquidity needs of the Corporation. The need to sell portfolio loans to meet liquidity requirements is mitigated by the Bank's $20.0 million line of credit at the FHLB. As of the date of this Prospectus, no outstanding balances existed under this line nor was this line used during the period January 1, 1998 through the date of this Prospectus to fund short term cash needs of the Corporation.

         No assurances can be made that management's plans to provide for the Corporation's liquidity needs will be successful, or if successful, will generate the cash needed to fund operations or reduce the Corporation's historical reliance on higher cost time deposits and FHLB advances as the primary funding source.

         Capital represents funds, earned or obtained, over which financial institutions can exercise greater control in comparison with deposits and borrowed funds. The adequacy of Guaranty's capital is reviewed by management on an ongoing basis with reference to size, composition, and quality of Guaranty's resources and consistent with regulatory requirements and industry standards. Management seeks to maintain a capital structure that will support anticipated asset growth and absorb any potential losses.

         The   Corporation   and  the  Bank  are  subject  to  Federal   Reserve
regulations, including the BHCA. At December 31, 1997, the Corporation exceeded all such regulatory capital requirements as shown in the following table.

                                     Capital

                                                                       Six Months
                                                   Year Ended            Ended
                                                  December 31         December 31               Year Ended June 30
                                                 ---------------    -----------------    ---------------------------------
                                                      1997                1996               1996               1995
                                                      ----                ----               ----               ----
                                                                               (Dollars in thousands)
Tier 1 Capital:
  Common stock...............................       $1,877                $1,155           $1,149              $1,144
  Capital surplus............................        5,725                 1,976            1,981               1,971
  Retained earnings..........................        4,208                 3,445            3,498               2,900
  Unrealized Loss on available for sale
    securities...............................            -                    -                 -                   -
                                                    ------                 -----            -----               -----
    Total Tier 1 Capital.....................       11,810                 6,576            6,628               6,015
                                                    ------                 -----            -----               -----

Tier 2 Capital:
  Allowance for loan losses (1)..............          935                   706              631                 565
  Allowable long-term debt...................            -                    -                 -                   -
                                                    ------                 -----            -----               -----
    Total Tier 2 Capital.....................          935                   706              631                 565
                                                    ------                 -----            -----               -----
      Total Risk-Based Capital...............      $12,745                $7,282           $7,259              $6,580
                                                   =======                ======           ======              ======

Risk-weighted assets.........................      $82,666               $56,500          $54,650             $45,200

Capital Ratios:
  Tier 1 Risk-Based Capital ratio............       14.29%                11.64%           12.13%              13.31%
  Total Risk-Based Capital ratio.............       15.42%                12.89%           13.28%              14.56%
  Tier 1 Capital to average adjusted total
     assets..................................        9.57%                 5.81%            6.59%               6.52%

------------------

(1) The allowance for loan losses included in Tier 1 Capital calculation is limited by regulation to 1.25% of Risk-weighted assets.

Impact of Inflation and Changing Prices and Seasonality

         The financial statements in this document have been prepared in accordance with generally accepted accounting principles which require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation.

         Unlike industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates have a more significant impact on a financial institution's performance than the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the price of goods and services, since such prices are affected by inflation.

Accounting Rules

         In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, Earnings per Share ("SFAS 128"). SFAS 128 is effective for financial statements, including interim periods, issued for periods ending after December 15, 1997. SFAS 128 provides a different method for calculating earnings per share than is currently used in accordance with APB 15, "Earnings per Share." SFAS 128 provides for the calculation of Basic and Diluted earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in earnings of an entity, similar to fully diluted earnings per share.

         In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income ("SFAS 130"), which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS 130 is effective for financial statements for periods beginning after December 15, 1997 and requires comparative information for earlier years to be restated. Management does not expect the application of this pronouncement to have a material effect on the financial statements of the Corporation.

Subsidiary Activities

         The Bank has two wholly owned subsidiaries, GMSC, Inc. ("GMSC") and Guaranty Investments Corporation ("GICO"). GMSC is a financing subsidiary through which Guaranty formed a Real Estate Mortgage Investment Conduit ("REMIC"). See "Management's Discussion and Analysis of Financial Condition and Results of Operations." Guaranty sells non-deposit investment products through GICO. GICO had a net loss of $27,000 for the year ended December 31, 1997 and net income of $3,000 and $1,000 for the six month period ended December 31, 1996 and the year ended June 30, 1996, respectively.

         In 1987, Guaranty formed GMSC and entered into a REMIC in order to create liquidity. Guaranty utilized the REMIC to pool $19.9 million of fixed rate mortgages into mortgage backed securities, which were used as collateral for bonds sold to private investors. The bonds bore a coupon of 8.0% and were sold at a discount and costs of issuance of approximately $3.3 million. The bond discount and issuance costs are amortized against income as mortgage underlying the bonds repay. In the fiscal years ended June 30, 1996, 1995, and 1994, with rapidly falling interest rates, Guaranty experienced significant repayment of mortgages, resulting in an amortization expense of $160,000, $124,000, and $968,000, respectively. For the year ended

December 31, 1997 and the six month period ended December 31, 1996, amortization expense was $64,000 and $39,000, respectively. The amortization of the REMIC expenses is treated as interest expense.

Year 2000 Project

         The Year 2000 presents problems for businesses that are dependent on computer hardware and software to perform date dependent calculations and logic comparisons. A great deal of software and microchip technology was developed utilizing two digit years rather than four digit years (example: 97 instead of 1997). Technology utilizing two digit years most likely will not be able to distinguish the year 2000 from 1900, and therefore may shut down or perform miscalculations and comparisons as much as 100 years off.

         Management is fully aware this presents a potential business disruption and has begun a program of due diligence in addressing the impact of the Year 2000 on the Corporation. Presently, the Corporation is still in the discovery stage of identifying all areas and processes rendering exposure to the Year 2000 problem. However, the Corporation, in conjunction with its outside service bureau, has developed a plan to address Year 2000 exposure surrounding the Corporation's computer and data processing systems. Since early 1997, the Corporation has been updating its systems hardware to be Year 2000 compliant. The next step involves testing system software, which is scheduled to begin in mid to late 1998, and it is estimated that the process will cost approximately $25,000 to complete. In conjunction with this testing, the Corporation plans to test its other systems that are not related to the service bureau. Management anticipates the Corporation will be Year 2000 compliant, thus satisfying all regulatory requirements.

                                    BUSINESS

General

         Guaranty is a Virginia corporation which was organized in 1995 for the purpose of becoming the holding company of the Bank. The Bank is a Virginia state chartered bank which began business in February 1981 and is headquartered in Charlottesville, Virginia.

         Effective December 29, 1995, Guaranty acquired all of the issued and outstanding standing shares of Common Stock of the Bank. The principal asset of Guaranty is the outstanding stock of the Bank, its wholly owned subsidiary. Guaranty presently has no separate operations and its business consists only of the business of the Bank. All references to Guaranty, unless otherwise indicated, at or before December 29, 1995, refer to the Bank and its subsidiaries on a consolidated basis. Guaranty's Common Stock is quoted on The Nasdaq National Market System under the symbol "GSLC".

         Guaranty's principal business activities are attracting checking and savings deposits from the general public through its retail banking offices and originating, servicing, investing in and selling loans. Of Guaranty's $107.6 million of gross loans outstanding at December 31, 1997, 61.3% represented residential first mortgages. Guaranty also lends funds to retail banking customers by means of home equity, installment loans, and, to a lesser extent, originates loans secured by commercial property and multi-family dwellings. Guaranty has recently begun to offer consumer loans and government-insured and conventional small business loans. Guaranty invests in certain United States government and agency obligations and other investments permitted by applicable laws and regulations.

         Guaranty's main office is located at 1658 State Farm Boulevard, Charlottesville, Virginia 22911 and the telephone number is (804) 970-1100.

Market Area

         Guaranty is the only independent community banking organization headquartered in, or even with an office in, Charlottesville or Albemarle County, Virginia. This area had a collective population of approximately 108,000 in 1990 according to census figures, is located in central Virginia 110 miles southwest of Washington, D.C. and 70 miles west of Richmond, Virginia, and includes the University of Virginia, the area's largest employer. Guaranty operates five full service retail branches, which serve Charlottesville, Albemarle County, and Harrisonburg, Virginia.

Competition

         Guaranty faces strong competition both in originating real estate loans and in attracting deposits. Competition in originating real estate loans comes primarily from commercial banks and mortgage bankers who also make loans secured by real estate located in the Bank's market area. The Bank competes for real estate loans principally on the basis of the interest rates and loan fees it charges, the types of loans it originates and the quality of services it provides to borrowers.

         Guaranty faces substantial competition in attracting deposits from commercial banks, money market and mutual funds, credit unions and other investment vehicles. The ability of Guaranty to attract and retain deposits depends on its ability to provide an investment opportunity that satisfies the requirements of investors as to rate of return, liquidity, risk and other factors. Guaranty competes for these deposits by offering a variety of deposit products at competitive rates and convenient business hours.

         Guaranty operates in a highly competitive environment, competing for deposits and loans with commercial banks and other financial institutions, many of which possess substantially greater financial resources than those available to Guaranty. Certain of these institutions have significantly higher lending limits than Guaranty. In addition, there can be no assurance that other financial institutions, with substantially greater resources than Guaranty, will not establish operations in Guaranty's service area.

Credit Policies

         The principal risk associated with each of the categories of loans in Guaranty's portfolio is the creditworthiness of its borrowers. Within each category, such risk is increased or decreased, depending on prevailing economic conditions. In an effort to manage the risk, Guaranty's policy gives loan amount approval limits to individual loan officers based on their level of experience. The risk associated with real estate mortgage loans and consumer loans varies, based on employment levels, consumer confidence, fluctuations in the value of real estate and other conditions that affect the ability of borrowers to repay indebtedness. The risk associated with real estate construction loans varies, based on the supply and demand for the type of real estate under construction.

         Guaranty has written policies and procedures to help manage credit risk. The loan portfolio is managed under a specifically defined credit process. This process includes formulation of portfolio management strategy, guidelines for underwriting standards and risk assessment, procedures for ongoing identification and management of credit deterioration, and regular portfolio reviews to establish loss exposure and to ascertain compliance with Guaranty's policies.

         Guaranty uses a Management Loan Committee and Directors Loan Committee to approve loans. The Management Loan Committee, which consists of the President and two additional loan underwriters, meets as necessary to review all loan applications. A Directors Loan Committee, which currently consists of all directors, approves loans in excess of $500,000 that have been previously approved by the Management Loan Committee. Guaranty's President is responsible for reporting to the Directors Loan Committee monthly on the activities of the Management Loan Committee and on the status of various delinquent and non-performing loans. The Directors Loan Committee also reviews lending policies proposed by Management.

         Residential loan originations come primarily from walk-in customers, real estate brokers and builders. Commercial real estate loan originations are obtained through broker referrals, direct solicitation of developers and continued business from customers. All completed loan applications are reviewed by Guaranty's salaried loan officers. As part of the application process, information is obtained concerning the income, financial condition, employment and credit history of the applicant. If commercial real estate is involved, information is also obtained concerning cash flow after debt service. Loan quality is analyzed based on the Bank's experience and guidelines with respect to credit underwriting, as well as the guidelines issued by the Federal Home Loan Mortgage Corporation ("FHLMC"), Federal National Mortgage Association ("FNMA") and other purchasers of loans, depending on the type of loan involved. The non-conforming one- to four-family adjustable-rate mortgage loans originated by Guaranty, however, are not readily salable in the secondary market because they do not meet all of the secondary marketing guidelines. These loans are evaluated by the loan committee for "overall" merit and will not exceed an 80% loan to value ratio. Real estate is appraised by independent fee appraisers who have been pre-approved by the Board of Directors. Loans are submitted to the underwriting department for review. All conforming loans including HUD/FHA, VA and applicable VHDA loans are underwritten and acted upon within loan administration requiring two signatures of approval.

         In the normal course of business, Guaranty makes various commitments and incurs certain contingent liabilities which are disclosed but not reflected in its annual financial statements, including commitments to extend credit. At December 31, 1997, commitments to extend credit totaled $16.6 million.

One- to Four-Family Residential Real Estate Lending

         Guaranty's primary lending program has been the origination of loans secured by one- to four-family residences, all of which have been located in its market area. Guaranty evaluates both the borrower's ability to make principal and interest payments and the value of the property that will secure the loan. Federal law permits Guaranty to make loans in amounts of up to 100% of the appraised value of the underlying real estate. Loans are made with a loan to value up to 95% for conventional mortgage loans and up to 100% for loans guaranteed by either the Federal Housing Authority ("FHA") or the Veterans Administration ("VA"). For conventional loans in excess of 80% loan to value, private mortgage insurance is secured insuring the mortgage loans to 75% loan to value. In addition to fixed rate mortgage loans, Guaranty makes adjustable rate mortgages with the primary loan indexed to the one year treasury. Generally if the loans are not made to credit standards of FHLMC, additional fees and rate are charged. If the loan to value exceeds 80%, private mortgage insurance is generally secured.

         Although, due to competitive market pressures, the Bank does originate fixed-rate mortgage loans, it currently underwrites and documents all such loans to permit their sale in the secondary mortgage market. At December 31, 1997, $26.5 million, or 24.6%, of Guaranty's loan portfolio consisted of fixed-rate mortgage loans.

         Guaranty's current one- to four-family residential adjustable-rate mortgage loans ("ARMs") have interest rates that adjust every year, generally in accordance with the rates on one-year U.S. Treasury Bills. Guaranty's ARMs generally limit interest rate increases to 2% each rate adjustment period and have an established ceiling rate at the time the loans are made of up to 6% over the original interest rate. Borrowers are qualified at the first year interest rate plus 2%. To compete with other lenders in its market area, Guaranty makes one-year ARMs at interest rates which, for the first year, are below the index rate which would otherwise apply to these loans. At December 31, 1997, $39.1 million, or 36.3%, of Guaranty's loan portfolio consisted of ARMs. There are unquantifiable risks resulting from potential increased costs to the borrower as a result of repricing. It is possible, therefore, that during periods of rising interest rates, the risk of defaults on ARMs may increase due to the upward adjustment of interest costs to borrowers.

         All one- to four-family real estate mortgage loans being originated by Guaranty contain a "due-on-sale" clause providing that Guaranty may declare the unpaid principal balance due and payable upon the sale of the mortgage property. It is Guaranty's policy to enforce these due-on-sale clauses concerning fixed-rate loans and to permit assumptions of ARMs, for a fee, by qualified borrowers.

         Guaranty requires, in connection with the origination of residential real estate loans, title opinions and fire and casualty insurance coverage, as well as flood insurance where appropriate, to protect Guaranty's interest. The cost of this insurance coverage is paid by the borrower. Guaranty does require escrows for taxes and insurance.

Construction Lending

         Guaranty makes local construction loans, primarily residential and lot loans. The construction loans are secured by the property for which the loan was obtained. At December 31, 1997, construction and land loans outstanding were $18.4 million, or 17.1%, of gross loans. The average life of a construction loan is approximately nine months and they reprice daily to meet the market, normally prime plus two percent. Because the interest charged on these loans floats with the market, they help Guaranty in managing its interest rate risk. Construction lending entails significant additional risks, compared with residential mortgage lending. Construction loans often involve larger loan balances concentrated with single borrowers or groups of related borrowers. Construction loans involve additional risks attributable to the fact that loan funds are advanced upon the security of the home under construction, which is of uncertain value prior to the completion of construction. Thus, it is more difficult to evaluate accurately the total loan funds required to complete a project and related loan-to-value ratios. To minimize the risks associated with construction lending, Guaranty limits loan amounts to 80.0% of appraised value, in addition to its usual credit analysis of its borrowers. Guaranty also obtains a first lien on the security property as security for its construction loans.

Commercial Real Estate Lending

         Guaranty also originates commercial real estate loans. These loans are secured by various types of commercial real estate, including multi-family residential buildings, commercial buildings and offices, small shopping centers and churches. At December 31, 1997, commercial real estate aggregated $16.6 million or 15.5% of Guaranty's gross loans. Guaranty's commercial real estate loans have been made at interest rates that adjust based on yields for one-year U.S. Treasury securities, with a 2% annual cap on rate adjustments and a 6% cap on interest rates over the life of the loan. Beginning in September 1996, the interests rates on commercial real estate loans, in most cases, have been tied to the prime lending rate. Typically, Guaranty charges fees ranging from 1% to 2% on these loans. Commercial real estate loans made by Guaranty generally amortize over 15 to 25 years and may have a call provision of 3 or 5 years. Guaranty's commercial real estate loans are secured by properties in its market area.

         In its underwriting of commercial real estate, Guaranty may lend, under federal regulation, up to 100% of the security property's appraised value, although Guaranty's loan to original appraised value ratio on such properties is 80% or less in most cases. Commercial real estate lending entails significant additional risk, compared with residential mortgage lending. Commercial real estate loans typically involve larger loan balances concentrated with single borrowers or groups of related borrowers. Additionally, the payment experience on loans secured by income producing properties is typically dependent on the successful operation of a business or a real estate project and thus may be subject, to a greater extent, to adverse conditions in the real estate market or in the economy generally. Guaranty's commercial real estate loan underwriting criteria require an examination of debt service coverage ratios, the borrower's creditworthiness and prior credit history and reputation, and Guaranty generally requires personal guarantees or endorsements of borrowers. Guaranty also carefully considers the location of the security property.

Consumer Lending

         Guaranty offers various secured and unsecured consumer loans, including unsecured personal loans and lines of credit, share loans, automobile loans, deposit account loans, installment and demand loans, letters of credit, and home equity loans. At December 31, 1997, Guaranty had consumer loans of $7.0 million or 6.5% of gross loans. During 1997, Guaranty increased its level of consumer loans. Such loans were generally made to customers with which Guaranty had an pre-existing relationships and were generally in amounts of under $75,000. Guaranty originates all of its consumer loans in its market area and intends to continue its consumer lending in this geographic area.

         Consumer loans may entail greater risk than do residential mortgage loans, particularly in the case of consumer loans which are unsecured, such as lines of credit, or secured by rapidly depreciable assets such as automobiles. In such cases, any repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of the greater likelihood of damage, loss or depreciation. The remaining deficiency often does not warrant further substantial collection efforts against the borrower. In addition, consumer loan collections are dependent on the borrower's continuing financial stability, and thus are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans. Such loans may also give rise to claims and defenses by a consumer loan borrower against an assignee of such loan such as Guaranty, and a borrower may be able to assert against such assignee claims and defenses which it has against the seller of the underlying collateral. Guaranty adds general provisions to its loan loss allowance at the time the loans are originated. Consumer loan delinquencies often increase over time as the loans age.

         The underwriting standards employed by Guaranty for consumer loans include a determination of the applicant's payment history on other debts and an assessment of ability to meet existing obligations and payments on the proposed loan. The stability of the applicant's monthly income may be determined by verification of gross monthly income for primary employment, and additionally from any verifiable secondary income. Although creditworthiness of the applicant is of primary consideration, the underwriting process also includes an analysis of the value of the security in relation to the proposed loan amount.

         During 1997, Guaranty began offering all types of consumer loans due to its improved capital position. Generally these loans provide higher yields than one-to-four-family mortgages.

Commercial Loans

         In July 1996, Guaranty began making commercial loans to qualified small businesses in its market area. Commercial business loans generally have a higher degree of risk than residential mortgage loans, but have commensurately higher yields. To manage these risks, Guaranty generally secures appropriate collateral and carefully monitors the financial condition of its business borrowers.
Residential mortgage loans generally are made on the basis of the borrower's ability to make repayment from his employment and other income and are secured by real estate whose value tends to be easily ascertainable. In contrast, commercial business loans typically are made on the basis of the borrower's ability to make repayment from cash flow from its business and are secured by business assets, such as commercial real estate, accounts receivable, equipment and inventory. As a result, the availability of funds for the repayment of commercial business loans may be substantially dependent on the success of the business itself. Further, the collateral for commercial business loans may depreciate over time and cannot be appraised with as much precision as residential real estate. Guaranty has a credit review and monitoring system to regularly review the cash flow of commercial borrowers.

Properties

         Guaranty's current principal office opened in December 1996 and is located at 1658 State Farm Boulevard, Charlottesville, Virginia.

         Guaranty has operated an office on Seminole Trail in Charlottesville since 1983. Guaranty purchased this office in June 1996 at a cost of $1.15 million.

         Guaranty has operated a branch in downtown Charlottesville since 1981, and has operated its current Main Street location since 1992. The current lease expires in 2002, subject to Guaranty's right to renew for three additional five year periods under certain circumstances. Guaranty has operated a branch in Charlottesville near the University of Virginia since 1985, including the Arlington Boulevard branch that opened in 1994. The current lease for this branch expires in 1999, subject to Guaranty's right to renew for three additional five year periods.

         In December 1996, Guaranty opened a new main office, operations center and fourth retail branch in the Pantops area in Albemarle County, just east of Charlottesville. Guaranty also opened a branch in Harrisonburg, Virginia in May, 1997.

Employees

         At December 31, 1997, Guaranty had the equivalent of 64 full-time employees, and currently has 65 full-time employees. None of Guaranty's employees is represented by any collective bargaining unit.

Legal Proceedings

         In the course of its operations, Guaranty is a party to various legal proceedings. Based upon information currently available, management believes that such legal proceedings, in the aggregate, will not have a material adverse effect on Guaranty's business, financial position, or results of operations.

Supervision and Regulation

         The discussion below is only a summary of the principal laws and regulations that comprise the regulatory framework applicable to Guaranty and the Bank. The descriptions of these laws and regulations, as well as descriptions of laws and regulations contained elsewhere herein, do not purport to be complete and are qualified in their entirety by reference to applicable laws and regulations.

         As a bank holding company, Guaranty is subject to regulation under the Bank Holding Company Act of 1956 (as amended, the "BHCA") and the examination and reporting requirements of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). Under the BHCA, a bank holding company may not directly or indirectly acquire ownership or control of more than 5% of the voting shares or substantially all of the assets of any additional bank or merge or consolidate with another bank holding company without the prior approval of the Federal Reserve Board. The BHCA also generally limits the activities of a bank holding company to that of banking, managing or controlling banks, or any other activity which is determined to be so closely related to banking or to managing or controlling banks that an exception is allowed for those activities.

         As a state-chartered bank, the Bank is subject to regulation, supervision and examination by the Virginia State Corporation Commission's Bureau of Financial Institutions (the "Virginia SCC"). The Bank is also subject to regulation, supervision and examination by the Federal Reserve Board and the Federal Deposit Insurance Corporation (the "FDIC"). State and federal law also govern the activities in which the Bank may engage, the investments it may make and the aggregate amount of loans that may be granted to one borrower. Various consumer and compliance laws and regulations also affect the Bank's operations.

         The earnings of the Bank, and therefore the earnings of Guaranty, are affected by general economic conditions, management policies and the legislative and governmental actions of various regulatory authorities, including those referred to above. The following description summarizes some of the state and federal laws to which Guaranty and the Bank are subject.

         The Virginia SCC and the Federal Reserve Bank of Richmond conduct regular examinations of the Bank, reviewing such matters as the adequacy of loan loss reserves, quality of loans and investments, management practices, compliance with laws, and other aspects of their operations. In addition to these regular examinations, the Bank must furnish the Virginia SCC and the Federal Reserve with periodic reports containing a full and accurate statement of its affairs. Supervision, regulation and examination of banks by these agencies are intended primarily for the protection of depositors rather than shareholders.

         Insurance of Accounts, Assessments and Regulation by the FDIC. The deposits of the Bank are insured by the FDIC up to the limits set forth under applicable law. The deposits of the Bank are subject to the deposit insurance assessments of the Bank Insurance Fund ("BIF") of the FDIC.

         For the semi-annual period beginning January 1, 1998, the assessments imposed on all FDIC deposits for deposit insurance have an effective rate ranging from 0 to 27 basis points per $100 of insured deposits, depending on the institution's capital position and other supervisory factors. However, because the legislation enacted in 1996 requires that both Savings Association Insurance Fund ("SAIF") insured and BIF-insured deposits pay a pro rata portion of the interest due on the obligations issued by the Financing Corporation ("FICO"), the FDIC is assessing BIF-insured deposits an additional 1.30 basis points per $100 of deposits to cover those obligations.

         The FDIC is authorized to prohibit any BIF-insured institution from engaging in any activity that the FDIC determines by regulation or order to pose a serious threat to the respective insurance fund. Also, the FDIC may initiate enforcement actions against banks, after first giving the institution's primary regulatory authority an opportunity to take such action. The FDIC may terminate the deposit insurance of any depository institution if it determines, after a hearing, that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, order or any condition imposed in writing by the FDIC. It also may suspend deposit insurance temporarily during the hearing process for the permanent termination of insurance, if the institution has no tangible capital. If deposit insurance is terminated, the deposits at the institution at the time of termination, less subsequent withdrawals, shall continue to be insured for a period from six months to two years, as determined by the FDIC. Management is aware of no existing circumstances that could result in termination of the Bank's deposit insurance.

         Capital. The Federal Reserve Board has issued risk-based and leverage capital guidelines applicable to banking organizations they supervise. Under the risk-based capital requirements, Guaranty and the Bank are each generally required to maintain a minimum ratio of total capital to risk-weighted assets (including certain off-balance sheet activities, such as standby letters of credit), of 8%. At least half of the total capital is to be composed of common equity, retained earnings and qualifying perpetual preferred stock, less certain intangibles ("Tier 1 capital"). The remainder may consist of certain subordinated debt, certain hybrid capital instruments and other qualifying preferred stock and a limited amount of the loan loss allowance ("Tier 2 capital" and, together with Tier 1 capital, "total capital"). At December 31, 1997, Guaranty's Tier 1 capital and total capital ratios were 14.29% and 15.42%, respectively.

         In addition, each of the Federal bank regulatory agencies have established minimum leverage capital ratio requirements for banking organizations. These requirements provide for a minimum leverage ratio of Tier 1 capital to adjusted average quarterly assets equal to 3% for banks and bank holding companies that meet certain specified criteria. All other banks and bank holding companies will generally be required to maintain a leverage ratio of at least 100 to 200 basis points above the stated minimum. Guaranty's leverage ratio at December 31, 1997 was 9.34%.

         The risk-based capital standards of the Federal Reserve Board explicitly identify concentrations of credit risk and the risk arising from non-traditional activities, as well as an institution's ability to manage these risks, as important factors to be taken into account by the agency in assessing an institution's overall capital adequacy. The capital guidelines also provide that an institution's exposure to a decline in the economic value of its capital due to changes in interest rates be considered by the agency as a factor in evaluating a bank's capital adequacy. The Federal Reserve Board also has recently issued additional capital guidelines for bank holding companies that engage in certain trading activities.

         Other Safety and Soundness Regulations. There are a number of obligations and restrictions imposed on bank holding companies and their depository institution subsidiaries by Federal law and regulatory policy that are designed to reduce potential loss exposure to the depositors of such depository institutions and to the FDIC insurance funds in the event the depository institution becomes in danger of default or is in default. For example, under a policy of the Federal Reserve Board with respect to bank holding company operations, a bank holding company is required to serve as a source of financial strength to its subsidiary depository institutions and to commit resources to support such institutions in circumstances where it might not do so otherwise. In addition, the "cross-guarantee" provisions of Federal law require insured depository institutions under common control to reimburse the FDIC for any loss suffered or reasonably anticipated by either the SAIF or the BIF as a result of the default of a commonly controlled insured depository institution or for any assistance provided by the FDIC to a commonly controlled insured depository institution in danger of default. The FDIC may decline to enforce the cross-guarantee provision if it determines that a waiver is in the best interests of the SAIF or the BIF or both. The FDIC's claim for reimbursement is superior to claims of shareholders of the insured depository institution or its holding company but is subordinate to claims of depositors, secured creditors and holders of subordinated debt (other than affiliates) of the commonly controlled insured depository institution.

         The Federal banking agencies also have broad powers under current Federal law to take prompt corrective action to resolve problems of insured depository institutions. The extent of these powers depends upon whether the institution in question is well-capitalized, adequately capitalized, undercapitalized, significantly undercapitalized or critically undercapitalized, as defined by the law. As of December 31, 1997, Guaranty and the Bank were classified as well-capitalized.

         State regulatory authorities also have broad enforcement powers over the Bank, including the power to impose fines and other civil and criminal penalties, and to appoint a receiver in order to conserve the assets of any such institution for the benefit of depositors and other creditors.

         Payment of Dividends. Guaranty is a legal entity separate and distinct from the Bank. Virtually all of the revenues of Guaranty result from dividends paid to Guaranty by the Bank. The Bank also is subject to state laws that limit the amount of dividends it can pay. In addition, both Guaranty and the Bank are subject to various general regulatory policies relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Federal Reserve Board has indicated that banking organizations should generally pay dividends only if (1) the organization's net income available to common shareholders over the past year has been sufficient to fund fully the dividends and (2) the prospective rate of earnings retention appears consistent with the organization's capital needs, asset quality and overall financial condition. Guaranty does not expect that any of these laws, regulations or policies will materially impact the ability of the Bank to pay dividends.

         Community Reinvestment. The requirements of the Community Reinvestment Act ("CRA") are also applicable to the Bank. The CRA imposes on financial institutions an affirmative and ongoing obligation to meet the credit needs of their local communities, including low and moderate income neighborhoods, consistent with the safe and sound operation of those institutions. A financial institution's efforts in meeting community credit needs currently are evaluated as part of the examination process pursuant to twelve assessment factors. These factors also are considered in evaluating mergers, acquisitions and applications to open a branch or facility. To the best knowledge of the Bank, it is meeting its obligations under the CRA. The Bank's CRA rating is "satisfactory".

         Interstate Banking and Branching. Current Federal law authorizes interstate acquisitions of banks and bank holding companies without geographic limitation. Effective June 1, 1997, a bank headquartered in one state will be authorized to merge with a bank headquartered in another state, as long as neither of the states has opted out of such interstate merger authority prior to such date. States are authorized to enact laws permitting such interstate bank merger transactions prior to June 1, 1997, as well as authorizing a bank to establish "de novo" interstate branches. Virginia has enacted early "opt in" laws, permitting interstate bank merger transactions. Once a bank has established branches in a state through an interstate merger transaction, the bank may establish and acquire additional branches at any location in the state where a bank headquartered in that state could have established or acquired branches under applicable Federal or state law.

         Economic and Monetary Polices. The operations of Guaranty are affected not only by general economic conditions, but also by the economic and monetary policies of various regulatory authorities. In particular, the Federal Reserve regulates money, credit and interest rates in order to influence general economic conditions. These policies have a significant influence on overall growth and distribution of loans, investments and deposits and affect interest rates charged on loans or paid for time and savings deposits. Federal Reserve monetary policies have had a significant effect on the operating results of commercial banks in the past and are expected to continue to do so in the future.

                                   MANAGEMENT

Directors and Executive Officers

         The following information sets forth the names, ages, principal occupations and business experience for all directors and executive officers of the Corporation. The date shown for first election as a director in the information below represents the year in which the nominee or incumbent director was first elected to the Board of Directors of the Corporation or previously to the Board of Directors of the Bank. Unless otherwise indicated, the business experience and principal occupations shown for each individual has extended five or more years.


                  Name                   Age                   Position                       Director Since
                  ----                   ---                   --------                       --------------

         Douglas E. Caton                 55          Chairman of the Board                       1981

         Harry N. Lewis                   70          Vice Chairman of the Board                  1976

         Thomas P. Baker                  51          President, Chief Executive                  1990
                                                      Officer and Director

         Henry J. Browne                  65          Director                                    1976

         Robert P. Englander              78          Director                                    1976

         John R. Metz                     60          Director                                    1980

         James R. Sipe, Jr.               42          Director                                    1996

         Oscar W. Smith, Jr.              67          Director                                    1976

         John B. Syer                     54          Director                                    1998

         Vincent B. McNelley              32          Senior Vice President, Chief
                                                      Financial Officer and Treasurer

         Donna W. Richards                34          Senior Vice President - Mortgage Lending

         Rex L. Smith                     39          Senior Vice President - Retail Operations


         Douglas E. Caton has been Chairman of the Corporation's Board of Directors since 1989. Mr. Caton is a commercial real estate developer and has been President of Management Services Corp., a real estate management company, since 1972. Mr. Caton is a member of the Virginia State Bar and is a Major General in the United States Army Reserve.

         Harry N. Lewis has served as the Vice Chairman of the Corporation's Board of Directors since 1976. Mr. Lewis has been President of Lewis Insurance Agency, Inc., an insurance sales company in Charlottesville, Virginia, since July 1952. Mr. Lewis is an alumnus of the Colgate Darden Graduate School of Business Administration and is a member of the Board of Directors of the United Way. He is also a member of the Board of Directors of Keller & George and is the past president of the Central Virginia Chapter of the C.P.C.U.

         Thomas P. Baker has served as the President and Chief Executive Officer of the Bank since January 1, 1990.

         Henry J. Browne is an architect in private practice with studios in Keswick, Virginia and Boca Grande, Florida. He was President of Browne, Eichmon, Dalgliesh, Gilpin & Paxton, an architecture firm in Charlottesville, Virginia, from March 1958 to April 1996. Mr. Browne is a past director of Farmington Country Club, past president of the Virginia Chapter of the American Institute of Architects and past president of Downtown Charlottesville, Inc.

         Robert P. Englander is President of the Englander Agency, a life insurance company in Charlottesville, Virginia. Mr. Englander has been an insurance agent since 1949.

         John R. Metz has been a pharmacist at Martha Jefferson Hospital in Charlottesville, Virginia, since October 1967. Mr. Metz is a member of the Board of Directors of the Virginia Pharmaceutical Association Research and Education Foundation.

         James R. Sipe, Jr. is an associate broker with Prudential Funkhouser & Associates, a real estate sales company in Harrisonburg, Virginia.

         Oscar W. Smith, Jr. is President of K-B Management Co., Charlottesville, Virginia. Mr. Smith is a director of Smith/Eastman, Inc. and is the past president of the Albemarle County Rotary Club. He is a master mason and the past president of the University of Virginia Touchdown Club.

         John B. Syer has been the Executive Director of the University of Virginia Alumni Association and UVA Fund since 1994. Mr. Syer was formerly the owner and Chief Executive Officer of S&N Transportation in Norfolk, Virginia, President and Chief Operating Officer of Essex Financial Group, Inc. and its affiliates in Norfolk, Virginia, and Managing Partner of Home Health of Tidewater.

         Vincent B. McNelley was appointed Senior Vice President and Chief Financial Officer in July 1997. From June 1993 to June 1997, he was a Senior Audit Associate with BDO Seidman, LLP.

         Donna W. Richards was appointed Senior Vice President of Mortgage Lending in April 1995. Ms. Richards has been employed by the Corporation since April 1993 and has served in the past as Manager of Loan Originations and a Loan Officer. From December 1991 to April 1993, she was a Senior Loan Processor for Virginia Federal.

         Rex L. Smith, III has been Senior Vice President - Retail Operations since February 1998 and was Senior Vice President - Commerical from September 1996 to February 1997. Between March 1997 and January 1998, Mr. Smith was a Vice President with Central Fidelity National Bank. From March 1993 until August 1996, he was Vice President/Senior Business Manager of Crestar Financial Corporation.

Security Ownership of Management

         The following table sets forth information as of March 1, 1998 regarding the number of shares of Common Stock beneficially owned by all directors and by all directors and executive officers as a group. Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of the nominee living in such person's home, as well as shares, if any, held in the name of another person under an arrangement whereby the director or executive officer can vest title in himself at once or at some future time.

                               Common Stock
      Name                Beneficially Owned            Percentage of Class
      ----                ------------------            -------------------
Directors
Thomas P. Baker (1)                9,215                           0.61%
Henry J. Browne                   32,462                           2.16%
Douglas E. Caton                 253,640                          16.88%
Robert P. Englander               10,560                           0.70%
Harry N. Lewis                     5,688                           0.38%
John R. Metz                      13,992                           0.93%
James R. Sipe, Jr.                 1,500                           0.10%
Oscar W. Smith, Jr.               20,034                           1.33%
John B. Syer                       1,000                           0.06%
All present executive
  officers and directors
  as a group (12 Persons)         350,221                         23.30%
--------------------

(1) Includes beneficial ownership of shares issuable upon the exercise of stock options exercisable within 60 days of March 1, 1998.


Security Ownership of Certain Beneficial Owners

         The following table sets forth information as of March 1, 1998 regarding the number of shares of Common Stock beneficially owned by all persons who own five percent or more of Common Stock of the Corporation:

                                                   Common Stock
                Name and Address             Beneficially Owned     Percentage of Class
                ----------------             ------------------     -------------------

Douglas E. Caton                                   253,640                 16.88%
4 Deer Park
Earlysville, Virginia

Ferguson, Andrews Investment Advisers, Inc.         88,600                  5.90%
2560 Ivy Road
Charlottesville, Virginia 22903

Executive Compensation

Summary of Cash and Certain Other Compensation

         The following table shows, for the fiscal year ended December 31, 1997, the six months ended December 31, 1996 and the fiscal years ended June 30, 1996 and 1995, the cash compensation paid by the Corporation, as well as certain other compensation paid or accrued for those years, to the named Executive Officer in all capacities in which he served:

                           Summary Compensation Table

                                                             Annual Compensation(1)
                                                             ----------------------
                                                                                                 All Other
Name and Principal Position                 Year             Salary             Bonus           Compensation (2)
---------------------------                 ----             ------             -----           ----------------
Thomas P. Baker                             1997            $115,200           $3,252              $2,869
President and                               1996 (3)          56,850              -                   568
Chief Executive Officer                     1996 (4)         113,700              -                 1,137
                                            1995             113,700              -                 1,137

--------------------

(1) All benefits that might be considered of a personal nature did not exceed the lesser of $50,000 or 10% of total annual salary and bonus for the officer named in the table.
(2)      Amounts  reflect  the  Corporation's  matching  contribution  under its
         Section 401(k) retirement plan.
(3)      Six months ended December 31, 1996.
(4)      Fiscal year ended June 30, 1996.

Options Grants in Last Fiscal Year

         The following table sets forth for the year ended December 31, 1997, the grants of stock options to the named Executive Officer:

                        Option Grants In Last Fiscal Year

                                                          Percent of Total
                                Number of Securities     Options Granted to
                                 Underlying Options     Employees in Fiscal     Exercise or Base
Name                               Granted (#) (a)          Year (%) (b)        Price ($/Share)     Expiration Date

Thomas P. Baker                         2,000                    5.0                 12.00              8/28/00
                                        2,000                    5.0                 13.20              8/28/01
                                        2,000                    5.0                 14.52              8/28/02
                                        2,000                    5.0                 15.97              8/28/03
                                        2,000                    5.0                 17.57              8/28/04
--------------------

(a) Stock options were awarded at or above the fair market value of the shares of Common Stock at the date of award. The options with an exercise price of $12.00 are immediately exercisable. The options with exercise prices of $13.20, $14.52, $15.97 and $17.57 will become exercisable on August 28, 1998, 1999, 2000 and 2001, respectively.

(b) Options to purchase 40,000 shares of Guaranty Common Stock were granted to employees during the year ended December 31, 1997.

Option Exercises and Holdings

         Set forth in the table below is information concerning each exercise of stock options during the fiscal year ended December 31, 1997 by the named Executive Officer and the year end value of unexercised options.

              Aggregated Options/SAR Exercises in Last Fiscal Year
                          and FY-End Options/SAR Value

                                                      Number of Securities Underlying        Value of Unexercised
                                                          Unexercised Options/SARS        In-The-Money Options/SARs
                                                             at FY-End(#) (1)                 at FY-End ($) (2)
                                                             ----------------                 -----------------
                    Shares Acquired       Value
       Name         On Exercise (#)   Realized ($)(3)   Exercisable   Unexercisable     Exercisable    Unexercisable
       ----         ---------------   ---------------   -----------   -------------     -----------    -------------

 Thomas P. Baker         2,375            28,500           2,000          8,000            5,000           2,600

--------------------
(1)      Each of these options relates to Common Stock.
(2) These values are based on $14.50, the closing price of Common Stock on December 31, 1997.
(3) The total number of options exercised was 4,000. However, in accordance with the plan document, this was done using a "cashless exercise" which resulted in 2,375 shares of stock being awarded to Mr. Baker and no money being received by the Corporation.

Directors' Fees

         Directors, excluding directors who are officers of the Corporation, received fees of $450 for each meeting of the Board of Directors attended and $300 for each Compensation, Planning and Audit Committee meeting attended during fiscal 1997. Mr. Caton, who is an ex officio of all Committees and devotes additional time to the Corporation's affairs as Chairman of the Board of Directors, received a fee of $25,200 in the fiscal year ended December 31, 1997 in lieu of any fees for attending Board of Directors and Committee meetings.

Employment  Agreements

         The Corporation and Thomas P. Baker are parties to an employment agreement that provides for Mr. Baker to serve as President and Chief Executive Officer of the Corporation. The agreement is for a period ending December 31, 2000 and provides for a base salary of $115,300, which the Board of Directors may increase. If Mr. Baker's employment is terminated for reasons other than cause, he will be entitled to receive severance pay equal to one-half of his annual base salary in effect at the time.

         If termination of employment due to a change in control had occurred in fiscal 1997, Mr. Baker would be entitled to severance payments amounting to approximately $115,000.

Transactions with Management

         Some of the directors and officers of the Corporation are at present, as in the past, customers of the Corporation and, the Corporation has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal shareholders and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. These transactions do not involve more than the normal risk of collectibility or present other unfavorable features. The largest aggregate outstanding balance of loans to directors, executive officers and their associates, as a group in the fiscal year ended December 31, 1997 was approximately $386,000. Such balances totaled $386,000 at December 31, 1997, or 3.3% of the Corporation's equity capital at that date.

         There are no legal proceedings to which any director, officer, principal shareholder or associates is a party that would be material and adverse to the Bank.


                                 CAPITALIZATION

         The following table sets forth the consolidated capitalization of the Corporation at December 31, 1997. See "Use of Proceeds." This table is based on, and is qualified in its entirety by, the historical consolidated financial statements of the Corporation, including the related notes thereto, which are included in documents incorporated by reference herein, and should be read in conjunction therewith.

                                                                                      December 31,
                                                                                          1997
                                                                                   ------------------
                                                                                       (Dollars in
                                                                                        Thousands)
             Long-term debt                                                              $2,360
             Capitalized lease obligations
             Shareholders' Equity
                      Common Stock, par value $1.25 per share, authorized
                       4,000,000 shares, shares outstanding - 1,501,383                   1,876
                      Capital surplus                                                     5,725
                      Retained earnings                                                   4,208
                      Unrealized gains on securities available for sale, net of
                       income taxes                                                          51
                                                                                         ------
                               Total shareholders' equity                                11,860
                                        Total capitalization                            $14,220
                                                                                        =======
             Consolidated Capital Ratios
                      Equity to assets                                                    9.07%
                      Tier 1 Capital                                                     14.29%
                      Total Capital                                                      15.42%



                              ACCOUNTING TREATMENT

         The financial statements of the Trust will be consolidated into the Corporation's consolidated financial statements, with the Preferred Securities treated as minority interest and shown in the Corporation's consolidated balance sheet as "Corporation-Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust." The financial statement footnotes of the Corporation will reflect that the sole asset of the Trust will be the amount of the Junior
Subordinated Debt Securities maturing on        , 2028. All future reports filed
by the Corporation under the Exchange Act will present information regarding the Trust and any other similar trusts in the manner described above.

                              REGULATORY TREATMENT

         As a registered bank holding company, the Corporation is required by the Federal Reserve to maintain certain levels of capital for bank regulatory purposes. The Corporation expects that the Preferred Securities will be treated as "Tier I Capital" of the Corporation for such purposes; provided that Preferred Securities can only comprise 25% of the Corporation's Tier I Capital. Based on the Corporation's Tier I Capital at December 31, 1997, approximately $3.9 million of the Preferred Securities would be initially included in the Corporation's Tier I Capital.


                       DESCRIPTION OF PREFERRED SECURITIES

         Pursuant to the terms of the Declaration, the Trustees on behalf of the Trust will issue the Preferred Securities and the Common Securities. The Preferred Securities will represent beneficial ownership interests in the Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust over the Common Securities, as well as other benefits as described in the Declaration. See "Subordination of Common Securities." The Declaration will be qualified under the Trust Indenture Act of 1939 (the "Trust Indenture Act"). This summary of certain provisions of the Preferred Securities, the Common Securities and the Declaration does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Declaration, including the definitions therein of certain terms. The form of the Declaration is available upon request from the Trustees.

General

         The Preferred Securities will be limited to $6.0 million Aggregate Liquidation Amount at any one time outstanding. The Trust reserves the right to increase the Aggregate Liquidation Amount by not more than $900,000. The Preferred Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities, except as described under "Subordination of Common Securities." Legal title to the Junior Subordinated Debt Securities will be held by the Property Trustee on behalf of the Trust in trust for the benefit of the holders of the Preferred Securities and Common Securities. The Guarantee Agreement executed by the Corporation for the benefit of the holders of the Preferred Securities (the "Guarantee Agreement") will provide for the Guarantee on a subordinated basis with respect to the Preferred Securities but will not guarantee payment of Distributions or amounts payable on redemption of the Preferred Securities or on liquidation of the Trust when the Trust does not have funds on hand available to make such payments. See "Description of Guarantee."

Distributions

         The Preferred Securities represent beneficial ownership interests in the Trust, and Distributions on each Preferred Security will be payable at $___ per annum, and will be payable quarterly in arrears on the 15th day of March, June, September and December of each year to the holders of the Preferred Securities at the close of business on the Business Day (as defined herein) immediately preceding such Distribution Date (each, a "Record Date"). Distributions on the Preferred Securities will be cumulative. Distributions will accumulate from the Issue Date. The first Distribution Date for the Preferred Securities will be June 15, 1998. The amount of Distributions payable for any period will be computed on the actual number of days elapsed in a year of twelve 30-day months. In the event that any date on which Distributions are payable on the Preferred Securities is not a Business Day, payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payments in respect to any such delay) with the same force and effect as if made on the date such payment was originally payable (each date on which Distributions are payable in accordance with the foregoing. a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in Richmond, Virginia are authorized or required by law or executive order to remain closed, or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.

         So long as no Debenture Event of Default has occurred and is continuing, the Corporation has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debt Securities at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debt Securities. As a consequence of any such election, quarterly Distributions on the Preferred Securities by the Trust will be deferred during any such Extension Period. Distributions to which holders of the Preferred Securities are entitled will accumulate additional Distributions thereon at __% per annum thereof, compounded quarterly from the relevant payment date for such Distributions during any such Extension Period, to the extent permitted by applicable law. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in interest to the Junior Subordinated Debt Securities, or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including Other Guarantees) if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debt Securities (other than (a) dividends or distributions in Common Stock of the Corporation, (b) any Declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) purchases or acquisitions of shares of the Corporation's Common Stock in connection with the satisfaction by the Corporation of its obligations under any employee benefit plan or any other contractual obligation of the Corporation (other than a contractual obligation ranking pari passu with or junior to the Junior Subordinated Debt Securities), (e) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock or (f) the purchase of fractional interests in shares of the Corporation's stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). Prior to the termination of any such Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 20 consecutive quarterly periods or to extend beyond the Stated Maturity of the Junior Subordinated Debt Securities. Upon the termination of any such Extension Period and the payment of all amounts then accrued and unpaid on the Junior Subordinated Debt Securities (together with interest thereon accrued at __% per annum, compounded quarterly, to the extent permitted by applicable law), and subject to the foregoing limitations, the Corporation may elect to begin a new Extension Period. No interest or other amounts shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any such Extension Period at least three Business Days prior to the earlier of (i) the date the Distributions on the Preferred Securities would have been payable except for the election to begin such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any automated quotation system or to holders of such Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than three Business Days prior to such record date. The Debenture Trustee shall give notice of the Corporation's election to begin or extend an Extension Period to the holders of the Preferred Securities. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of Junior Subordinated Debt Securities--Option to Extend Interest Payment Date" and "Certain United States Federal Income Tax Consequences--Interest Income and Original Issue Discount."

         The Corporation has no current intention of exercising its right to defer payments of interest on the Junior Subordinated Debt Securities.

         The revenue of the Trust available for distribution to holders of the Preferred Securities will be limited to payments under the Junior Subordinated Debt Securities in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. See "Description of Junior Subordinated Debt Securities-General." If the Corporation does not make interest payments on the Junior Subordinated Debt Securities, the Property Trustee will not have funds available to pay Distributions on the Preferred Securities. The payment of Distributions (if and to the extent the Trust has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Corporation on a limited basis as set forth herein under "Description of Guarantee."

Conversion Rights

         General. Preferred Securities will be convertible at any time prior to the earlier of (i) 5:00 p.m. (Richmond, Virginia time) on the Business Day immediately preceding the date of redemption or repayment of such Preferred Securities, whether at maturity or upon redemption, and (ii) 5:00 p.m.
(Richmond, Virginia time) on the Conversion Termination Date (if any), at the option of the holders thereof and in the manner described below, into a number of shares of Common Stock that equals the quotient obtained by dividing (i) $25
(ii) the Conversion Price referred to on the cover page of this Prospectus, subject to adjustment as described below under "-- Conversion Price Adjustments." The Trust will covenant in the Declaration not to convert Junior Subordinated Debt Securities held by it except pursuant to a notice of conversion delivered to the Property Trustee, as initial conversion agent (the "Conversion Agent"), by a holder of Preferred Securities.

         A holder of Preferred Securities wishing to exercise its conversion right will be required to deliver an irrevocable conversion request, together with the certificate evidencing such Preferred Security, to the Conversion Agent which will exchange such Preferred Security for an equivalent amount of the Junior Subordinated Debt Securities (based on an exchange ratio of $25.00 in principal amount of Junior Subordinated Debt Securities for each $25.00 in Liquidation Amount of Preferred Securities) on behalf of such holder and immediately convert such Junior Subordinated Debt Securities into Common Stock. Holders may obtain copies of the required form of the conversion request from the Conversion Agent.

         Holders of Preferred Securities at 5:00 p.m. (Richmond, Virginia time) on a Distribution Record Date will be entitled to receive the Distribution payable on such Preferred Securities on the corresponding Distribution Date notwithstanding the conversion of such Preferred Securities following such Distribution Record Date but on or prior to such Distribution Date. Except as provided in the immediately preceding sentence, neither the Trust nor the Corporation will make, or be required to make, any payment, allowance or adjustment for accumulated and unpaid Distributions, whether or not in arrears, on converted Preferred Securities; provided, however, that if notice of redemption of Preferred Securities is mailed or otherwise given to holders of Preferred Securities or the Trust issues a press release announcing a Conversion Termination Date, then, if any holder of Preferred Securities converts any Preferred Securities into Common Stock on any date on or after the date on which such notice of redemption is mailed or otherwise given or the date of such press release, as the case may be, and if such date of conversion falls on any day from and including the first day of an Extension Period and on or prior to the Distribution Date upon which such Extension Period ends, such converting holder shall be entitled to receive either (i) if the date of such conversion falls after a Distribution Record Date and on or prior to the next succeeding Distribution Date, all accrued and unpaid Distributions on such Preferred Securities (including interest thereon, if any, to the extent permitted by applicable law) to such Distribution Date or (ii) if the date of such conversion does not fall on a date described in clause (i) above, all accrued and unpaid Distributions on such Preferred Securities (including interest thereon, if any, to the extent permitted by applicable law) to the most recent Distribution Date prior to the date of such conversion, which

Distributions shall, in either such case, be paid to such converting holder unless the date of conversion of such Preferred Securities is on or prior to the Distribution Date upon which such Extension Period ends and after the
Distribution Record Date for such Distribution Date, in which case such Distributions shall be paid to the person who was the holder of such Preferred Securities (or one or more predecessor Preferred Securities) at 5:00 p.m. (Richmond, Virginia time) on such Distribution Record Date. The Corporation will make no payment or allowance for distributions on the shares of Common Stock issued upon such conversion, except to the extent that such shares of Common Stock are held of record on the record date for any such distributions. Each conversion will be deemed to have been effected immediately prior to 5:00 p.m. (Richmond, Virginia time) on the day on which the related conversion request was received by the Conversion Agent.

         No fractional shares of Common Stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid by the Corporation in cash based on the Closing Price of the Common Stock on the date such Preferred Securities are converted.

         Conversion Price Adjustments - General. The Conversion Price is subject to adjustment in certain events, including (a) the issuance after the Issue Date of shares of Common Stock as a dividend or a distribution with respect to Common Stock, (b) subdivisions, combinations and reclassifications of Common Stock effected after the Issue Date, (c) the issuance to all holders of Common Stock after the Issue Date of rights or warrants entitling them (for a period not exceeding 45 days) to subscribe for or purchase shares of Common Stock at less than the then Current Market Price (as defined below) of the Common Stock, (d) the distribution to all holders of Common Stock after the Issue Date of evidences of its indebtedness, capital stock, cash or assets (including securities, but excluding those rights, warrants, dividends and distributions referred to above and dividends and distributions paid exclusively in cash), (e) the payment of dividends (and other distributions) on Common Stock after the Issue Date paid exclusively in cash, excluding cash dividends if the annualized per share amount thereof does not exceed 15% of the Current Market Price of Common Stock as of the trading day immediately preceding the date of declaration of such dividend, and (f) payment to holders of Common Stock after the Issue Date in respect of a tender or exchange offer (other than an odd-lot offer) by the Corporation for Common Stock at a price in excess of 110% of the then Current Market Price of Common Stock as of the trading day next succeeding the last date tenders or exchanges may be made pursuant to such tender or exchange offer.

         "Current Market Price" means, in general, the average of the daily Closing Prices (as defined below) for the five consecutive trading days selected by the Corporation commencing not more than 20 trading days before, and ending not later than, the earlier of the day in question or, if applicable, the day before the "ex" date (as defined) with respect to the issuance or distribution in question.

         The Corporation from time to time may reduce the conversion price of the Junior Subordinated Debt Securities (and thus the Conversion Price of the Preferred Securities) by any amount selected by the Corporation for any period of at least 20 days, in which case the Corporation shall give at least 15 days' notice of such reduction. The Corporation may, at its option, make such reductions in the Conversion Price, in addition to those set forth above, as the Corporation deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. See "Certain United States Federal Income Tax Consequences-Adjustment of Conversion Price."

         No adjustment of the Conversion Price will be made upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under any such plan, or upon the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any employee benefit plan or program, or pursuant to any option, warrant, right or any exercisable, exchangeable or convertible security outstanding as of the date on which the Junior Subordinated


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

Debt Securities are first issued. No adjustment of the Conversion Price will be made upon the issuance of rights under any shareholder rights plan. No adjustment in the Conversion Price will be required unless adjustment would require a change of at least one percent (1%) in the Conversion Price then in effect; provided, however, that any adjustment that would not be required to be made shall be carried forward and taken into account in any subsequent adjustment. If any action would require adjustment of the Conversion Price pursuant to more than one of the provisions described above, only one adjustment shall be made with respect to that action and such adjustment shall be the amount of adjustment that has the highest absolute value to the holder of the Preferred Securities.

         Conversion Price Adjustment-Merger, Consolidation or Sale of Assets of the Corporation. In the event that the Corporation shall be a party to any transaction, including, without limitation, and with certain exceptions, (a) a recapitalization or reclassification of the Common Stock, (b) consolidation of the Corporation with, or merger of the Corporation into, any other person, or any merger of another person into the Corporation, (c) any sale, transfer or lease of all or substantially all of the assets of the Corporation or (d) any compulsory share exchange pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property (each of the foregoing being referred to as a "Transaction"), then the holders of Preferred Securities then outstanding will have the right to convert the Preferred
Securities into the kind and amount of securities, cash or other property receivable upon the consummation of such Transaction by a holder of the number of shares of Common Stock issuable upon conversion of such Preferred Securities immediately prior to such Transaction.

         In the case of a Transaction, each Preferred Security would become convertible into the securities, cash or property receivable by a holder of the number of shares of the Common Stock into which such Preferred Security was convertible immediately prior to such Transaction. This change could substantially lessen or eliminate the value of the conversion privilege associated with the Preferred Securities in the future. For example, if the Corporation was acquired in a cash merger, each Preferred Security would become convertible solely into cash and would no longer be convertible into securities which value would vary depending on the future prospects of the Corporation and other factors.

         Conversion Price adjustments or omissions in making such adjustments may, under certain circumstances, be deemed to be distributions that could be taxable as dividends to holders of Preferred Securities or to the holders of Common Stock. See "Certain United States Federal Income Tax Consequences-Adjustment of Conversion Price."

         Termination of Conversion Rights. In addition to the rights of the Corporation to redeem the Preferred Securities under the circumstances described in this Prospectus, the Corporation also will have the right to terminate the convertibility of the Preferred Securities into Common Stock as described in this paragraph. On and after , 2001 and provided the Trust is current in the payment of Distributions on the Preferred Securities (except to the extent that the payment of Distributions may have been duly deferred as the result of an Extension Period), the Corporation may, at its option, terminate the right to convert the Junior Subordinated Debt Securities into Common Stock, in which case the right to convert the Preferred Securities into Common Stock will likewise terminate. The Corporation may exercise this option only if for at least 20 trading days within any period of 30 consecutive trading days ending on or after , 2001, including the last trading day of such period, the Closing Price of the Common Stock exceeds 115% of the then applicable Conversion Price of the
Preferred Securities. To exercise this conversion termination option, the Corporation must cause the Trust to issue a press release for publication on the Dow Jones News Service or on a comparable news service announcing the Conversion Termination Date prior to the opening of business on the second trading day after a period in which the condition in the preceding sentence has been met, but in no event may such press release be issued prior to , 2001. The press
release  shall  announce  the  Conversion   Termination

Date and provide the Conversion Price and the Closing Price of the Preferred Securities and the Common Stock, in each case as of the close of business on the trading day next preceding the date of the press release.

         Notice of the termination of conversion rights will be given by first-class mail to the holders of the Preferred Securities not more than four Business Days after the Trust issues the press release. The Conversion Termination Date will be a Business Day selected by the Corporation not less than 30 nor more than 60 days after the date on which the Trust issues the press release announcing its intention to terminate conversion rights of Preferred Security holders. In the event that the Corporation exercises its conversion termination option, conversion rights will expire at 5:00 p.m. (Richmond, Virginia time) on the Conversion Termination Date. In the event the Corporation has not exercised its conversion termination option and the Preferred Securities are otherwise called for redemption, the Preferred Securities will be convertible at any time prior to 5:00 p.m. (Richmond, Virginia time) on the Business Day immediately preceding the date of such redemption.

         "Closing Price" of any security on any day means the last reported sale price, regular way, on such day or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the NYSE Composite Tape, or, if such security is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted to trading, or if such security is not listed or admitted to trading on a national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. or, if such security is not quoted or admitted to trading on such quotation system, on the principal quotation system on which such security is listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or, if not so available in such manner, as furnished by any NYSE member firm selected from time to time by the Board of Directors of the Corporation for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors of the Corporation.

Redemption

         Upon the repayment or redemption, in whole or in part, of the Junior Subordinated Debt Securities, whether at maturity or upon earlier redemption as provided in the Junior Subordinated Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days' notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such Preferred Securities plus accumulated but unpaid Distributions thereon to the date of redemption (the "Redemption Date"). See "Description of Junior Subordinated Debt Securities-Optional Redemption." If less than all the Junior Subordinated Debt Securities are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Preferred Securities and the Common Securities.

         The Corporation has the right to redeem the Junior Subordinated Debt Securities (i) on or after , 2003, in whole at any time or in part from time to time, or (ii) in whole, but not in part, at any time within 90 days following the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event (each as defined below), in each case subject to possible regulatory approval. A redemption of the Junior Subordinated Debt Securities would cause a mandatory redemption of a Like Amount of the Preferred Securities and Common Securities at the Redemption Price.

         "Business Day" means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in the City of Richmond, Virginia are authorized or required by law or executive order to remain closed, or (c) a day on which the Property Trustee's Corporate Trust Office or the Corporate Trust Office of the Debenture Trustee is closed for business.

         "Like Amount" means (i) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Junior Subordinated Debt Securities to be contemporaneously redeemed in accordance with the Junior Subordinated Indenture, allocated to the Common Securities and to the Preferred Securities based upon the relative Liquidation Amounts of such classes and (ii) with respect to a distribution of Junior Subordinated Debt Securities to holders of Trust Securities in connection with a dissolution or liquidation of the Trust, Junior Subordinated Debt Securities having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debt Securities are distributed.

         "Liquidation Amount" means the stated amount of $25.00 per Trust Security.

         "Tax Event" means the receipt by the Trust of an opinion of counsel to the Corporation experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Preferred Securities, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the delivery of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debt Securities, (ii) interest payable by the Corporation on the Junior Subordinated Debt Securities is not, or within 90 days of the delivery of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes or (iii) the Trust is, or will be within 90 days of the delivery of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         "Investment Company Event" means the receipt by the Trust of an opinion of counsel to the Corporation experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Preferred Securities.

         "Capital Treatment Event" means the reasonable determination by the Corporation that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Preferred Securities, there is more than an insubstantial risk that the Corporation will not be entitled to treat an amount equal to the Liquidation Amount of the Preferred Securities as 25% of the Corporation's "Tier I Capital" (or the then equivalent thereof) for purposes of the risk-based capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Corporation.

         Payment of Additional  Sums. If a Tax Event  described in clause (i) or
(iii) of the definition of Tax Event above has occurred and is continuing and the Trust is the holder of all the Junior Subordinated Debt Securities, the Corporation will pay Additional Sums (as defined below), if any, on the Junior Subordinated Debt Securities.

         "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Preferred Securities and Common Securities of the Trust will not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of a Tax Event.

Redemption Procedures

         Trust Securities shall be redeemed, if at all, at the Redemption Price with the proceeds from the contemporaneous repayment or redemption of the Junior Subordinated Debt Securities. Redemptions of the Trust Securities shall be made and the Redemption Price shall be payable on each Redemption Date (as defined below) only to the extent that the Trust has funds on hand available for the payment of such Redemption Price. See also "Subordination of Common Securities."

         If the Trust gives a notice of redemption in respect of the Preferred Securities, then, by 12:00 noon, Richmond, Virginia time, on the date fixed for redemption (the "Redemption Date"), to the extent funds are available, with respect to the Preferred Securities held in global form, the Property Trustee will deposit rrevocably with DTC funds sufficient to pay the Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the Preferred Securities. See "Form, Denomination, Book-Entry Procedures and Transfer." With respect to the Preferred Securities held in certificated form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Preferred
Securities funds sufficient to pay the Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the Preferred Securities. See "Payment and Paying Agency." Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of the Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Preferred Securities will cease, except the right of the holders of the Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price, or to convert the holder's Preferred Securities into Common Stock as described under "Conversion Rights" above and the Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price is improperly withheld or refused and not paid either by the Trust or by the Corporation pursuant to the Guarantee as described under "Description of Guarantee," Distributions on Preferred Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Trust to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

         Subject to applicable law (including, without limitation, United States federal securities law), the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender in the open market or by private agreement.

         Notice of any redemption (other than at the Stated Maturity of the Junior Subordinated Debt Securities) will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Trust Securities at its registered address. Unless the Corporation defaults in payment of the Redemption Price on, or in the repayment of, the Junior Subordinated Debt Securities, on and after the Redemption Date, Distributions will cease to accrue on the Trust Securities called for redemption.

Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities

         The Corporation, as the holder of the outstanding Common Securities, will have the right at any time (including, without limitation, upon the occurrence of a Tax Event, an Investment Company Event or Capital Treatment Event) to terminate the Trust and cause a Like Amount of the Junior Subordinated Debt Securities to be distributed to the holders of the Trust Securities upon liquidation of the Trust. Such right to terminate is subject to prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve.

         Upon liquidation of the Trust and certain other events, the Junior Subordinated Debt Securities may be distributed to holders of the Preferred Securities. Under current United States federal income tax law, a distribution of Junior Subordinated Debt Securities upon the dissolution of the Trust would not be a taxable event to holders of the Preferred Securities. If, however, the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of dissolution of the Trust, the distribution of the Junior Subordinated Debt Securities may constitute a taxable event to holders of Preferred Securities. See "Certain United States Federal Income Tax Consequences--Distribution of Junior Subordinated Debt Securities to Holders of Preferred Securities."

         The Trust shall automatically terminate upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Corporation;
(ii) the distribution of a Like Amount of the Junior Subordinated Debt Securities to the holders of the Trust Securities if the Corporation, as Depositor, has given written direction to the Property Trustee to terminate the Trust (which direction is optional and, except as described above, wholly within the discretion of the Corporation, as Depositor); (iii) redemption of all of the Trust Securities as described under "Mandatory Redemption" above; (iv) expiration of the term of the Trust; and (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

         If an early termination occurs as described in clause (i), (ii), (iv) or (v) above, the Trust shall be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Junior Subordinated Debt Securities, unless such distribution would not be practical, in which event such holders will be entitled to receive out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to, in the case of holders of Preferred Securities, the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Preferred Securities shall be paid on a pro rata basis. The holder(s) of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Preferred Securities, except that if a Debenture Event of Default (or an event that, with notice or passage of time, would become such an Event of Default) or an Event of Default under the Declaration has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities with respect to any such distributions. See "Subordination of Common Securities." If an early termination occurs as described in clause (v) above, the Junior Subordinated Debt Securities will be subject to optional redemption in whole (but not in part).

         "Like Amount" means (i) with respect to a redemption of Preferred Securities, Preferred Securities having a Liquidation Amount equal to that portion of the principal amount of Junior Subordinated Debt Securities to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Preferred Securities based upon the relative Liquidation Amounts of such classes and the proceeds of which will be used to pay the Redemption Price of the Preferred Securities and (ii) with respect to a distribution of Junior Subordinated Debt Securities to holders of Preferred Securities in connection with a dissolution or liquidation of the Trust, Junior Subordinated Debt Securities having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debt Securities are distributed.

         If the Corporation elects not to redeem the Junior Subordinated Debt Securities prior to maturity and the Trust is not liquidated and the Junior
Subordinated Debt Securities are not distributed to holders of the Trust Securities, the Preferred Securities will remain outstanding until the repayment of the Junior Subordinated Debt Securities at the Stated Maturity.

         On and after the liquidation date is fixed for any distribution of Junior Subordinated Debt Securities to holders of the Trust Securities, (i) the Preferred Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the record holder of the Preferred Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debt Securities to be delivered upon such distribution with respect to Preferred Securities held by DTC or its nominee and (iii) any certificates representing Preferred Securities not held by DTC or its nominee will be deemed to represent Junior Subordinated Debt Securities having a principal amount equal to the Liquidation Amount of such Preferred Securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Preferred Securities until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon the Corporation will issue to such holder, and the Debenture Trustee will
authenticate,   a  certificate   representing  such  Junior   Subordinated  Debt
Securities.

         There can be no assurance as to the market prices for the Preferred Securities or the Junior Subordinated Debt Securities that may be distributed in exchange for the Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, or the Junior Subordinated Debt Securities that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

Subordination of Common Securities

         Payment of Distributions on, and the Redemption Price of, the Preferred Securities and Common Securities, as applicable, shall be made pro rata to the holders of Preferred Securities and Common Securities based on the Liquidation Amount of the Trust Securities, provided that, if on any Distribution Date or Redemption Date any Debenture Event of Default (or an event that, with notice or passage of time, would become such an Event of Default) or an Event of Default under the Declaration shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or, in the case of payment of the Redemption Price, the full amount of such Redemption Price on all of the outstanding Preferred Securities, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or the Redemption Price of, the Preferred Securities then due and payable.

         In the case of any Event of Default under the Declaration resulting from a Debenture Event of Default, the Corporation as holder of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the Declaration until the effect of all such Events of Default have been cured, waived or otherwise eliminated. Until all such Events of Default under the Declaration have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Preferred Securities and not on behalf of the Corporation as holder of the Common Securities, and only the holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.


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

Events of Default; Notice

         Any one of the following events constitutes an "Event of Default" under the Declaration (an "Event of Default") (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (i) the occurrence of a Debenture Event of Default (see "Description of Junior Subordinated Debt Securities-Debenture Events of Default"); or

                  (ii)     default   by  the  Trust  in  the   payment   of  any
         Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

                  (iii) default by the Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

                  (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Trustees in the Declaration (other than a covenant or warranty, a default in the performance of which or the breach of which is addressed in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Trustee or Trustees by the holders of at least 25% in aggregate Liquidation Amount of the outstanding
         Preferred Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Declaration; or

                  (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Corporation to appoint a successor Property Trustee within 60 days thereof.

         Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Preferred Securities, the Administrative Trustees and the Corporation, as Depositor, unless such Event of Default shall have been cured or waived. The Corporation, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Declaration.

         If a Debenture Event of Default (or an event that with notice or the passage of time, would become such an Event of Default) or an Event of Default under the Declaration has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities as described above. See "Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities" and "Subordination of Common Securities."

Removal of Trustees

         Unless a Debenture Event of Default shall have occurred and be continuing, any Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Preferred Securities. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Corporation as the holder of the Common Securities. No resignation


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

or removal of a Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Declaration.

Co-trustees and Separate Property Trustee

         Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust's property may at the time be located, the Corporation, as the holder of the Common Securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust's property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Declaration. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

Merger or Consolidation of  Trustees

         Any person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under the Declaration, provided such person shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

         The Trust may not merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person, except as described below or as otherwise set forth in the Declaration. The Trust may, at the request of the Corporation, as Depositor, with the consent of the Administrative Trustees but without the consent of the holders of the Preferred Securities, the Property Trustee or the Delaware Trustee, merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any State; provided, however, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Preferred Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Corporation expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Junior Subordinated Debt Securities, (iii) the Successor Securities are listed or traded, or any Successor Securities will be listed or traded upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed or traded, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, (v) such successor entity has a purpose identical and limited to that of the Trust,
(vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Corporation has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940 (the "Investment Company Act") and

(vii) the Corporation or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as an association taxable as a corporation or as other than a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of the Declaration

         Except as provided below and under "Description of Guarantee--Amendments and Assignment" and as otherwise required by law and the Declaration, the holders of the Preferred Securities will have no voting rights.

         The Declaration may be amended from time to time by the Corporation, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities, (i) to cure any ambiguity, correct or supplement any provision in the Declaration that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Declaration, which shall not be inconsistent with the other provisions of the Declaration, or (ii) to modify, eliminate or add to any provisions of the Declaration to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust or as other than an association taxable as a corporation at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any holder of Trust Securities, and any amendments of the Declaration shall become effective when notice thereof is given to the holders of the Trust Securities. The Declaration may be amended by the Trustees and the Corporation with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Preferred Securities, and (ii) receipt by the Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not cause the Trust to be classified as an association taxable as a corporation or affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act. In addition, without the consent of each holder of Trust Securities, the Declaration may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

         So long as any Junior Subordinated Debt Securities are held by the Trust, the Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to the Junior Subordinated Debt Securities, (ii) waive any past default that is waivable under Section 5.13 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debt Securities shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debt Securities, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debt Securities affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the Preferred Securities. The Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Preferred Securities


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

except by subsequent vote of such holders. The Property Trustee shall notify each holder of Preferred Securities of any notice of default with respect to the Junior Subordinated Debt Securities. In addition to obtaining the foregoing approvals of such holders of the Preferred Securities, prior to taking any of the foregoing actions, the Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes as a result of such action and such action would not cause the Trust to be classified as other than a grantor trust for United States federal income tax purposes.

         Any required approval of holders of Preferred Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Preferred Securities in the manner set forth in the Declaration.

         No vote or consent of the holders of Preferred Securities will be required for the Trust to redeem and cancel the Preferred Securities in accordance with the Declaration.

         Notwithstanding that holders of the Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by the Corporation, the Trustees or any affiliate of the Corporation or any Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Expenses and Taxes

         In the Indenture, the Corporation, as borrower, has agreed to pay all debts and other obligations (other than with respect to payments of Distributions, amounts payable upon redemption and the Liquidation Amount of the Trust Securities) and all costs and expenses of the Trust (including costs and expenses relating to the organization of the Trust, the fees and expenses of the Trustees and the costs and expenses relating to the operation of the Trust) and the offering of the Preferred Securities, and to pay any and all taxes and all costs and expenses with respect to the foregoing (other than United States withholding taxes) to which the Trust might become subject. The foregoing obligations of the Corporation under the Indenture are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Corporation directly against the Corporation, and the Corporation has irrevocably waived any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against the Corporation. The Corporation has also agreed in the Indenture to execute such additional agreement(s) as may be necessary or desirable to give full effect to the foregoing.

Form, Denomination, Book-Entry Procedures and Transfer

         Preferred Securities may be transferred or exchanged in the manner and at the offices described below.

         The Preferred Securities initially will be evidenced by certificates in fully registered form (each, a "Certificate"). The Property Trustee will from time to time register the transfer of any outstanding Certificate upon surrender thereof at the office of the Property Trustee which is currently located at 1100
N. Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration (the "Property Trustee's Office"), duly endorsed by, or accompanied by a written instrument or instruments of transfer in a form satisfactory to the Property Trustee duly executed by the holder thereof, a duly appointed legal representative or a duly authorized attorney. Such signature must be guaranteed by a bank or trust company having a correspondent office in New York City or by a broker or dealer that is a member of the National Association of Securities Dealers, Inc. (the


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

"NASD") or a member of a national securities exchange. A new Certificate will be issued to the transferee upon any such registration of transfer.

         At the option of a holder, Certificates may be exchanged for other Certificates representing a like number of Preferred Securities, upon surrender to the Property Trustee at the Property Trustee's Office of the Certificates to be exchanged. The Corporation will thereupon execute, and the Property Trustee will authenticate and deliver, one or more new Certificates representing such like number of Preferred Securities.

         If any  Certificate  is  mutilated,  lost,  stolen  or  destroyed,  the
Corporation shall execute, and the Property Trustee shall authenticate and deliver, in exchange and substitution for such mutilated Certificate, or in replacement for such lost, stolen or destroyed Certificate, a new Certificate representing the same number of Preferred Securities represented by such Certificate, but only upon receipt of evidence satisfactory to the Corporation and to the Property Trustee of loss, theft or destruction of such Certificate and security or indemnity, if requested, satisfactory to them. Holders requesting replacement Certificates must also comply with such other reasonable regulations as the Corporation or the Property Trustee may prescribe.

         No service charge will be made for any registration of transfer or exchange of Certificates, but the Corporation may require the payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection therewith, other than exchanges not involving any transfer. In the case of the replacement of mutilated, lost, stolen or destroyed Certificates, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith and any other expenses (including the fees and expenses of the Property Trustee) connected therewith.

Possible Exchange for Book-Entry Preferred Securities

         Following the issuance of the Preferred Securities, the Corporation will make the Preferred Securities available in book-entry form ("Book-Entry Preferred Securities"). Holders may (but are not required to) exchange Certificates for Book-Entry Preferred Securities, which will be represented by a beneficial interest in a Global Security (as defined below), by causing the Certificates to be delivered to Depository Trust Company ("DTC"), in proper form for deposit into DTC's book-entry system, on or after the Initial Exchange Date (as defined below). Certificates received by DTC for exchange during the period commencing on a date designated by the Corporation (the "Initial Exchange Date") and ending on the fifth day after the Initial Exchange Date (the "Initial Exchange Period") will be exchanged for Book-Entry Preferred Securities by the close of business on the Business Day on which they are received by DTC (if received by DTC by its then applicable cut-off time for same-day credit) or on the following Business Day (if received by DTC by its then applicable cut-off time for next-day credit).

         After the last day of the Initial Exchange Period, DTC will not be required to accept delivery of Certificates in exchange for Book-Entry Preferred Securities, but DTC may permit such Certificates to be so exchanged on a case-by-case basis. It is anticipated that after the Initial Exchange Period, Certificates delivered to DTC in good order and in proper form for deposit will be accepted by DTC for exchange for Book-Entry Preferred Securities generally within three to four Business Days after delivery to DTC. However, there can be no assurance that such Certificates will be accepted for exchange or, if accepted, that such exchange will occur within such time period. Certificates surrendered at any time for exchange for Book-Entry Preferred Securities may not be delivered for settlement or transfer until such exchange has been effected. Accordingly, persons purchasing Preferred Securities in secondary market trading after the Initial Exchange Date may wish to make specific arrangements with brokers or DTC's participants if they wish to purchase only Book-Entry Preferred Securities and not Certificates.

         The Corporation will notify DTC, the Property Trustee and each holder of a Certificate by first-class mail that exchanges of Certificates for Book-Entry Preferred Securities will commence on the Initial Exchange Date, which will be approximately one Business Day after the date on which the Corporation notifies DTC that it has elected to permit such exchanges. The Initial Exchange Date will not be later than one day after , 1998.

         In  order  to be  exchanged  for  Book-Entry  Preferred  Securities,  a
Certificate  must  be  delivered  to DTC,  in  proper  form  for  deposit,  by a
Participant. Accordingly, holders of Preferred Securities that are not Participants must deliver their Certificates, in proper form for deposit, to a Participant, either directly or through a brokerage firm that maintains an account with a Participant, in order to have their Certificates exchanged for Book-Entry Preferred Securities. Holders of Preferred Securities that desire to exchange their Certificates for Book-Entry Preferred Securities should contact their broker or a Participant to obtain information on procedures for submitting their Certificates to DTC, including the proper form for submission and (during the Initial Exchange Period) the cut-off times for same-day and next-day exchange. A Certificate that is held on behalf of a beneficial owner in nominee or "street name" may be automatically exchanged for Book-Entry Preferred Securities by the broker or other entity that is the registered holder of such Preferred Securities, without any action of or consent by the beneficial owner of the Preferred Securities.

Book-Entry System

         Any Book-Entry Preferred Securities will be represented by a single global security (a "Global Security"), which will be deposited with, or on behalf of, DTC, and registered in the name of a nominee of DTC. Certificates that have been exchanged for Book-Entry Preferred Securities may not be re-exchanged for Certificates, except under the limited circumstances described in "Description of Preferred Securities-Form, Denomination, Book-Entry Procedures and Transfer-Exchange of Book-Entry Preferred Securities for Certificated Preferred Securities." Unless and until it is exchanged in whole or in part for Certificates, the Global Security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC.

         Transfer of beneficial interests in the Global Preferred Securities will be subject to the applicable rules and procedures of DTC and its direct or indirect participants which may change from time to time.

Depositary Procedures

         DTC has advised the Trust and the Corporation as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes to accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Underwriter), banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

         DTC has also advised the Trust and the Corporation that, pursuant to procedures established by it, (i) upon deposit of the Global Preferred Securities, DTC will credit the accounts of Participants with portions of


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

the principal amount of the Global Preferred Securities and (ii) ownership of such interests in the Global Preferred Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Preferred Securities).

         Investors in the Global Preferred Securities may hold their interests therein directly through DTC, if they are Participants in DTC, or indirectly through organizations which are Participants in such system. All interests in a Global Preferred Security will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of certain securities, such as the Preferred Securities, that they own. Consequently, the ability to transfer beneficial interests in a Global Preferred Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Preferred Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Preferred Securities, see "Exchange of Book-Entry Preferred Securities for Certificated Preferred Securities."

         Except as described below, owners of beneficial interests in the Global Preferred Securities will not be entitled to have Preferred Securities registered in their names, will not receive or be entitled to receive physical delivery of Preferred Securities in certificated form and will not be considered the registered owners or holders thereof under the Declaration for any purpose.

         Payments in respect of the Global Preferred Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC or its nominee as the registered holder under the Declaration by wire transfer in immediately available funds on each Distribution Date. Under the terms of the Declaration, the Property Trustee will treat the persons in whose names the Preferred Securities, including the Global Preferred Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to, or payments made on account of, beneficial ownership interests in the Global Preferred Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Preferred Securities, or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Corporation that its current practice, upon receipt of any payment in respect of securities such as the Preferred Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the Global Preferred Security, as shown on the records of DTC, unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Preferred Securities represented by Global Preferred
Securities held through such Participants will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee or the Trust. Neither the Trust nor the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Preferred Securities, and the Trust and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

         Interests in the Global Preferred Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

         DTC has advised the Trust and the Corporation that it will take any action permitted to be taken by a holder of Preferred Securities (including, without limitation, the presentation of Preferred Securities for exchange as described below) only at the direction of one or more Participants to whose account with DTC interests in the Global Preferred Securities are credited and only in respect of such portion of the aggregate Liquidation Amount of the Preferred Securities represented by the Global Preferred Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Declaration, DTC reserves the right to exchange the Global Preferred Securities for legended Preferred Securities in certificated form and to distribute such Preferred Securities to its Participants.

         So long as DTC or its nominee is the registered owner of the Global Preferred Securities, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented by the Global Preferred Security for all purposes under the Declaration.

         Neither DTC nor its nominee will consent or vote with respect to the Preferred Securities. Under its usual procedures, DTC would mail an omnibus proxy to the Trust as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of DTC or its nominee to those Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the omnibus proxy).

         The information in this section concerning DTC and its book-entry system has been obtained from sources that the Trust and the Corporation believe to be reliable, but neither the Trust nor the Corporation takes responsibility for the accuracy thereof.

         Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the Global Preferred Securities among Participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trust nor the Property Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Exchange  of  Book-Entry   Preferred   Securities  for  Certificated   Preferred
Securities

         A Global Preferred Security is exchangeable for Preferred Securities in registered certificated form if (i) DTC (x) notifies the Trust that it is no longer willing or able to properly discharge its responsibilities with respect to the Preferred Securities and the Corporation is unable to locate a qualified successor, or (y) has ceased to be a "clearing agency" registered under the Exchange Act; (ii) the Trust at its sole option elects to terminate the book-entry system through DTC; or (iii) there shall have occurred and be continuing a Debenture Event of Default. In addition, beneficial interests in a Global Preferred Security may be exchanged by or on behalf of DTC for certificated Preferred Securities upon request by DTC, but only upon at least 20 days prior written notice given to the Property Trustee in accordance with DTC's customary procedures. In all cases, certificated Preferred Securities delivered in exchange for any Global Preferred Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures) and will bear the restrictive legend referred to in "Notice to Investors," unless the Property Trustee (based on an opinion of counsel) determines otherwise in compliance with applicable law.

Payment and Paying Agency

         Payments in respect of the Preferred Securities held in global form shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable Distribution Dates or in respect of the Preferred Securities that are not held by DTC, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Corporation. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee, the Administrative Trustees and the Corporation. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Corporation) to act as Paying Agent.

         Wilmington Trust Company has informed the Trust that so long as it serves as paying agent for the Preferred Securities, it anticipates that information regarding Distributions on the Preferred Securities, including payment date, record date and redemption information, will be made available through Wilmington Trust Company at 1100 N. Market Street, Wilmington, Delaware,
Attention: Corporate Trust Administration.

Registrar and Transfer Agent

         The Property Trustee will act as registrar and transfer agent for the Preferred Securities.

         Registration of transfers of the Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer or exchange of the Preferred Securities after they have been called for redemption.

Information Concerning the Property Trustee

         The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Declaration and, during the existence of an Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action or to construe ambiguous provisions in the Declaration or is unsure of the application of any provision of the Declaration, and the matter is not one on which holders of the Preferred Securities or the Common Securities are entitled under the Declaration to vote, then the Property Trustee shall take such action as is directed by the Corporation and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

         The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes or as other than a grantor trust for United States federal income tax purposes, and so that the Junior Subordinated Debt Securities will be treated as indebtedness of the Corporation for United States federal income tax purposes. In this connection, the Corporation and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Declaration, that the Corporation and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

         Holders of the Trust Securities have no preemptive or similar rights.

         The Trust may not borrow money or issue debt or mortgage or pledge any of its assets.


               DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

         The Junior Subordinated Debt Securities are to be issued as a separate series under a Junior Subordinated Indenture, as supplemented from time to time (as so supplemented, the "Indenture"), between the Corporation and Wilmington Trust Company, as trustee (the "Debenture Trustee"). The Indenture will be qualified under the Trust Indenture Act. This summary of certain terms and provisions of the Junior Subordinated Debt Securities and the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act.

General

         Concurrently with the issuance of the Trust Securities, the Trust will invest the proceeds thereof in Junior Subordinated Debt Securities issued by the Corporation. The Junior Subordinated Debt Securities will bear interest at __% per annum of the principal amount thereof, payable quarterly in arrears on the 15th day of March, June, September and December of each year (each, an "Interest Payment Date"), commencing June 15, 1998, to the person in whose name each Junior Subordinated Debt Security is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. It is anticipated that, until the liquidation of the Trust, each Junior Subordinated Debt Security will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of the actual number of days elapsed in a year of twelve 30-day months. In the event that any date on which interest is payable on the Junior Subordinated Debt Securities is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at __% per annum thereof, compounded quarterly from the relevant Interest Payment Date. The term "interest" as used herein shall include quarterly payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Sums, as applicable.

         The Junior Subordinated Debt Securities will be issued as a series of Junior Subordinated Debt Securities under the Indenture. Unless previously redeemed or repurchased, the Junior Subordinated Debt Securities will mature on , 2028. See "Optional Redemption."

         The Junior Subordinated Debt Securities will be unsecured and will rank junior and be subordinate in right of payment to all Senior Debt. Because the Corporation is a bank holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including the Bank, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Preferred Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of such subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of such subsidiary. Accordingly, the Junior Subordinated Debt Securities will be subordinated to all Senior Debt and effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Junior Subordinated Debt Securities should look only to the assets of the Corporation for payments on the Junior Subordinated Debt

Securities. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Indenture or any existing or other indenture that the Corporation may enter into in the future or otherwise. See "Subordination."

         The Junior Subordinated Debt Securities will rank pari passu with all Other Debentures issued under the Indenture and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Debt of the Corporation. See "Subordination." As a holding company, the Corporation conducts its operations principally through the Bank and, therefore, its principal source of cash, other than its investing and financing activities, is receipt of dividends from the Bank. The Corporation is a legal entity separate and distinct from the Bank and its other subsidiaries. See "Risk Factors-Ranking of Obligations Under the Guarantee and the Junior Subordinated Debt Securities" and "Status of the Corporation as a Bank Holding Company." The Bank is subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, the Corporation and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Corporation and such other affiliates from borrowing from the Bank unless the loans are secured by various types of collateral. In addition, payment of dividends to the Corporation by the Bank is subject to ongoing review by banking regulators and is subject to various statutory limitations and in certain circumstances requires approval by banking regulatory authorities. The Other Debentures will be issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of the Corporation's Board of Directors or a committee thereof.

Denominations, Registration and Transfer

         The Junior Subordinated Debt Securities will be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of DTC if, and only if, distributed to the holders of the Trust Securities. Until such time, the Junior Subordinated Debt Securities will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. Should the Junior Subordinated Debt Securities be distributed to holders of the Trust Securities, beneficial interests in the Junior Subordinated Debt Securities will be shown on, and transfers thereof will be effected only through, records maintained by Participants in DTC. Except as described below, Junior Subordinated Debt Securities in certificated form will not be issued in exchange for the global certificates.

         A global security shall be exchangeable for Junior Subordinated Debt Securities registered in the names of persons other than Cede & Co. only if (i) DTC notifies the Corporation that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed, or if at any time DTC ceases to be a "clearing agency" registered under the Exchange Act, at a time when DTC is required to be so registered to act as such depositary, (ii) the Corporation in its sole discretion determines that such global security shall be so exchangeable, or (iii) there shall have occurred and be continuing a Debenture Event of Default. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants with respect to ownership of beneficial interests in such global security.

         Payments on Junior Subordinated Debt Securities represented by a global security will be made to DTC, as the depositary for the Junior Subordinated Debt Securities. In the event Junior Subordinated Debt Securities are issued in certificated form, principal and interest will be payable, the transfer of the Junior Subordinated Debt Securities will be registrable, and Junior Subordinated Debt Securities will be exchangeable for Junior Subordinated Debt Securities of other denominations of a like aggregate principal amount, at the corporate office of the Debenture Trustee in Wilmington, Delaware, or at the offices of any paying agent or transfer agent appointed by the Corporation, provided that payment of interest may be made at the option of the Corporation by check mailed to the address of the persons entitled thereto or by wire transfer.

         For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of Preferred Securities-Form, Denomination, Book-Entry Procedures and Transfer." If the Junior Subordinated Debt Securities are distributed to the holders of the Trust Securities upon the termination of the Trust, the form, denomination, book-entry and transfer procedures with respect to the Preferred Securities as described under "Description of Preferred Securities-Form, Denomination, Book-Entry Procedures and Transfer," shall apply to the Junior Subordinated Debt Securities mutatis mutandis.

Payment and Paying Agents

         Payment of principal of and any interest on Junior Subordinated Debt Securities will be made at the office of the Debenture Trustee in Wilmington, Delaware or at the office of such Paying Agent or Paying Agents as the Corporation may designate from time to time, except that at the option of the Corporation payment of any interest may be made (except in the case of Junior Subordinated Debt Securities in global form), (i) by check mailed to the address of the person entitled thereto as such address shall appear in the register for Junior Subordinated Debt Securities or (ii) by wire transfer to an account specified by the person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant Record Date. Payment of any interest on any Junior Subordinated Debt Security will be made to the person in whose name such Junior Subordinated Debt Security is registered at the close of business on the Record Date for such interest, except in the case of defaulted interest. The Corporation may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however the Corporation will at all times be required to maintain a Paying Agent in each Place of Payment for the Junior Subordinated Debt Securities.

         Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Corporation in trust, for the payment of the principal of or interest on any Junior Subordinated Debt Security and remaining unclaimed for two years after such principal or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such Junior Subordinated Debt Security shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

Option to Extend Interest Payment Date

         So long as no Debenture Event of Default has occurred and is continuing, the Corporation has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debt Securities at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided, that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debt Securities. At the end of an Extension Period, the Corporation must pay all interest then accrued and unpaid on the Junior Subordinated Debt Securities (together with interest thereon accrued at __% per annum, compounded quarterly from the relevant Interest Payment Date, to the extent permitted by applicable law). During an Extension Period and for so long as the Junior Subordinated Debt Securities remain outstanding, interest will continue to accrue and holders of Junior Subordinated Debt Securities (and holders of the Preferred Securities while Preferred Securities are outstanding) will be required to accrue interest income (in the form of OID) for United States federal income tax purposes. See "Certain United States Federal Income Tax Consequences-Interest Income and Original Issue Discount."

         During any Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including any Other Debentures) that rank pari passu with or junior in interest to the Junior Subordinated Debt Securities or
(iii)  make  any
guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including any Other Guarantees) if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debt Securities (other than (a) dividends or distributions in Common Stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) purchases or acquisitions of shares of the Corporation's Common Stock in connection with the satisfaction by the Corporation of its obligations under any employee benefit plan or any other contractual obligation of the Corporation (other than a contractual obligation ranking pari passu with or junior to the Junior
Subordinated Debt Securities), (e) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock or (f) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). Prior to the termination of any Extension Period the Corporation may further extend such Extension Period, provided, however, that such extension does not cause such Extension Period to exceed 20 consecutive quarterly periods or to extend beyond the Stated Maturity of the Junior Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid on the Junior Subordinated Debt Securities (together with interest thereon accrued at __% per annum, compounded quarterly, to the extent permitted by applicable law), and subject to the foregoing limitations, the Corporation may elect to begin a new Extension Period. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election to begin any Extension Period (or an extension thereof) at least three Business Days prior to the earlier of (i) the date the Distributions on the Preferred Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any automated quotation system or to holders of Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than three Business Days prior to such record date. The Debenture Trustee shall give notice of the Corporation's election to begin or extend a new Extension Period to the holders of the Preferred Securities. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period.

Optional Redemption

         The Junior Subordinated Debt Securities are redeemable prior to maturity at the option of the Corporation (i) on or after , 2003, in whole at any time or in part from time to time, or (ii) in whole, but not in part, at any time within 90 days following the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event (each as defined under "Description of Preferred Securities-Redemption"), in each case at the redemption price described below. The proceeds of any such redemption will be used by the Trust to redeem the Preferred Securities.

         The Federal Reserve's risk-based capital guidelines, which are subject to change, currently provide that redemptions of permanent equity or other capital instruments before stated maturity could have a significant impact on a bank holding company's overall capital structure and that any organization considering such a redemption should consult with the Federal Reserve before redeeming any equity or capital instrument prior to maturity if such redemption could have a material effect on the level or composition of the organization's capital base (unless the equity or capital instrument were redeemed with the proceeds of, or replaced by, a like amount of a similar or higher quality capital instrument and the Federal Reserve considers the organization's capital position to be fully adequate after the redemption).

         The redemption of the Junior Subordinated Debt Securities by the Corporation prior to their Stated Maturity would constitute the redemption of capital instruments under the Federal Reserve's current risk-based capital guidelines and may be subject to the prior approval of the Federal Reserve.

         The Redemption Price for Junior Subordinated Debt Securities shall equal 100% of the principal amount to be prepaid, plus accrued interest thereon to the date of redemption.

Additional Sums

         The Corporation has covenanted in the Junior Subordinated Indenture that, if and for so long as (i) the Trust is the holder of all Junior Subordinated Debt Securities and (ii) the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Corporation will pay as additional sums on the Junior Subordinated Debt Securities such amounts as may be required so that the Distributions payable by the Trust will not be reduced as a result of any such additional taxes, duties or other governmental charges. See "Description of Preferred Securities-Mandatory Redemption."

Interest

         The Junior Subordinated Debt Securities shall bear interest at __% per annum, from the original date of issuance, payable quarterly in arrears on the 15th day of March, June, September and December of each year, commencing June 15, 1998, to the person in whose name such Junior Subordinated Debt Security is registered, subject to certain exceptions, at the close of business on the Business Day next preceding, such Interest Payment Date. The term "interest" as used herein, as such term relates to the Junior Subordinated Debt Securities, includes any compounded interest or Additional Sums payable unless otherwise stated. In the event the Junior Subordinated Debt Securities are not held solely in book-entry only form, the Corporation will select relevant record dates, which shall be 15 days prior to the relevant Interest Payment Date.

         The amount of interest payable for any period will be computed on the basis of the actual number of days elapsed in a year of twelve 30-day months. In the event that any date on which interest is payable on the Junior Subordinated Debt Securities is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on such date.

Additional Sums

         If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Corporation will pay as additional amounts on the Junior Subordinated Debt Securities such amounts as shall be required so that the Distributions payable by the Trust shall not be reduced as a result of any such additional taxes, duties or other governmental charges. The Corporation has covenanted in the Indenture that, if and so long as
(i) the Trust is the holder of all Junior Subordinated Debt Securities and (ii) a Tax Event in respect of the Trust has occurred and is continuing, it will pay Additional Sums (as defined under "Description of Preferred Securities-Mandatory Redemption") in respect of such Trust Securities to the Trust.

Restrictions on Certain Payments

         The Corporation will also covenant that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in interest to the Junior Subordinated Debt Securities or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including under Other Guarantees) if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debt Securities (other than (a) dividends or distributions in Common Stock of the



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

Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) purchases or acquisitions of shares of the Corporation's Common Stock in connection with the satisfaction by the Corporation of its obligations under any employee benefit plan or any other contractual obligation of the Corporation (other than a contractual obligation ranking pari passu with or junior in interest to the Junior Subordinated Debt Securities), (e) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock or (f) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), if at such time (i) there shall have occurred a Debenture Event of Default, (ii) the Corporation shall be in default with respect to its payment of any obligations under the Guarantee or (iii) the Corporation shall have given notice of its election of an Extension Period as provided in the Indenture and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

Modification of Indenture

         From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of Junior Subordinated Debt Securities, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of Junior Subordinated Debt Securities or the holders of the Preferred Securities so long as they remain outstanding) and maintaining the qualification of the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of outstanding Junior Subordinated Debt Securities, to modify the Indenture in a manner affecting the rights of the holders of Junior Subordinated Debt
Securities; provided, however, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debt Security so affected, change the Stated Maturity, or reduce the principal amount of the Junior Subordinated Debt Securities, or reduce the rate or extend the time of payment of interest thereon or reduce the percentage of principal amount of Junior Subordinated Debt Securities, or have certain other effects as set forth in the Indenture.

         In addition, the Corporation and the Debenture Trustee may execute, without the consent of any holder of Junior Subordinated Debt Securities, any supplemental Indenture for the purpose of creating any Other Debentures.

Debenture Events of Default

         The Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debt Securities that has occurred and is continuing constitutes a "Debenture Event of Default":

                  (i) failure for 30 days to pay any interest on the Junior Subordinated Debt Securities when due (subject to the deferral of any due date in the case of an Extension Period); or

                  (ii)     failure   to  pay  any   principal   on  the   Junior
         Subordinated Debt Securities when due, whether at maturity, upon redemption, by declaration of acceleration or otherwise; or

                  (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Corporation from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of the Junior Subordinated Debt Securities; or




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

                  (iv)     certain   events   in   bankruptcy,   insolvency   or
         reorganization of the Corporation; or

                  (v) the voluntary or involuntary dissolution, winding-up or termination of the Trust, except in connection with the distribution of the Junior Subordinated Debt Securities to the holder of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration.

         The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debt Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debt
Securities may declare the principal due and payable immediately upon a Debenture Event of Default and, should the Debenture Trustee or such holders of Junior Subordinated Debt Securities fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the Preferred Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debt Securities may annul such declaration and waive the default if the default (other than the nonpayment of the principal of the Junior Subordinated Debt Securities which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. Should the holders of Junior Subordinated Debt Securities fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Preferred Securities shall have such right.

         The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debt Securities affected thereby may, on behalf of the holders of all the Junior Subordinated Debt Securities, waive any past default, except a default in the payment of principal of or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) on the Junior Subordinated Debt Securities or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debt Security. Should the holders of such Junior Subordinated Debt Securities fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Preferred Securities shall have such right. The Corporation is required to file annually with the Debenture Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Indenture.

         In case a Debenture Event of Default shall occur and be continuing, the Property Trustee will have the right to declare the principal of and the interest on the Junior Subordinated Debt Securities, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Junior Subordinated Debt Securities.

Conversion of the Junior Subordinated Debt Securities

         Junior Subordinated Debt Securities will be convertible at any time prior to the earlier of (i) 5:00 p.m. (Richmond, Virginia time) on the Business Day immediately preceding the date of repayment of such Junior Subordinated Debt Securities, whether at maturity or upon redemption or prepayment, and (ii) 5:00 p.m. (Richmond, Virginia time) on the Conversion Termination Date (if any), into Common Stock at the option of the holders of the Junior Subordinated Debt Securities at the Conversion Price referred to on the cover page of this Prospectus, subject to the Conversion Price adjustments described under "Description of Preferred Securities-Conversion Rights." The Trust will covenant not to convert Junior Subordinated Debt Securities held by it except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of Preferred Securities.





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

Upon surrender of a Preferred Security to the Conversion Agent for conversion, the Trust will distribute $25.00 principal amount of the Junior Subordinated Debt Securities to the Conversion Agent on behalf of the holder of the Preferred Security so converted, whereupon the Conversion Agent will convert such Junior Subordinated Debt Securities into Common Stock on behalf of such holder. The Corporation's delivery to the holders of the Junior Subordinated Debt Securities (through the Conversion Agent) of the fixed number of shares of Common Stock into which the Junior Subordinated Debt Securities are convertible (together with the cash payment, if any, in lieu of fractional shares) will be deemed to satisfy the Corporation's obligation to pay the principal amount of the Junior Subordinated Debt Securities so converted, and the accrued and unpaid interest thereon attributable to the period from the last date to which interest has been paid or duly provided for; provided, however, that if any Junior Subordinated Debenture is converted after a Payment Record Date, the interest payable on the related Interest Payment Date with respect to such Junior Subordinated Debenture shall be paid to the Trust (which will distribute such interest to the holder of such Junior Subordinated Debt Securities on the Payment Record Date) or other holder of such Junior Subordinated Debenture on the Payment Record Date, as the case may be, despite such conversion; provided, further, that if notice of prepayment of Junior Subordinated Debt Securities is mailed or otherwise given to holders of Junior Subordinated Debt Securities or the Trust issues a press release announcing a Conversion Termination Date, then, if any holder of Junior Subordinated Debt Securities converts any Junior Subordinated Debt Securities into Common Stock on any date on or after the date on which such notice of prepayment is mailed or otherwise given or the date of such press release, as the case may be, and if such date of conversion falls on any day from and including the first day of an Extension Period and on or prior to the Interest Payment Date on which such Extension Period ends, such converting holder shall be entitled to receive either (i) if the date of such conversion falls after a Payment Record Date and on or prior to the next succeeding Interest Payment Date, all accrued and unpaid interest on such Junior Subordinated Debt Securities to such Interest Payment Date or (ii) if the date of such conversion does not fall on a date described in clause (i) above, all accrued and unpaid interest on such Junior Subordinated Debt Securities to the most recent Interest Payment Date prior to the date of such conversion, which interest shall, in either such case, be paid to such converting holder, unless the date of conversion of such Junior Subordinated Debt Securities is on or prior to the Interest Payment Date upon which such Extension Period ends and after the Payment Record Date for such Interest Payment Date, in which case such interest shall be paid to the person who was the holder of such Junior Subordinated Debt Securities (or one or more predecessor Junior Subordinated Debt Securities) at 5:00 p.m. (Richmond, Virginia time) on such Payment Record Date, which amount shall be simultaneously distributed to the holders of the Preferred Securities so that any holder of Preferred Securities who delivers such Preferred Securities for conversion (or who held such converted Preferred Securities at 5:00 p.m. (Richmond, Virginia time) on the Payment Record Date for the Interest Payment Date upon which such Extension Period ends, as the case may be) under the circumstances and during the periods described above will be entitled to receive accumulated and unpaid Distributions in a corresponding amount. See "Description of Preferred Securities-Conversion Rights" and "Redemption."

         On and after , 2001, the Corporation may, at its option, terminate the conversion rights of holders of the Junior Subordinated Debt Securities if (i) the Corporation is then current in the payment of interest on the Junior Subordinated Debt Securities (except to the extent that the payment of interest has been duly deferred as the result of an Extension Period) and (ii) for at least 20 trading days within any period of 30 consecutive trading days ending on or after , 2001, including the last trading day of such period, the Closing Price of the Common Stock shall have exceeded 115% of the then applicable Conversion Price of the Junior Subordinated Debt Securities. In order to exercise this conversion termination option, the Corporation must cause the Trust to issue (or, if the Junior Subordinated Debt Securities shall have been distributed to holders of the Preferred Securities following a Tax Event, an Investment Company Event or a Capital Treatment Event, the Corporation must issue) a press release for publication on the Dow Jones News Service or on a comparable news service announcing the Conversion Termination Date prior to the opening of business on the second trading day after a period in which the condition in the preceding sentence has been met, but in no event prior to , 2001. The press release shall announce the Conversion Termination Date and provide the


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

Conversion Price and the Closing Price of the Preferred Securities and the Common Stock, in each case as of the close of business on the trading day next preceding the date of the press release. The Corporation is also required to give notice by first-class mail to holders of the Junior Subordinated Debt Securities in the manner provided for holders of Preferred Securities under "Description of Preferred Securities-Conversion Rights-Termination of Conversion Rights." The Conversion Termination Date will be a Business Day selected by the Corporation which is not less than 30 nor more than 60 calendar days after the date on which such press release is issued. In the event that the Corporation exercises its conversion termination option, conversion rights will expire at 5:00 p.m. (Richmond, Virginia time) on the Conversion Termination Date. In the event that the Corporation has not exercised its conversion termination option and the Junior Subordinated Debt Securities are otherwise called for prepayment, the Junior Subordinated Debt Securities will be convertible at any time prior to 5:00 p.m. (Richmond, Virginia time) on the Business Day immediately preceding the date of such redemption and in any other case at any time prior to 5:00 p.m. (Richmond, Virginia time) on the Business Day immediately preceding the Stated Maturity Date of the Junior Subordinated Debt Securities.

Enforcement of Certain Rights by Holders of Preferred Securities

         If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Corporation to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable, a holder of Preferred Securities may institute a Direct Action. The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Preferred Securities. Notwithstanding any payments made to a holder of Preferred Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of and interest on the Junior Subordinated Debt Securities, and the Corporation shall be subrogated to the rights of the holder of such Preferred Securities with respect to payments on the Preferred Securities to the extent of any payments made by the Corporation to such holder in any Direct Action.

         The holders of the Preferred Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Junior Subordinated Debt Securities unless there shall have been an Event of Default under the Declaration. See "Description of Preferred Securities-Events of Default; Notice."

Consolidation, Merger, Sale of Assets and Other Transactions

         The Indenture provides that the Corporation shall not consolidate with or merge with or into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, and no person shall consolidate with or merge with or into the Corporation or convey, transfer or lease its properties and assets substantially as an entirety to the Corporation, unless (i) in case the Corporation consolidates with or merges with or into another person or conveys or transfers its properties and assets substantially as an entirety to any person, the successor person is organized under the laws of the United States or any state or the District of Columbia, and such successor person expressly assumes the Corporation's obligations on the Junior Subordinated Debt Securities issued under the Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; (iii) if at the time any Preferred Securities are outstanding, such transaction is permitted under the Declaration and the Guarantee and does not give rise to any breach or violation of the Declaration or the Guarantee; and (iv) certain other conditions as prescribed in the Indenture are met.

         The general provisions of the Indenture do not afford holders of the Junior Subordinated Debt Securities protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Junior Subordinated Debt Securities.

Subordination

         In the Indenture, the Corporation has covenanted and agreed that any Junior Subordinated Debt Securities issued thereunder shall be subordinate and junior in right of payment to all Senior Debt to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Corporation, the holders of Senior Debt will first be entitled to receive payment in full of principal of and interest, if any, on such Senior Debt before the holders of Junior Subordinated Debt Securities, or the Property Trustee on behalf of the holders, will be entitled to receive or retain any payment or distribution in respect thereof.

         In the event of the acceleration of the maturity of the Junior Subordinated Debt Securities, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of the Junior Subordinates Debt Securities will be entitled to receive or retain any payment in respect of the principal of or interest, if any, on the Junior Subordinated Debt Securities.

         In the event that the Corporation shall default in the payment of any principal of or interest, if any, on any, Senior Debt when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, unless and until such default shall have been cured or waived or shall have ceased to exist or all Senior Debt shall have been paid, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made for principal or interest, if any, on the Junior Subordinated Debt Securities, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Junior Subordinated Debt Securities.

         "Senior Debt" means (a) the principal of, and premium, if any, and interest on all indebtedness of the Corporation for money borrowed, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, (b) all obligations to make payment pursuant to the terms of financial instruments, such as (i) securities contracts and foreign currency exchange contracts, (ii) derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange agreements, options, commodity futures contracts and commodity options contracts, and (iii) similar financial instruments; except, in the case of both (a) and (b) above, such indebtedness and obligations that are expressly stated to rank junior in right of payment to, or pari passu in right of payment with, the Junior Subordinated Debt Securities, and (c) indebtedness or obligations of others of the kind described in both (a) and (b) above for the payment of which the Corporation is responsible or liable as guarantor or otherwise, and (d) any deferrals, renewals or extensions of any such Senior Debt; provided, however, that Senior Debt shall not be deemed to include (i) any debt of the Corporation which, when incurred and without respect to any election under Section 1111 (b) of the United States Bankruptcy Code of 1978, was without recourse to the Corporation, (ii) any debt of the Corporation to any of its subsidiaries, (iii) debt to any employee of the Corporation, (iv) debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such debt by the holders of the Junior Subordinated Debt Securities as a result of the subordination provisions of the Indenture would be greater than such payments otherwise would have been as a result of any obligation of such holders of such debt to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such debt is subject, (v) trade accounts payable or accrued liabilities arising in the ordinary course of business and (vi) any other debt securities issued pursuant to the Indenture.

         The Indenture places no limitation on the amount of Senior Debt that may be incurred by the Corporation. The Corporation may from time to time incur indebtedness constituting Senior Debt. At December 31, 1997 the Corporation had no aggregate outstanding Senior Debt on an unconsolidated basis. The Indenture also places no limitation on the indebtedness of the Corporation's subsidiaries, which rank senior in right of payment to the Junior Subordinated Debt Securities.

Governing Law

         The Indenture and the Junior Subordinated Debt Securities will be governed by and construed in accordance with the laws of the State of Virginia.

Information Concerning the Debenture Trustee

         The Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debt Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.


                            DESCRIPTION OF GUARANTEE

         The Guarantee will be executed and delivered by the Corporation concurrently with the issuance by the Trust of the Trust Securities for the benefit of the holders from time to time of such Trust Securities. Wilmington Trust Company will act as trustee (the "Guarantee Trustee") under the Guarantee Agreement. The Guarantee Agreement will be qualified under the Trust Indenture Act. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Trust Securities.

General

         The Corporation will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined herein) to the holders of the Trust Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Trust Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accrued and unpaid Distributions required to be paid on the Trust Securities, to the extent that the Trust has funds on hand available therefor at such time, (ii) the Redemption Price with respect to Trust Securities called for redemption, to the extent that the Trust has funds on hand available therefor at such time, and
(iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust (other than in connection with the distribution of Junior Subordinated Debt Securities to the holders of the Trust Securities or the redemption of all of the Preferred Securities) the lesser of (a) the Liquidation Distribution, to the extent the Trust has funds available therefor and (b) the amount of assets of the Trust remaining available for distribution to holders of the Trust Securities upon liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as required by applicable law.




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

The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the Trust Securities or by causing the Trust to pay such amounts to such holders.

         The Guarantee will be an irrevocable guarantee on a subordinated basis of the Trust's obligations under the Trust Securities, although it will apply only to the extent that the Trust has funds sufficient to make such payments, and is not a guarantee of collection. If the Corporation does not make interest payments on the Junior Subordinated Debt Securities held by the Trust, the Trust will not be able to pay Distributions on the Preferred Securities and will not have funds legally available therefor.

         The Guarantee will rank subordinate and junior in right of payment to all Senior Debt. See "Status of the Guarantee." As a holding company, the Corporation conducts its operations principally through its subsidiaries and, therefore, its principal source of cash is receipt of dividends from the Bank. However, there are legal limitations on the source and amount of dividends that a Virginia-chartered, Federal Reserve member bank such as the Bank is permitted to pay. A Virginia-chartered bank may pay dividends only from net undivided profits. Additionally, a dividend may not be paid if it would impair the paid-in capital of the bank. In addition, prior approval of the Federal Reserve is required if the total of all dividends declared by a member bank in any calendar year will exceed the sum of that bank's net profits for that year and its retained net profits for the preceding two calendar years, less any required transfers to either surplus or any fund for the retirement of any preferred stock. At January 1, 1998, the Bank could have paid approximately $1.7 million in dividends to the Corporation without prior Federal Reserve approval. The payment of dividends by the Bank may also be affected by other factors, such as requirements for the maintenance of adequate capital. In addition, the Federal Reserve is authorized to determine, under certain circumstances relating to the financial condition of a member bank, whether the payment of dividends would be an unsafe or unsound banking practice and to prohibit payment thereof. See "The Corporation." The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Indenture, any other indenture that the Corporation may enter into in the future or otherwise.

         Taken together, the Corporation's obligations under the Guarantee, the Declaration, the Junior Subordinated Debt Securities and the Indenture, including the Corporation's obligation to pay the costs, expenses and other liabilities of the Trust (other than the Trust's obligations to the holders of the Trust Securities under the Trust Securities), provide, in the aggregate, a full, irrevocable and unconditional guarantee of all of the Trust's obligations under the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Preferred Securities. See "Relationship Among the Preferred Securities, the Junior Subordinated Debt Securities and the Guarantee."

Status of the Guarantee

         The  Guarantee   will   constitute  an  unsecured   obligation  of  the
Corporation and will rank subordinate and junior in right of payment to all Senior Debt in the same manner as Junior Subordinated Debt Securities.

         The Guarantee will rank pari passu with all Other Guarantees issued by the Corporation. The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held for the benefit of the holders of the Trust Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the Trust Securities of the Junior Subordinated Debt Securities. The Guarantee does not place a limitation on the amount of additional

Senior Debt that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Debt.

Amendments and Assignment

         Except with respect to any changes that do not materially adversely affect the rights of holders of the Trust Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of Preferred Securities-Voting Rights; Amendment of the Declaration." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the Preferred Securities then outstanding.

Events of Default

         An event of default under the Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder; provided, however, that except with respect to a default in payment of any Guarantee payment, the Corporation shall have received notice of default and shall not have cured such default within 60 days after receipt of such notice; and provided, further, that no event of default under the Guarantee shall occur unless an Event of Default under the Declaration or a Debenture Event of Default shall have occurred. The holders of not less than a majority in aggregate Liquidation Amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

         Any holder of the Preferred Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

         The Corporation, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Guarantee.

Information Concerning the Guarantee Trustee

         The Guarantee Trustee, other than during the occurrence and continuance of a default by the Corporation in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Termination of the Guarantee

         The Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the Trust Securities, upon full payment of the amounts payable upon liquidation of the Trust or upon distribution of Junior Subordinated Debt Securities to the holders of the Trust Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Trust Securities must restore payment of any sums paid under the Trust Securities or the Guarantee.


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

Governing Law

         The Guarantee will be governed by and construed in accordance with the laws of the State of Virginia.


                  RELATIONSHIP AMONG THE PREFERRED SECURITIES,
            THE JUNIOR SUBORDINATED DEBT SECURITIES AND THE GUARANTEE

Full and Unconditional Guarantee

         Payments of Distributions and other amounts due on the Preferred Securities (to the extent the Trust has funds available for the payment of such Distributions) are irrevocably guaranteed by the Corporation as and to the extent set forth under "Description of Guarantee." Taken together, the
Corporation's obligations under the Junior Subordinated Debt Securities, the Indenture, the Declaration and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Preferred Securities. If and to the extent that the Corporation does not make payments on the Junior Subordinated Debt Securities, the Trust will not pay Distributions or other amounts due on the Preferred Securities. The Guarantee does not cover payment of Distributions when the Trust does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of Preferred Securities is to institute a Direct Action. The obligations of the Corporation under the Guarantee are subordinate and junior in right of payment to all Senior Debt.

Sufficiency of Payments

         As long as payments of interest and other payments are made when due on the Junior Subordinated Debt Securities, such payments will be sufficient to cover Distributions and other payments due on the Preferred Securities, primarily because (i) the aggregate principal amount or Redemption Price of the Junior Subordinated Debt Securities will be equal to the sum of the aggregate Liquidation Amount or Redemption Price, as applicable, of the Trust Securities;
(ii) the interest rate and interest and other payment dates on the Junior Subordinated Debt Securities will match the Distribution rate and Distribution and other payment dates for the Preferred Securities; (iii) the Corporation shall pay for all costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under such Trust Securities; and (iv) the Declaration further provides that the Trust will not engage in any activity that is not consistent with the limited purposes thereof.

         Notwithstanding anything to the contrary in the Indenture, the Corporation has the right to set off any payment it is otherwise required to make thereunder with and to the extent the Corporation has theretofore made, or is concurrently on the date of such payment making, any payment under the Guarantee used to satisfy the related payment of indebtedness under the Indenture.

Enforcement Rights of Holders of Preferred Securities

         A holder of any Preferred Security may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

         A default or event of default under any Senior Debt would not constitute a default or Event of Default under the Declaration. However, in the event of payment defaults under, or acceleration of, Senior Debt, the


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

subordination provisions of the Indenture provide that no payments may be made in respect of the Junior Subordinated Debt Securities until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Junior Subordinated Debt Securities would constitute an Event of Default under the Declaration.

Limited Purpose of the Trust

         The Preferred Securities evidence a beneficial interest in the Trust, and the Trust exists for the sole purpose of issuing the Preferred Securities and Common Securities, investing the proceeds of the Trust Securities in Junior Subordinated Debt Securities and engaging in other activities necessary or incidental thereto.

Rights Upon Termination

         Upon any voluntary or involuntary termination, winding-up or liquidation of the Trust involving the liquidation of the Junior Subordinated Debt Securities, after satisfaction of the liabilities of creditors of the Trust as required by applicable law, the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of Preferred Securities-Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities." Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as holder of the Junior Subordinated Debt Securities, would be a subordinated creditor of the Corporation, subordinated in right of payment to all Senior Debt as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of the Corporation receive payments or distributions. Since the Corporation is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of Preferred Securities and a holder of Junior Subordinated Debt Securities relative to other creditors and to stockholders of the Corporation in the event of liquidation or bankruptcy of the Corporation are expected to be substantially the same.


           DESCRIPTION OF GUARANTY FINANCIAL CORPORATION CAPITAL STOCK

         The Corporation's authorized capital stock consists of 4,000,000 shares of Common Stock, par value $1.25 per share ("Common Stock") and 500,000 shares of preferred stock. The Corporation had 1,501,383 issued and outstanding shares of Common Stock held by 427 stockholders of record, at December 31, 1997. All outstanding shares of Common Stock are fully paid and nonassessable. The Corporation's Board of Directors has not authorized the issuance of any class or series of preferred stock.

Common Stock

         Holders of shares of Common Stock are entitled to receive dividends when and as declared by the Board of Directors out of funds legally available therefor, provided, however, that the payment of dividends to holders of shares of Common Stock is subject to the preferential dividend rights of any preferred stock that the Board of Directors authorizes for issuance in the future.

         In the event of any liquidation, dissolution or winding up of the Corporation, the holders of Common Stock (and the holders of any class or series of stock entitled to participate with the Common Stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the Corporation available for distribution remaining after (i) payment or provision for payment of the Corporation's debts and liabilities and (ii) distributions or provisions for distributions to holders of any class or series of stock having preference over the Common Stock in the liquidation, dissolution or winding up of the Corporation.


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

         Holders of Common Stock are entitled to one vote per share on all matters submitted to stockholders. There are no cumulative voting rights in the election of directors. The Corporation's stockholders do not have preemptive rights to purchase additional shares of any class of the Corporation's capital stock. Holders of Common Stock have no conversion or redemption rights. The shares of Common Stock presently outstanding are, and any Common Stock issued upon conversion of Preferred Securities will be when issued, fully paid and nonassessable. Registrar and Transfer Company is the transfer agent and registrar for the Common Stock.

Preferred Stock

         The Corporation's Articles of Incorporation authorize the Board of Directors to determine the preferences, limitations and relative rights of any class or series of preferred stock before the issuance of any shares of that class or series. To date, the Corporation's Board of Directors has not authorized the issuance of any class or series of preferred stock.

Limitations on Liability of Officers and Directors

         The Articles of Incorporation of the Corporation provide that to the full extent that Virginia law permits the limitation or elimination of the liability of directors and officers, they will not be liable to the Corporation or its shareholders for any money damages in excess of one dollar. At this time Virginia law does not permit any limitation of liability if a director engages in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

         To the fullest extent permitted by Virginia law, the Corporation's Articles of Incorporation require it to indemnify any director or officer of the Corporation who is made a party to any proceeding because he was or is a director or officer of the Corporation against any liability, including reasonable expenses and legal fees, incurred in the proceeding. Under the Corporation's Articles of Incorporation, "proceeding" is broadly defined to include pending, threatened or completed actions of all types, including actions by or in the right of the Corporation. Similarly, "liability" is defined to include, not only judgments, but also settlements, penalties, fines and certain excise taxes. The Corporation's Articles of Incorporation also provide that the Corporation may, but is not obligated to, indemnify its other employees or agents. The Corporation must indemnify any person who is or was serving at the written request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the full extent provided by Virginia law. The indemnification provisions also require the Corporation to pay reasonable expenses incurred by a director of officer of the Corporation in a proceeding in advance of the final disposition of any such proceeding, provided that the indemnified person undertakes to repay the Corporation if it is ultimately determined that such person was not entitled to indemnification. At this time, Virginia law does not permit indemnification against willful misconduct or a knowing violation of the criminal law.

         The rights of indemnification provided in the Corporation's Articles of Incorporation are not exclusive of any other rights which may be available under any insurance or other agreement, by vote of shareholders or disinterested directors or otherwise. In addition, the Articles of Incorporation authorize the Corporation to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, whether or not the Corporation would have the power to provide indemnification to such person.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


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

                          CERTAIN ERISA CONSIDERATIONS

         ERISA pension plans, qualified retirement plans, and IRAs (collectively referred to as retirement plans) are subject to certain transactional restrictions under ERISA and/or the Internal Revenue Code. For example, a fiduciary (generally, someone who has discretionary control over plan assets or receives money for investment advice) is prohibited under these restrictions from (1) engaging in transactions in its own interest or for its own account or
(2) from receiving consideration from any party dealing with a plan with regard to its assets. In addition, a plan may not enter into purchase, sale, or loan transaction with a disqualified person. A disqualified person includes, among other things, a fiduciary, the plan sponsor, and any entity providing services (for example, custodial or administrative services) to a plan. Violation of these transactional restrictions can result in the imposition of federal excise taxes, federal and state income tax on otherwise exempt retirement trusts, and accelerated federal and state income tax on the otherwise deferred income accounts of retirement plan participants.

         In the usual case, when a retirement plan invests plan assets in a security, the security purchased replaces the purchase money as a plan asset and the purchase money becomes an asset of the entity who offered the security for sale. Because of a concern that certain enterprises were in reality functioning as investment mangers to plans, but avoiding classification as a fiduciary under ERISA through the device of issuing participation units in, for example, limited partnerships, the Department of Labor issued regulations (the "Plan Asset Regulations" or "Regulations") which provide that when certain equity interests (including a beneficial interest in a trust as well as participation in a limited partnership) are acquired by a plan, both the equity interest acquired in the hands of the purchasing plan and the purchase money in the hands of the issuer of the equity interest constitute plan assets. Since the issuer has discretionary control over these assets, the issuer becomes a fiduciary under ERISA with respect to the investing plan. As a result, unless an exception applies, the Trust's purchase of the Junior Subordinated Debt Securities from the Corporation with assets invested by retirement plans would constitute an instance of the Trust as a fiduciary dealing on its own account and in its own interest with plan assets or receiving consideration from an entity (the Corporation) engaged in a transaction involving plan assets.
The Plan Asset Regulations provide certain exemptions to its plan asset characterization rules.

         It appears that one of the exemptions provided by the Regulations, namely, the publicly-offered exemption, applies to Junior Subordinated Debt Securities purchased by the Trust as consequence of a retirement plan's investment in Preferred Securities with the result that the purchase money or Junior Subordinated Debt Securities will not be deemed to be plan assets in the hands of the Trustee. Under the Regulations, a publicly-offered equity interest in a trust or other non-operating entity purchased by a plan does not constitute a plan asset if the interest is freely transferable and widely held. The Regulations provide that a security is publicly-offered if it is sold to a plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities of which such security is part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. The Corporation intends to cause the Preferred Securities to be so registered under the Securities Exchange of 1934. Further, although ultimately under the Regulations it is a question of fact, a security will be generally be deemed to be freely transferable if its purchase price is $25,000 or less at the time of the public offering. If, in addition, the securities when offered initially to the public will be held by 100 or more persons independent of the issuer or of one another, they will generally be deemed to be widely held. It is anticipated that with regard to these criteria provided by the Plan Asset Regulations, the Preferred Securities at the time of being initially offered constitute securities which are publicly-offered, widely held, and freely transferable. Retirement plans should, nevertheless, consult with their own counsel regarding the application of the Plan Asset Regulations to the purchase of Preferred Securities from the Trust.

         If the Corporation or the Bank provides any services to an investing retirement plan, then it is a disqualified person with respect to that plan irrespective of whether the Trust qualifies under the publicly-offered securities exemption to the Plan Asset Regulations. Consequently, the purchase of Junior Subordinated Debt Securities by the Trust would be an indirect loan made by the retirement plan to the Corporation and, as such, would constitute a prohibited transaction under ERISA.


              CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of the principal United States federal income tax consequences of the purchase, ownership and disposition of Preferred Securities. Unless otherwise stated, this summary addresses only the tax consequences to a "U.S. Holder" (as defined below) that acquires Preferred Securities on their original issue at their original offering price and does not address the tax consequences to persons that may be subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, dealers in securities or currencies, persons that hold Preferred Securities as part of a position in a "straddle" or as part of a "hedging", "conversion" or other integrated investment transaction for United States federal income tax purposes, persons whose functional currency is not the United States dollar or persons that do not hold Preferred Securities as capital assets. For purposes of this summary, a U.S. Holder is a Securityholder (as defined below) who or that is (i) an individual citizen or resident of the United States, (ii) a domestic corporation or partnership organized under the laws of the United States or any State thereof or the District of Columbia or
(iii) an estate or trust the income of which is subject to United States federal income taxation regardless of source.

         The statements of law or legal conclusions set forth in this summary constitute the opinion of Williams Mullen Christian & Dobbins, tax counsel to the Corporation and the Trust. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively  in a  manner  that  could  cause  the  tax  consequences  to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of the Preferred Securities. The authorities on which this summary is based are subject to various interpretations, and it is therefore possible that the United States federal income tax treatment of the purchase, ownership and disposition of the Preferred Securities may differ from the treatment described below.

         PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

         The Corporation intends to take the position that, under current law, the Junior Subordinated Debt Securities constitute indebtedness for federal income tax purposes and, by acceptance of a Preferred Security, each holder covenants to treat the Junior Subordinated Debt Securities as indebtedness and the Preferred Securities as evidence of an indirect beneficial interest in the Junior Subordinated Debt Securities. No assurances can be given, however, that such position of the Corporation will not be challenged by the Internal Revenue Service (the "Service") or, if challenged, that such challenge will not be successful. The remainder of this discussion assumes that the Junior Subordinated Debt Securities are classified as indebtedness for federal income tax purposes.

Classification of the Junior Subordinated Debt Securities and the Trust

         Under current law and assuming compliance with the terms of the Declaration, the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes. Moreover, the Trust should be classified as a grantor trust, and if not so classified will be classified as a partnership, for United States federal income tax purposes. As a result, each beneficial owner of Preferred Securities (a "Securityholder") that is a U.S. Holder will be required to include in its gross income its pro rata share of the interest income, including OID, paid or accrued with respect to the Junior Subordinated Debt Securities, whether or not cash is actually distributed to the Securityholders. See "Interest Income and Original Issue Discount," below. The Junior Subordinated Debt Securities will be classified as indebtedness of the Corporation for United States federal income tax purposes.

Interest Income and Original Issue Discount

         Under applicable Treasury regulations (the "Regulations"), a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. The Corporation believes that the likelihood of its exercising its option to defer payments of interest is remote. Based on the foregoing, the Corporation believes that the Junior Subordinated Debt Securities will not be considered to be issued with OID at the time of their original issuance.

         Because the discount at which the Junior Subordinated Debt Securities are being issued is less than 1/4 of 1 percent of the Junior Subordinated Debt Securities stated redemption price at maturity times the number of complete years to maturity of the Junior Subordinated Debt Securities, such discount will constitute de minimis OID and will not be required to be taken into account on a current basis. The following discussion assumes that unless and until the Corporation exercises its option to defer interest on the Junior Subordinated Debt Securities, the Junior Subordinated Debt Securities will not be treated as issued with OID other than de minimis OID.

         Under the Regulations, if the Corporation exercised its option to defer any payment of interest, the Junior Subordinated Debt Securities would be treated as reissued with OID, and, thereafter, all stated interest on the Junior Subordinated Debentures would be treated as OID as long as the Junior Subordinated Debt Securities remained outstanding. In such event, all of a U.S. Holder's taxable interest income with respect to the Junior Subordinated Debt Securities would be accounted for as OID on an economic accrual basis regardless of such U.S. Holder's method of tax accounting, and actual distributions of stated interest would not be reported separately as taxable income. Consequently, a U.S. Holder would be required to include OID in gross income even though the Corporation would not make any actual cash payments during an Extension Period.

         The Regulations have not been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take the position that the Junior Subordinated Debt Securities were issued with OID at the time of their original issuance.

         Because income on the Preferred Securities will constitute interest or OID, corporate U.S. Holders will not be entitled to the dividends-received deduction with respect to any income recognized with respect to the Preferred Securities. If any Special Interest or Additional Distributions are paid on the Preferred Securities it is possible that such Special Interest or Additional Distributions might constitute OID (whether or not an Extension Period has occurred).

         Subsequent uses of the term "interest" in this summary shall include income in the form of OID.

Distribution of the Junior Subordinated Debt Securities to Holders of Preferred Securities

         Under current law, a distribution by the Trust of the Junior Subordinated Debt Securities, as described under the caption "Description of Preferred Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities," will be nontaxable and will result in a U.S. Holder receiving directly its pro rata share of the Junior Subordinated Debt Securities previously held indirectly through the Trust, with a holding period and aggregate adjusted tax basis equal to the holding period and aggregate adjusted tax basis such U.S. Holder had in its Preferred Securities immediately before such distribution. If, however, the liquidation of the Trust were to occur because the Trust were subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debt Securities, the distribution of Junior Subordinated Debt Securities to U.S. Holders by the Trust would be a taxable event to the Trust and each U.S. Holder, and each U.S. Holder would recognize gain or loss as if the U.S. Holder had exchanged its Preferred Securities for the Junior Subordinated Debt Securities it received upon the liquidation of the Trust. A U.S. Holder will include interest in respect of the Junior Subordinated Debt Securities received from the Trust in the manner described above under "Interest Income and Original Issue Discount."

Sales or Redemption of the Preferred Securities

         Gain or loss will be recognized by a U.S. Holder on a sale, exchange, or other disposition of the Preferred Securities (including a redemption for cash) in an amount equal to the difference between the amount realized and the U.S. Holder's adjusted tax basis in the Preferred Securities sold or so redeemed. Assuming that the Corporation does not exercise its option to defer payment of interest on the Junior Subordinated Debt Securities, a U.S. Holder's adjusted tax basis in the Preferred Securities generally will be its initial purchase price. If the Junior Subordinated Debentures are deemed to be issued with OID (as a result of the Corporation's deferral of any interest payment), a U.S. Holder's adjusted tax basis in the Preferred Securities generally will be its initial purchase price, increased by OID previously included in such U.S. Holder's gross income to the date of disposition and decreased by distributions or other payments received on the Preferred Securities other than payments of stated interest that are not treated as OID. Gain or loss recognized by a U.S. Holder on the Preferred Securities generally will be taxable as capital gain or loss (except to the extent any amount realized is treated as a payment of accrued interest with respect to such U.S. Holder's pro rata share of the Junior Subordinated Debt Securities required to be included in income) and generally will be long-term capital gain or loss if the Preferred Securities have been held for more than one year.

         Should the Corporation exercise its option to defer any payment of interest on the Junior Subordinated Debt Securities, the Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debt Securities. In the event of such a deferral, a Securityholder that disposes of its Preferred Securities between record dates for payments of Distributions (and consequently does not receive a Distribution from the Trust for the period prior to such disposition) will nevertheless be required to include in income as ordinary income accrued but unpaid interest on the Junior Subordinated Debt Securities through the date of disposition and to add such amount to its adjusted tax basis in its Preferred Securities disposed of Such U.S. Holder will recognize a capital loss on the disposition of its Preferred Securities to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than the U.S. Holder's adjusted tax basis in the Preferred Securities (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

Conversion of Preferred Securities

         A holder of Preferred Securities generally will not recognize income, gain or loss upon the conversion, through the Conversion Agent, of its Preferred Securities into Common Stock. A holder will, however, recognize gain upon the receipt of cash in lieu of a fractional share of Common Stock equal to the amount of cash received less the holder's tax basis in such fractional share. A holder's tax basis in the Common Stock received upon exchange and conversion will generally be equal to the holder's tax basis in the Preferred Securities delivered to the Conversion Agent for exchange less that basis allocated to any fractional share for which cash is received, and a holder's holding period in the Common Stock received upon exchange and conversion will generally begin on the date the holder acquired the Preferred Securities delivered to the Conversion Agent for exchange.

Adjustment of Conversion Price

         Treasury Regulations promulgated under Section 305 of the Internal Revenue Code would treat holders of Preferred Securities as having received a constructive distribution from the Corporation in the event the Conversion Price of the Junior Subordinated Debt Securities were adjusted if (i) as a result of such adjustment, the proportionate interest (measured by the quantum of Common Stock into or for which the Junior Subordinated Debt Securities are convertible or exchangeable) of the holders of the Preferred Securities in the assets or earnings and profits of the Corporation were increased, and (ii) the adjustment was not made pursuant to a bona fide, reasonable antidilution formula. An adjustment in the Conversion Price would not be considered made pursuant to such a formula if the adjustment was made to compensate for certain taxable distributions with respect to the Common Stock. Thus, under certain circumstances, a reduction in the Conversion Price for the holders may result in deemed dividend income to holders to the extent of the current or accumulated earnings and profits of the Corporation. Holders of the Preferred Securities would be required to include their allocable share of such deemed dividend income in gross income but would not receive any cash related thereto.

United States Alien Holders

         For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is, as to the United States, a foreign corporation, a nonresident alien individual, a foreign partnership or a nonresident fiduciary of a foreign estate or trust.

         Under current United States federal income tax law, and subject to the discussion of backup withholding below: (i) payments by the Trust or any of its paying agents to any Securityholder who or that is a United States Alien Holder will not be subject to United States federal withholding tax; provided that (a) the Securityholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Corporation entitled to vote, (b) the Securityholder is not a controlled foreign corporation that is related to the Corporation through stock ownership and (c) either (A) the Securityholder certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Preferred Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the Securityholder by it or by a Financial Institution holding such security for the Securityholder and furnishes the Trust or its agent with a copy thereof, and (ii) a United States Alien Holder of a Preferred Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Preferred Security.

         Recently proposed Internal Revenue Service Treasury regulations (the "Proposed Regulations") would provide alternative methods for satisfying the certification requirement described in clause (i)(c) above. The Proposed Regulations also would require, in the case of Preferred Securities held by a foreign partnership, that (x) the certification described in clause (i)(c) above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. The Proposed Regulations are proposed to be effective for payments made after December 31, 1997. There can be no assurance that the

Proposed Regulations will be adopted or as to the provisions that they will include if and when adopted in temporary or final form.

Information Reporting to Securityholders

         Generally, income on the Preferred Securities will be reported to Securityholders on Forms 1099, which forms should be mailed to Securityholders by January 31 following each calendar year.

Backup Withholding

         Payments  made  on,  and  proceeds  from the  sale  of,  the  Preferred
Securities may be subject to a "backup" withholding tax of 31% unless the Securityholder complies with certain certification requirements. Any withheld amounts will be allowed as a credit against the Securityholder's United States federal income tax, provided the required information is furnished to the Internal Revenue Service on a timely basis.

         THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER THE ALTERNATIVE MINIMUM TAX AND THE STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.


                                  UNDERWRITING

         The Underwriter, McKinnon & Company, Inc., 555 Main Street, Norfolk, Virginia, has agreed, subject to the terms and conditions contained in an Underwriting Agreement with the Trust and the Corporation, to sell, as selling agent, on a best efforts basis, up to $6.0 million of Preferred Securities. The Trust reserves the right to increase the Aggregate Liquidation Amount by not more than $900,000. The Underwriter is not obligated to purchase the Preferred Securities if they are not sold to the public.

         The Underwriter has informed the Trust and the Corporation that it proposes to sell the Preferred Securities as selling agent for the Trust, subject to prior sale, when, as and if issued by the Trust, in part to the public at the public offering price set forth on the cover page of this Prospectus and, in part, through certain selected dealers, who are members of the National Association of Securities Dealers, Inc., to customers of such selected dealers at such public offering price, for which each selected dealer will receive a commission of $ , for each $25.00 of Preferred Securities that it sells. The Underwriter reserves the right to reject any order for the purchase of Preferred Securities through it in whole or in part.

         The public offering is not contingent upon the occurrence of any event or the sale of a minimum or maximum number of Preferred Securities. Funds received by the Underwriter from investors in the public offering will be deposited with and held by the Escrow Agent in a non-interest bearing account until the closing of the public offering. Closing is expected to occur on or about , 1998.

         As the proceeds of the sale of the Preferred Securities will ultimately be used to purchase the Junior Subordinated Debt Securities, the Underwriting Agreement provides that the Corporation will pay as compensation ("Underwriter's Compensation") an amount directly to the Underwriter for its arranging the investment therein of such proceeds $ per Preferred Security (or up to
$        in the aggregate) for the account of the Underwriter.

         The Underwriting Agreement provides that Corporation and the Trust will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act or contribute to payments the Underwriter may be required to make in respect thereof.

         The Preferred Securities are a new issue of securities with no established trading market. The Corporation and the Trust do not intend to apply for listing of the Preferred Securities on any securities exchange. The Corporation and the Trust have been advised by the Underwriter that it may make a market in the Preferred Securities. The Underwriter, however, is not obligated to make a market in the Preferred Securities and may discontinue any market making at any time without notice. Neither the Corporation nor the Trust can provide any assurance that a secondary market for the Preferred Securities will develop.

         The Underwriter provides or has provided investment banking services to the Corporation from time to time in the ordinary course of business.


                             VALIDITY OF SECURITIES

         Certain matters of Delaware law relating to the validity of the Preferred Securities, the enforceability of the Declaration and the formation of the Trust will be passed upon by Richards, Layton & Finger, special Delaware counsel to the Corporation and the Trust. The validity of the Guarantee, the Junior Subordinated Debt Securities, the Common Stock issuable upon conversion of the Preferred Securities and certain matters relating to United States federal income tax considerations, will be passed upon for the Corporation by Williams, Mullen, Christian & Dobbins, P.C., Richmond, Virginia. Williams, Mullen, Christian & Dobbins, P.C. will rely on the opinion of Richards, Layton & Finger as to matters of Delaware law.


                                   ACCOUNTANTS

         The consolidated balance sheets of Guaranty Financial Corporation and subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1997 and the six months ended December 31, 1996, and for each of the two years in the period ended June 30, 1996 are included herein in reliance on the report of BDO Seidman, LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

                                                  Guaranty Financial Corporation
                                                                  and Subsidiary





                                                            Financial Statements
                                           For the Year Ended December 31, 1997,
                                      the Six Months Ended December 31, 1996 and
                                          the Years Ended June 30, 1996 and 1995

                         GUARANTY FINANCIAL CORPORATION
                                 AND SUBSIDIARY

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS





Report of Independent Certified Public Accountants                                                        F-3

Consolidated Financial Statements

  Balance Sheets as of December 31, 1997 and 1996                                                         F-4

  Statements of Operations for the years ended December 31, 1997 and
    June 30, 1996 and 1995 and the six months ended December 31, 1996                               F-5 - F-6

  Statements of Stockholders' Equity for the years ended December 31, 1997
    and June 30, 1996 and 1995 and the six months ended December 31, 1996.                                F-7

  Statements of Cash Flows for the years ended December 31, 1997 and June 30, 1996
    and 1995 and the six months ended December 31, 1996                                            F-8 - F-10


Summary of Accounting Policies                                                                    F-11 - F-17

Notes to Consolidated Financial Statements                                                        F-18 - F-39



Report of Independent Certified Public Accountants

To the Board of Directors and Stockholders
Guaranty Financial Corporation
Charlottesville, Virginia

We have audited the consolidated balance sheets of Guaranty Financial Corporation and subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1997 and the six months ended December 31, 1996, and for each of the two years in the period ended June 30, 1996. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Guaranty Financial Corporation and subsidiary as of December 31, 1997 and 1996, and the results of their operations and their cash flows for the year ended December 31, 1997, the six months ended December 31, 1996 and for each of the two years in the period ended June 30, 1996 in conformity with generally accepted accounting principles.

As explained in the Summary of Accounting Policies, Guaranty Financial Corporation adopted Statement of Financial Accounting Standards No. 122 and Statement of Financial Accounting Standards No. 109 in the years ended June 30, 1996 and 1995, respectively.


                                                     /s/ BDO Seidman, LLP

                                                     BDO Seidman, LLP
Richmond, Virginia
January 30, 1998


December 31,                                                                     1997               1996
--------------------------------------------------------------------------------------------------------

    Assets

Cash and cash equivalents                                                $  5,916,504       $  6,076,315
Investment securities (Notes 1 and 7)
  Held-to-maturity                                                          2,845,560          3,156,857
  Available for sale                                                       11,523,908                  -
  Trading                                                                   1,032,188         16,736,295
Investment in Federal Home Loan Bank stock, at
  cost (Note 9)                                                               860,100          1,360,200
Other investments                                                              79,000                  -
Loans receivable, net (Notes 2 and 11)                                     99,674,549         81,270,173
Accrued interest receivable                                                   844,212            671,211
Real estate owned                                                              64,985             50,964
Office properties and equipment, net (Note 3)                               5,999,778          4,946,153
Other assets (Note 2)                                                       1,867,693          1,751,757
--------------------------------------------------------------------------------------------------------








                                                                         $130,708,477       $116,019,925
========================================================================================================

                                                  Guaranty Financial Corporation
                                                                  and Subsidiary

                                                     Consolidated Balance Sheets



December 31,                                                                                     1997               1996
------------------------------------------------------------------------------------------------------------------------

   Liabilities and Stockholders' Equity
Liabilities
  Deposits (Note 4)                                                                      $112,947,012        $81,401,071
  Bonds payable (Notes 1 and 7)                                                             2,360,083          2,705,813
  Advances from Federal Home Loan Bank (Note 9)                                                     -         17,500,000
  Securities sold under agreement to repurchase (Notes 1 and 8)                             2,989,000          6,681,000
  Accrued interest payable                                                                     58,404             60,989
  Income taxes payable (Note 10)                                                              181,100                  -
  Prepayments by borrowers for taxes and insurance                                             80,824            105,901
  Other liabilities                                                                           231,900            989,402
------------------------------------------------------------------------------------------------------------------------

Total liabilities                                                                         118,848,323        109,444,176
------------------------------------------------------------------------------------------------------------------------

Commitments and Contingencies (Notes 12, 14 and 15)
------------------------------------------------------------------------------------------------------------------------

Stockholders'  Equity (Notes 13 and 14)
  Preferred stock, par value $1 per share, 500,000 shares
    authorized, none issued
  Common stock, par value $1.25 per share, 4,000,000 shares
    authorized, 1,501,383, and 924,008 shares issued and
    outstanding                                                                             1,876,729          1,155,010
  Additional paid-in capital                                                                5,724,954          1,975,695
  Unrealized gain on available for sale securities (Note 1)                                    50,971                  -
  Retained earnings - substantially restricted                                              4,207,500          3,445,044
------------------------------------------------------------------------------------------------------------------------

Total stockholders' equity                                                                 11,860,154          6,575,749
------------------------------------------------------------------------------------------------------------------------

                                                                                         $130,708,477       $116,019,925
========================================================================================================================

See accompanying summary of accounting policies and notes to consolidated financial statements.

                                                  Guaranty Financial Corporation
                                                                  and Subsidiary

                                           Consolidated Statements of Operations


                                                       Year Ended       Six Months Ended
                                                       December 31,       December 31,            Year Ended June 30,
                                                          1997               1996                1996             1995
------------------------------------------------------------------------------------------------------------------------
Interest income
  Loans                                                $7,584,732        $3,454,559          $6,441,903       $5,897,002
  Mortgage-backed securities                            1,045,831           564,079             652,639          495,620
  Investment securities                                   889,245           254,833             498,686          383,555
  Trading account assets                                        -             2,911              23,390           12,176
------------------------------------------------------------------------------------------------------------------------

Total interest income                                   9,519,808         4,276,382           7,616,618        6,788,353
------------------------------------------------------------------------------------------------------------------------

Interest expense
  Deposits                                              4,922,258         1,960,029           3,132,660        2,439,585
  Borrowings (Notes 7, 8 and 9)                         1,116,152           979,936           2,059,402        2,223,267
------------------------------------------------------------------------------------------------------------------------

Total interest expense                                  6,038,410         2,939,965           5,192,062        4,662,852
------------------------------------------------------------------------------------------------------------------------

Net interest income                                     3,481,398         1,336,417           2,424,556        2,125,501

Provision (credit) for loan losses
  (Note 2)                                                122,320            91,850              56,665          (9,443)
------------------------------------------------------------------------------------------------------------------------

Net interest income after
  provision for loan losses                             3,359,078         1,244,567           2,367,891        2,134,944
------------------------------------------------------------------------------------------------------------------------

Other income
  Loan fees and servicing income                          456,515           266,505             610,020          651,852
  Net gain on sale of loans
    and securities                                      1,067,348            72,547             242,866              206
  Service charges on checking                             166,072            52,058              90,156           77,542
  Other                                                   177,837            70,977             164,090          142,034
------------------------------------------------------------------------------------------------------------------------

Total other income                                      1,867,772           462,087           1,107,132          871,634
------------------------------------------------------------------------------------------------------------------------


                                                                    continued...

                                                  Guaranty Financial Corporation
                                                                  and Subsidiary

                                           Consolidated Statements of Operations
                                                                     (continued)



                                                       Year Ended       Six Months Ended
                                                       December 31,        December 31,           Year Ended June 30,
                                                          1997                1996               1996            1995
-----------------------------------------------------------------------------------------------------------------------
Other expenses
  Personnel (Notes 14 and 15)                          $2,010,794        $  748,083          $1,013,674      $1,194,410
  Occupancy (Note 12)                                     523,502           131,593             302,139         310,114
  Data processing (Note 12)                               422,851           165,548             257,038         210,110
  BIF/SAIF premium disparity
    assessment                                                  -           346,851                 -                 -
  Deposit insurance premiums                               87,298           100,908             190,263         195,818
  Other                                                   798,650           223,553             724,321         619,373
-----------------------------------------------------------------------------------------------------------------------

Total other expenses                                    3,843,095         1,716,536           2,487,435       2,529,825
-----------------------------------------------------------------------------------------------------------------------
Income (loss) before income
  taxes                                                 1,383,755            (9,882)            987,588         476,753

Provision for income taxes (Note 10)                      486,040            (3,500)            344,338         100,508
-----------------------------------------------------------------------------------------------------------------------

Net income (loss)                                      $  897,715        $   (6,382)         $  643,250      $  376,245
=======================================================================================================================

Basic and Diluted Earnings Per Share                   $      .61        $     (.01)         $      .70      $      .70
=======================================================================================================================

See accompanying summary of accounting policies and notes to consolidated financial statements.

                                                  Guaranty Financial Corporation
                                                                  and Subsidiary

                                 Consolidated Statements of Stockholders' Equity



                                                                                    Unrealized
                                                                   Additional     Gain (Loss) on                           Total
                                                    Common           Paid-in       Available for       Retained        Stockholders'
                                                     Stock           Capital      Sale Securities      Earnings           Equity
------------------------------------------------------------------------------------------------------------------------------------

Balance, June 30, 1994                           $  671,460       $  335,730       $        -         $2,524,089       $ 3,531,279

Stock options exercised
  (Note 14)                                          23,000           57,200                -                  -            80,200
Issuance of common stock
  (Note 13)                                         450,000        1,578,015                -                  -         2,028,015
Net income                                                -                -                -            376,245           376,245
------------------------------------------------------------------------------------------------------------------------------------

Balance, June 30, 1995                            1,144,460        1,970,945                -          2,900,334         6,015,739

Stock options exercised
  (Note 14)                                           4,500           10,800                -                  -            15,300
Cash dividend                                             -                -                -            (45,958)          (45,958)
Unrealized loss on available for
  sale securities (Note 1)                                -                -         (279,182)                 -          (279,182)
Net income                                                -                -                -            643,250           643,250
------------------------------------------------------------------------------------------------------------------------------------

Balance, June 30, 1996                            1,148,960        1,981,745         (279,182)         3,497,626         6,349,149

Cash dividend                                             -                -                -            (46,200)          (46,200)
Realized loss on available
  for sale securities (Note 1)                            -                -          279,182                  -           279,182
Stock options exercised (Note 14)                    12,500           32,000                -                  -            44,500
Repurchase of common stock                           (6,450)         (38,050)               -                  -           (44,500)
Net loss                                                  -                -                -             (6,382)           (6,382)
------------------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1996                        1,155,010        1,975,695                -          3,445,044         6,575,749

Issuance of common stock (Note 13)                  718,750        3,752,228                -                  -         4,470,978
Cash dividend                                             -                -                -           (135,259)         (135,259)
Unrealized gain on available for
  sale securities (Note 1)                                -                -           50,971                  -            50,971
Stock options exercised (Note 14)                     5,000           14,520                -                  -            19,520
Repurchase of common stock                           (2,031)         (17,489)               -                  -           (19,520)
Net income                                                -                -                -            897,715           897,715
------------------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1997                       $1,876,729       $5,724,954       $   50,971         $4,207,500       $11,860,154
====================================================================================================================================

See accompanying summary of accounting policies and notes to consolidated financial statements.

                                                  Guaranty Financial Corporation
                                                                  and Subsidiary

                                           Consolidated Statements of Cash Flows


                                                       Year Ended         Six Months Ended
                                                      December 31,          December 31,                 Year Ended June 30,
                                                          1997                  1996                  1996               1995
----------------------------------------------------------------------------------------------------------------------------------
Operating activities
  Net income (loss)                                  $    897,715          $     (6,382)        $     643,250        $    376,245
  Adjustments to reconcile net
    income (loss) to net cash
    provided (absorbed) by
    operating activities
      Provision (credit) for loan losses                  122,320                91,850                56,665              (9,443)
      Depreciation and amortization                       354,005                76,160                95,511              93,775
      Amortization of deferred loan fees                  (89,564)              (63,841)             (136,086)           (123,528)
      Net amortization of premiums
        and accretion of discounts                         64,154                84,606               199,060              54,822
      Loss (gain) on sale of loans                       (518,736)             (216,537)             (204,901)             60,367
      Originations of loans held
        for sale                                      (24,280,323)          (11,773,561)           (7,203,819)        (11,765,459)
      Proceeds from sale of loans                      24,799,059            11,822,300             7,160,241          11,825,826
      Gain on sale of
        mortgage-backed securities                       (236,761)             (111,039)                    -             (36,418)
      Originations of loans securitized                         -                     -                     -          (5,596,082)
      Purchase of mortgage backed
        securities                                    (24,754,127)          (23,980,081)                    -                   -
      Proceeds from sale of
        mortgage-backed securities                     24,990,888            17,844,790                     -           5,415,983
      Gain on sale of securities
        available for sale                               (147,433)                    -              (101,685)                  -
      Gain on disposal of office
        properties and equipment                                -                     -                (1,341)             (1,806)
      (Gain) loss on sale of trading
        account securities                                 (5,520)              255,030                63,720             (24,155)
      Purchases of trading account
        securities                                    (73,838,893)          (36,330,973)         (107,346,227)        (43,113,114)
      Sales of trading account
        securities                                     89,548,520            35,305,544           107,282,507          43,137,269

                                                                    continued...

                                                  Guaranty Financial Corporation
                                                                  and Subsidiary

                                           Consolidated Statements of Cash Flows
                                                                     (continued)


                                                       Year Ended          Six Months Ended
                                                      December 31,           December 31,                Year Ended June 30,
                                                          1997                   1996                  1996               1995
-----------------------------------------------------------------------------------------------------------------------------------
Operating activities (cont'd)
      Changes in
        Accrued interest receivable                  $   (173,001)         $      40,631        $     (127,600)      $     (27,424)
        Other assets                                     (115,936)               (24,917)             (442,298)           (192,025)
        Accrued interest payable                          (15,698)               (38,308)               13,018             (21,951)
        Income taxes                                      214,100                 (3,000)                    -             (87,000)
        Prepayments by borrowers
          for taxes and insurance                         (25,077)               (39,829)             (160,616)            181,671
        Other liabilities                                (777,389)            (1,141,898)              689,882            (592,864)
-----------------------------------------------------------------------------------------------------------------------------------

Net cash provided (absorbed)
  by operating activities                              16,012,303             (8,209,455)              479,281            (445,311)
-----------------------------------------------------------------------------------------------------------------------------------

Investing activities
  Net (increase) decrease in
    loans                                             (18,451,153)             2,880,494           (8,486,970)           2,484,824
  Principal repayments on held
    to maturity securities                                309,815                776,007              998,457            1,260,076
  Purchase of securities
    available for sale                                (33,334,183)                     -          (28,399,062)                   -
  Proceeds from sales of
    securities available for sale                      21,929,679                      -           18,507,960                    -
  Sale of FHLB stock                                      500,100                      -                    -               77,300
  Proceeds from sale of office
    properties and equipment                                    -                      -                4,522               15,389
  Purchases of office properties
    and equipment                                      (1,407,630)            (1,515,180)          (3,186,982)            (152,668)
-----------------------------------------------------------------------------------------------------------------------------------

Net cash provided (absorbed)
  by investing activities                             (30,453,372)             2,141,321          (20,562,075)           3,684,921
-----------------------------------------------------------------------------------------------------------------------------------

                                                                    continued...

                                                  Guaranty Financial Corporation
                                                                  and Subsidiary

                                           Consolidated Statements of Cash Flows
                                                                     (continued)


                                                       Year Ended         Six Months Ended
                                                      December 31,          December 31,               Year Ended June 30,
                                                          1997                  1996                 1996                1995
-----------------------------------------------------------------------------------------------------------------------------------
Financing activities
  Net increase (decrease)
    in deposits                                       $31,545,941          $ 6,713,625           $22,226,807          $(1,006,244)
  Repayment of Federal Home
    Loan Bank advances                                (21,000,000)         (10,000,000)          (31,510,000)         (15,200,000)
  Proceeds from Federal Home
    Loan Bank advances                                  3,500,000           10,000,000            23,960,000           16,300,000
  Principal payments on bonds
    payable, including
    unapplied payments                                   (408,402)            (531,459)             (988,607)            (968,556)
  Increase (decrease) in
    securities sold under
    agreements to repurchase                           (3,692,000)             577,000             6,104,000                    -
  Proceeds from issuance of
    common stock                                        4,470,978                    -                15,300            2,108,215
  Dividends paid                                         (135,259)             (46,200)              (45,958)                   -
-----------------------------------------------------------------------------------------------------------------------------------

Net cash provided
  by financing activities                              14,281,258            6,712,966            19,761,542            1,233,415
-----------------------------------------------------------------------------------------------------------------------------------

Increase (decrease) in cash
  and cash equivalents                                   (159,811)             644,832              (321,252)           4,473,025

Cash and cash equivalents,
  beginning of period                                   6,076,315            5,431,483             5,752,735            1,279,710
-----------------------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents,
  end of period                                       $ 5,916,504          $ 6,076,315           $ 5,431,483          $ 5,752,735
===================================================================================================================================

See accompanying summary of accounting policies and notes to consolidated financial statements.

                                                  Guaranty Financial Corporation
                                                                  and Subsidiary

                                                  Summary of Accounting Policies




Nature of Business       Guaranty  Financial  Corporation (the "Parent Company")
and Regulatory           is a bank holding  company whose principal asset is its
Environment              wholly-owned  subsidiary,  Guaranty  Bank (the "Bank").
                         The Bank provides a full range of banking services to individual and corporate customers. In these financial statements, the consolidated group is referred to collectively as the "Corporation".

                         At June 30, 1997, the Bank was converted from a federal savings association to a Virginia chartered Federal Reserve member bank. As a result, the Corporation changed their year end from June 30, to December 31.

                         The Federal Deposit Insurance Corporation ("FDIC") is the federal deposit insurance administrator for both banks and savings associations. The FDIC has specific authority to prescribe and enforce such regulations and issue such orders as it deems necessary to prevent actions or practices by financial institutions that pose a serious threat to the Bank Insurance Fund ("BIF").

                         Pursuant to the Economic Growth and Paperwork Reduction Act of 1996 (the "Act"), the FDIC imposed a special assessment on Savings Association Insurance Fund ("SAIF") members to capitalize the SAIF to a designated reserve level. Prior to the Bank's conversion to a state chartered bank, it was a member of SAIF and therefore, subject to the SAIF special assessment. Based on the Bank's deposits as of March 31, 1995, the date for measuring the special assessment, the Bank was assessed approximately $347,000 during the six months ended December 31, 1996.

Principles of            The  consolidated   financial  statements  include  the
Consolidation            accounts of Guaranty Financial Corporation and Guaranty
                         Bank, (a wholly-owned  subsidiary),  and GMSC, Inc. and
                         Guaranty Investment Corp., wholly-owned subsidiaries of
                         the  Bank.  All  material   intercompany  accounts  and
                         transactions have been eliminated in the consolidation.

Reorganization           On December 29, 1995,  the Bank and the Parent  Company
                         consummated the reorganization of the Bank into a unitary-thrift holding company structure whereby the Bank became the wholly-owned subsidiary of the Parent
                         Company. Each outstanding share of the common stock of the Bank became one share of the common stock of the Parent Company. This transaction was accounted for as a pooling of interests.

                                                  Guaranty Financial Corporation
                                                                  and Subsidiary

                                                  Summary of Accounting Policies
                                                                     (continued)




Estimates                The  preparation of financial  statements in conformity
                         with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investment Securities    In May 1993, the Financial  Accounting  Standards Board
                         issued Statement of Financial  Accounting Standards No.
                         115 ("SFAS 115"), "Accounting for Certain Investments in Debt and Equity Securities". The Corporation adopted the provisions of SFAS 115 during the year ended June
                         30, 1995. The adoption of this Statement had no effect on the operations of the Corporation. SFAS 115 requires that investments in securities are to be classified as either held-to-maturity, trading, or available for sale.

                         Investments in debt securities classified as held-to-maturity are stated at cost, adjusted for amortization of premiums and accretion of discounts using the level yield method. Management has a positive intent and ability to hold these securities to maturity and, accordingly, adjustments are not made for temporary declines in their market value below amortized cost. Investment in Federal Home Loan Bank stock is stated at cost.

                         Investments in debt and equity securities classified as available-for-sale are stated at market value with unrealized holding gains and losses excluded from earnings and reported as a separate component of stockholders' equity, net of tax effect, until realized.

                         Investments in debt and equity securities classified as trading are stated at market value. Unrealized holding gains and losses for trading securities are included in the statement of operations.

                         Gains  and  losses  on  the  sale  of  securities   are
                         determined  using the specific  identification  method.


Options Premiums received for writing put and call options are recorded as a liability and are taken into income if the option is closed prior to maturity or expires. Upon exercise of the option, the premium is treated as an adjustment to the basis of the underlying security.

Loans Held for           Mortgage loans  originated and intended for sale in the
Sale                     secondary  market  are  carried at the lower of cost or
                         estimated market value in the aggregate. Net unrealized losses are recognized through a valuation allowance by charges to income.

                         The Corporation had approximately $9,200,000 of loans held for sale at December 31, 1997. The estimated market value of these loans exceeded the carrying cost at December 31, 1997. The Corporation had no loans held for sale at December 31, 1996.

                                                  Guaranty Financial Corporation
                                                                  and Subsidiary

                                                  Summary of Accounting Policies
                                                                     (continued)




Loans Receivable         Loans  receivable  that  management  has the intent and
                         ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

                         Loans receivable consists primarily of long-term real estate loans secured by first deeds of trust on single family residences, other residential property, commercial property, construction and land located primarily in the state of Virginia. Interest income on mortgage loans is recorded when earned and is recognized based on the level yield method. The Corporation provides an allowance for accrued interest deemed to be uncollectible, which is netted against accrued interest receivable in the consolidated balance sheets.

                         The Corporation defers loan origination and commitment fees, net of certain direct loan origination costs, and the net deferred fees are amortized into interest income over the lives of the related loans as yield adjustments. Any unamortized net fees on loans fully repaid or sold are recognized as income in the year of repayment or sale.

Sale of Loans            The  Corporation  is able to generate  funds by selling
and Participation        loans and  participations  in loans to the Federal Home
in Loans                 Loan  Mortgage  Corporation   ("FHLMC")  and  to  other
                         insured  investors.   Under   participation   servicing
                         agreements,  the  Corporation  continues to service the
                         loans  and  the   participant  is  paid  its  share  of
                         principal and interest collections.

                         Effective July 1, 1995, the Corporation adopted Statement of Financial Accounting Standards No. 122 ("SFAS 122"), "Accounting for Mortgage Servicing Rights an Amendment of FASB Statement No. 65". SFAS 122 requires entities to allocate the cost of acquiring or originating mortgage loans between the mortgage servicing rights and the loans, based on their relative fair values, if the bank sells or securitizes the loans and retains the mortgage servicing rights. In addition, SFAS 122 requires entities to assess its capitalized mortgage servicing rights for impairment based on the fair value of those rights.

                                                  Guaranty Financial Corporation
                                                                  and Subsidiary

                                                  Summary of Accounting Policies
                                                                     (continued)




Sale of Loans            The cost of mortgage  servicing  rights is amortized in
and Participation        proportion  to, and over the period of,  estimated  net
in Loans                 servicing  revenues.  Impairment of mortgage  servicing
(continued)              rights  is  assessed  based on the fair  value of those
                         rights. Fair values are estimated using discounted cash
                         flows  based on a current  market  interest  rate.  For
                         purposes  of  measuring  impairment,   the  rights  are
                         stratified    based    on    the    predominant    risk
                         characteristics of the underlying loans. The amount of impairment recognized is the amount by which the capitalized mortgage servicing rights for a stratum exceed their fair value.



Allowance for            The  allowance for loan losses is maintained at a level
Possible Loan            considered  by  management  to be  adequate  to  absorb
Losses                   future  loan  losses  currently  inherent  in the  loan
                         portfolio. Management's assessment of the adequacy of the allowance is based upon type and volume of the loan portfolio, past loan loss experience, existing and anticipated economic conditions, and other factors which deserve current recognition in estimating future loan losses. Additions to the allowance are charged to operations. Loans are charged-off partially or wholly at the time management determines collectibility is not probable. Management's assessment of the adequacy of the allowance is subject to evaluation and adjustment by the Corporation's regulators.

                         Loans are generally placed on nonaccrual status when the collection of principal or interest is 90 days or more past due, or earlier if collection is uncertain based upon an evaluation of the value of the underlying collateral and the financial strength of the borrower. Loans may be reinstated to accrual status when all payments are brought current and, in the opinion of management, collection of the remaining balance can be reasonably expected. Loans greater than 90 days past due may remain on accrual status if management determines it has adequate collateral to cover the principal and interest.

                         A loan is considered to be impaired when it is probable that the Corporation will be unable to collect all principal and interest amounts according to the contractual terms of the loan agreement. A performing loan may be considered impaired. The allowance for loan losses related to loans identified as impaired is primarily based on the excess of the loan's current outstanding principal balance over the estimated fair market value of the related collateral. For a loan that is not collateral-dependent, the allowance is recorded at the amount by which the outstanding principal balance exceeds the current best estimate of the future cash flows on the loan discounted at the loan's original effective interest rate.

                                                  Guaranty Financial Corporation
                                                                  and Subsidiary

                                                  Summary of Accounting Policies
                                                                     (continued)




Allowance for            For impaired loans that are on nonaccrual status,  cash
Possible Loan            payments  received are generally  applied to reduce the
Losses                   outstanding  principal  balance.   However,  all  or  a
(continued)              portion of a cash payment received on a nonaccrual loan
                         may be  recognized  as  interest  income to the  extent
                         allowed  by  the  loan  contract,  assuming  management
                         expects  to  fully  collect  the  remaining   principal
                         balance on the loan.

Real Estate              Real estate acquired  through  foreclosure is initially
Owned                    recorded  at the  lower  of fair  value,  less  selling
                         costs, or the balance of the loan on the property at date of foreclosure. Costs relating to the development and improvement of property are capitalized, whereas those relating to holding the property are charged to expense.

                         Valuations are periodically performed by management, and an allowance for losses is established by a charge to operations if the carrying value of a property exceeds its estimated fair value, less selling costs.


Securities Sold          The Corporation  enters into sales of securities  under
Under Agreements         agreements    to   repurchase    (reverse    repurchase
to Repurchase            agreements). Fixed-coupon reverse repurchase agreements
                         are treated as financings, and the obligations to repurchase securities sold are reflected as a liability in the consolidated statements of condition. The dollar amount of securities underlying the agreements remain in the asset accounts.

Office Properties        Office properties and equipment are stated at cost less
and Equipment            accumulated  depreciation and amortization.  Provisions
                         for depreciation and amortization are computed using the straight-line method over the estimated useful lives of the individual assets or the terms of the related leases, if shorter, for leasehold improvements.
                         Expenditures for betterments and major renewals are capitalized and ordinary maintenance and repairs are charged to expense as incurred.

Income Taxes             Deferred  income  taxes  are  recognized  for  the  tax
                         consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.

                         For tax years beginning prior to January 1, 1996, savings banks that met certain definitional tests and other conditions prescribed by the Internal Revenue Code were allowed, within limitations, to deduct from taxable income an allowance for bad debts using the "percentage of taxable income" method. The cumulative bad debt reserve, upon which no taxes have been paid, was approximately $926,000 at December 31, 1997.

                                                  Guaranty Financial Corporation
                                                                  and Subsidiary

                                                  Summary of Accounting Policies
                                                                     (continued)




Income Taxes             Section 1616 of the Small  Business Job  Protection Act
(continued)              of 1996 (the "Act")  repealed the percentage of taxable
                         income  method  of  computing  bad  debt  reserve,  and
                         requires the recapture  into taxable  income of "excess
                         reserves",  on a ratable basis over the next six years.
                         Excess reserves are defined,  in general, as the excess
                         of the balance of the tax bad debt  reserve  (using the
                         percentage of taxable income method) as of the close of
                         the last tax year beginning before January 1, 1996 over
                         the  balance of the reserve as of the close of the last
                         tax  year   beginning   before  January  1,  1988.  The
                         recapture   of  the   reserves   is   deferred  if  the
                         Corporation meets the "residential loan requirement" exception, during either or both of the first two years beginning after December 31, 1995. The residential loan requirement is met, in general, if the principal amount of residential loans made by the Corporation during the year is not less than the Corporation's "base amount".
                         The base amount is defined as the average of the principal amounts of residential loans made during the six most recent tax years beginning before January 1, 1996.

                         As a result of the Act, the Corporation must recapture into taxable income approximately $354,000 ratably over the next six years, beginning December 31, 1998, since the Corporation met the residential loan requirement exemption for the period ended December 31, 1997.

Basic and Diluted        Basic  earnings  per share  includes no dilution and is
Earnings Per Share       computed  by  dividing   income   available  to  common
                         shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity. The weighted average number of shares of common stock outstanding were 1,466,843 for the year ended December
                         31,  1997 and 920,681  for the six month  period  ended
                         December  31,  1996,  and  917,668  and 541,768 for the
                         years  ended  June 30,  1996,  and 1995,  respectively.


Statements of Cash       Cash and cash  equivalents  include  Federal funds sold
Flows                    with  original  maturities  of  three  months  or less.
                         Interest paid was approximately $6,060,000 for the year
                         ended  December  31,  1997 and  $2,978,000  for the six
                         month period ended  December 31, 1996,  and  $5,179,000
                         and $4,685,000 for the years ended June 30, 1996 and 1995, respectively. Cash paid for income taxes was approximately $350,000 for the year ended December 31, 1997 and $277,000 for the six month period ended
                         December  31,  1996,  and  $180,000 and $42,000 for the
                         years ended June 30, 1996 and 1995, respectively. There was no real estate acquired in settlement of loans for the six month period ended December 31, 1996, and approximately $64,000, $33,000 and $122,000 for the years  ended  December  31,  1997 and June 30, 1996 and
                         1995, respectively.

                                                  Guaranty Financial Corporation
                                                                  and Subsidiary

                                                  Summary of Accounting Policies
                                                                     (continued)




Reclassifications        Certain  reclassifications  have been made in the prior
                         year consolidated financial statements and notes to conform to the December 31, 1997 presentation.

New Accounting           In February  1997, the Financial  Accounting  Standards
Pronouncements           Board  issued   Statement   of   Financial   Accounting
                         Standards  No. 128,  "Earnings  per Share ("SFAS 128").
                         SFAS  128  is  effective  for   financial   statements,
                         including  interim  periods,  issued for periods ending
                         after December 15, 1997.  SFAS 128 provides a different
                         method  for  calculating  earnings  per  share  than is
                         currently used in accordance with APB 15, "Earnings per
                         Share." SFAS 128 provides for the  calculation of Basic
                         and Diluted  earnings  per share.  Basic  earnings  per
                         share  includes no dilution and is computed by dividing
                         income available to common shareholders by the weighted
                         average  number of common  shares  outstanding  for the
                         period.   Diluted   earnings  per  share  reflects  the
                         potential  dilution of  securities  that could share in
                         earnings  of  an  entity,   similar  to  fully  diluted
                         earnings per share.

                         In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income ("SFAS 130"), which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS 130 is effective for financial statements for periods beginning after December 15, 1997 and requires comparative information for earlier years to be restated. Management does not expect the application of this pronouncement to have a material effect on the financisal statements of the Corporation.

                                                  Guaranty Financial Corporation
                                                                  and Subsidiary

                                      Notes to Consolidated Financial Statements




1.   Investment          A summary of the carrying  value and  estimated  market
     Securities          value of investment securities is as follows:

                         December 31, 1997
                         -----------------------------------------------------------------------------------
                                                                    Gross           Gross         Estimated
                                                    Amortized     Unrealized      Unrealized        Market
                                                      Cost          Gains          Losses           Value
                         -----------------------------------------------------------------------------------
                         Held to Maturity

                           Mortgage-backed
                            securities            $ 2,745,560      $ 13,440        $     -       $ 2,759,000
                           Other                      100,000             -              -           100,000
                         -----------------------------------------------------------------------------------

                                                    2,845,560        13,440              -         2,859,000
                         -----------------------------------------------------------------------------------

                         Available for sale

                           Bonds                   11,415,793        66,590          8,444        11,473,939
                           US Government
                            obligations                49,836           133              -            49,969
                         -----------------------------------------------------------------------------------

                                                   11,465,629        66,723          8,444        11,523,908
                         -----------------------------------------------------------------------------------

                         Trading

                           US Government
                            obligations             1,030,625         1,563              -         1,032,188
                         -----------------------------------------------------------------------------------

                                                    1,030,625         1,563              -         1,032,188
                         -----------------------------------------------------------------------------------

                                                  $15,341,814       $81,726         $8,444       $15,415,096
                         ===================================================================================

                                                  Guaranty Financial Corporation
                                                                  and Subsidiary

                                      Notes to Consolidated Financial Statements
                                                                     (continued)





1.   Investment          December 31, 1996
     Securities          -----------------------------------------------------------------------------------
     (continued)                                                     Gross           Gross        Estimated
                                                    Amortized     Unrealized      Unrealized       Market
                                                      Cost           Gains          Losses          Value
                         -----------------------------------------------------------------------------------
                         Held to Maturity
                           Mortgage-backed
                            securities            $ 3,156,857     $ 192,143        $      -      $ 3,349,000
                         -----------------------------------------------------------------------------------

                                                    3,156,857       192,143               -        3,349,000
                         -----------------------------------------------------------------------------------

                         Trading
                           Mortgage-backed
                            securities             16,936,529            -          200,234       16,736,295
                         -----------------------------------------------------------------------------------

                                                   16,936,529           -           200,234       16,736,295
                         -----------------------------------------------------------------------------------

                                                  $20,093,386     $ 192,143       $ 200,234      $20,085,295
                         ===================================================================================

                         The amortized cost and estimated market value of investment securities at December 31, 1997 by maturity is as follows:


                                                                                                   Estimated
                                                                                    Amortized        Market
                                                                                       Cost          Value
                         -----------------------------------------------------------------------------------
                         Held to Maturity
                           Mortgage-backed securities                             $ 2,745,560    $ 2,759,000
                           Other                                                      100,000        100,000
                         -----------------------------------------------------------------------------------

                                                                                    2,845,560      2,859,000
                         -----------------------------------------------------------------------------------

                         Available for Sale
                           Due in one year or less                                    149,836        149,969
                           Due in one through five years                            1,013,547      1,015,000
                           Due after five years                                    10,302,246     10,358,939
                         -----------------------------------------------------------------------------------

                                                                                   11,465,629     11,523,908
                         -----------------------------------------------------------------------------------

                                                                                  $14,311,189    $14,382,908
                         ===================================================================================

                                                  Guaranty Financial Corporation
                                                                  and Subsidiary

                                      Notes to Consolidated Financial Statements
                                                                     (continued)




1.   Investment          Proceeds  from sales of  securities  available for sale
     Securities          was  approximately   $21,930,000  for  the  year  ended
     (continued)         December  31, 1997 and  $18,508,000  for the year ended
                         June  30,  1996.  The   Corporation  had  no  sales  of
                         available for sale securities  during the period ending
                         December  31,  1996.   Gross  gains  of   approximately
                         $147,400 and $101,700 were realized on those sales during the years ended December 31, 1997 and June 30, 1996, respectively.

                         Proceeds from the sale of trading securities was approximately $89,549,000 for the year ended December 31, 1997 and $35,306,000 for the six months ended December 31, 1996, and $107,346,000,and $43,113,000 for
                         the years ended June 30, 1996, and 1995, respectively. Gross gains of approximately $134,000 and gross losses of approximately $128,000 were realized on those sales for the year ended December 31, 1997. Gross gains of approximately $9,900 and gross losses of approximately $265,000 were realized on those sales for the six months ended December 31, 1996. Gross gains of approximately $209,000, and $142,600 and gross losses of approximately $272,700, and $118,400 were realized on those sales during the years ended June 30, 1996 and 1995, respectively.

                         Proceeds from the sale of mortgage backed securities was approximately $24,991,000 for the year ended December 31, 1997 and $17,845,000, and $5,416,000 and for the six months ended December 31, 1996 and the year ended June 30, 1995, respectively. Gross gains of approximately $237,000 were realized on those sales for the year ended December 31, 1997 and $111,000, and $40,000 were realized on those sales for the six months ended December 31, 1996 and the year ended June 30, 1995, respectively. Gross losses on the sales of mortgage-backed securities were $0 for the year ended December 31, 1997, $0 and $4,000 for the six months ended December 31, 1996 and the years ended June 30, 1995, respectively. The Corporation had no sales of mortgage backed securities during the year ended June 30, 1996.

                         Mortgage backed securities of approximately $2,838,000 and $3,157,000 at December 31, 1997 and 1996,
                         respectively, were pledged for bonds payable (Note 7). At December 31, 1997 and 1996 investment securities with a market value of approximately $3,141,000 and $7,349,000, respectively were pledged as collateral under repurchase agreements (Note 8).

                                                  Guaranty Financial Corporation
                                                                  and Subsidiary

                                      Notes to Consolidated Financial Statements
                                                                     (continued)



2.   Loans Receivable    Loans receivable are summarized as follows:

                         December 31,                                       1997            1996
                         -----------------------------------------------------------------------
                         Residential real estate                     $66,035,224     $67,015,734
                         Commercial real estate                       16,641,057       8,485,966
                         Construction and land                        18,263,062       5,219,979
                         Commercial non-real estate                      503,002               -
                         Consumer                                      6,202,021       4,174,984
                         -----------------------------------------------------------------------

                                                                     107,644,366      84,896,663
                         -----------------------------------------------------------------------
                         Less
                           Undisbursed loan funds                      6,752,222       2,466,623
                           Deferred loan fees                            282,618         290,016
                           Allowance for loan losses                     934,977         869,851
                         -----------------------------------------------------------------------

                                                                       7,969,817       3,626,490
                         -----------------------------------------------------------------------

                                                                     $99,674,549     $81,270,173
                         =======================================================================

                         The allowance for loan losses is summarized as follows:
                         Balance at June 30, 1994                                       $753,586
                         Credit to operations                                             (9,443)
                         Net recoveries                                                    3,343
                         -----------------------------------------------------------------------

                         Balance at June 30, 1995                                        747,486
                         Provision charged to expense                                     56,665
                         Net charge-offs                                                 (16,005)
                         -----------------------------------------------------------------------

                         Balance at June 30, 1996                                        788,146
                         Provision charged to expense                                     91,850
                         Net charge-offs                                                 (10,145)
                         -----------------------------------------------------------------------

                         Balance at December 31, 1996                                    869,851
                         Provision charged to expense                                    122,320
                         Net charge-offs                                                 (57,194)
                         -----------------------------------------------------------------------

                         Balance at December 31, 1997                                   $934,977
                         =======================================================================

                                                  Guaranty Financial Corporation
                                                                  and Subsidiary

                                      Notes to Consolidated Financial Statements
                                                                     (continued)




2.   Loans Receivable    The Corporation  serviced loans for others  aggregating
     (continued)         approximately $123,834,000 and $172,771,000 at December
                         31,  1997 and 1996,  respectively.  Mortgage  servicing
                         rights,  included in other  assets,  was  approximately
                         $904,000  and  $974,000 at December  31, 1997 and 1996,
                         respectively.     Mortgage    servicing    rights    of
                         approximately $507,000 and $226,000 were capitalized during the year ended December 31, 1997 and six months ended December 31, 1996, respectively.

                         Gross gains and gross losses on the sale of loans totalling approximately $520,000 and $1,000 were realized during the year ended December 31, 1997, $283,000 and $67,000 during the six months ended December 31, 1996, and $205,000 and $0, and $51,000 and
                         $112,000 for the years ended June 30, 1996 and 1995 respectively. There were no loans classified as held for sale at December 31, 1997 and 1996.

                         At December 31, 1997 and 1996, the Corporation had no loans that were considered as impaired.

3.   Office Properties   Office  properties  and  equipment  are  summarized  as
     and Equipment       follows:

                         December 31                                       1997             1996
                         -----------------------------------------------------------------------
                         Land                                        $1,910,922       $1,880,950
                         Building and leasehold improvements          3,084,362        2,407,983
                         Furniture and fixtures                         823,234          599,367
                         Equipment                                    1,147,688          821,606
                         Automobiles                                     55,362                -
                         -----------------------------------------------------------------------
                                                                      7,021,568        5,709,906
                         Less accumulated depreciation
                           and amortization                           1,021,790          763,753
                         -----------------------------------------------------------------------

                         Net office properties and equipment         $5,999,778       $4,946,153
                         =======================================================================

                                                  Guaranty Financial Corporation
                                                                  and Subsidiary

                                      Notes to Consolidated Financial Statements
                                                                     (continued)


4.   Deposits            Deposits are summarized as follows:

                         December 31                                     1997                     1996
                         -------------------------------------------------------------------------------------
                                                                  Amount      Percent      Amount      Percent
                         -------------------------------------------------------------------------------------
                         Passbook, statement savings and
                           interest checking accounts
                             Non-interest bearing            $  2,771,114      2.4%    $  1,505,640      1.9%
                             1.00 to 2.00%                      8,318,148      7.4                -        -
                             2.01 to 3.00%                        953,976       .9        5,400,365      6.6
                             3.01 to 4.00%                      6,433,351      5.7        8,170,916     10.0
                             4.01 to 5.00%                      3,994,110      3.5                -        -
                         -------------------------------------------------------------------------------------

                                                               22,470,699     19.9       15,076,921     18.5
                         -------------------------------------------------------------------------------------

                         Certificates:
                             0 to 5.00%                            65,962       .1          259,828       .3
                             5.01 to 6.00%                     75,747,649     67.1       66,064,322     81.2
                             6.01 to 7.00%                     14,662,702     12.9                -        -
                         -------------------------------------------------------------------------------------

                                                               90,476,313     80.1       66,324,150     81.5
                         -------------------------------------------------------------------------------------

                                                             $112,947,012    100.0%    $ 81,401,071    100.0%
                         =====================================================================================

                         The aggregate amount of certificates of deposit with a minimum denomination of $100,000 was approximately $11,108,000 and $9,663,000 at December 31, 1997 and
                         1996, respectively.

                         Scheduled maturities of certificates are as follows:


                         December 31,                                                  1997               1996
                         -------------------------------------------------------------------------------------
                         Within one year                                        $77,659,702        $57,305,347
                         One to two years                                         6,565,313          5,095,223
                         Two to three years                                       1,743,083          1,381,536
                         Three to four years                                      2,427,116          1,178,064
                         Five years and thereafter                                2,081,099          1,363,980
                         -------------------------------------------------------------------------------------

                                                                                $90,476,313        $66,324,150
                         =====================================================================================

                                                  Guaranty Financial Corporation
                                                                  and Subsidiary

                                      Notes to Consolidated Financial Statements
                                                                     (continued)




5.   Fair Value of       The   estimated   fair  values  of  the   Corporation's
     Financial           financial instruments are as follows:
     Instruments

                         December 31,                                      1997                           1996
                         ------------------------------------------------------------------------------------------------
                                                                 Carrying          Fair         Carrying          Fair
                                                                  Amount           Value         Amount           Value
                         ------------------------------------------------------------------------------------------------
                         Financial assets
                           Cash and short-term
                            investments                       $  5,916,504    $  5,917,000    $  6,076,315   $  6,076,000
                           Securities                           15,566,382      15,587,000      19,984,374     20,085,000
                           Loans, net of allowance
                            for loan losses                     99,674,549     100,595,000      81,270,173     80,858,000

                         Financial liabilities
                           Deposits                            112,947,012     113,117,000      81,401,071     81,345,000
                           Advances from Federal
                            Home Loan Bank                               -               -      17,500,000     17,500,000
                           Securities sold under
                            agreement to
                            repurchase                           2,989,000       2,989,000       6,681,000      6,681,000
                           Bonds payable                         2,360,083           N/A         2,705,813            N/A


                                                                 Notional          Fair          Notional         Fair
                                                                  Amount           Value          Amount          Value
                         ------------------------------------------------------------------------------------------------

                         Unrecognized financial
                          instruments
                             Commitments to
                              extend credit                   $ 18,145,000     $18,145,000      $9,356,000     $9,356,000
                             Forward commitments
                              to purchase
                              mortgage-backed
                              securities                                 -               -       6,054,000      6,041,000

                                                  Guaranty Financial Corporation
                                                                  and Subsidiary

                                      Notes to Consolidated Financial Statements
                                                                     (continued)




5.   Fair Value of       The  following  methods  and  assumptions  were used to
     Financial           estimate  the  fair  value of each  class of  financial
     Instruments         instruments  for which it is  practicable  to  estimate
     (continued)         that value.

                         Cash and short-term investments
                         -------------------------------

                         For those short-term investments, the carrying amount is a reasonable estimate of fair value.

                         Securities
                         ----------

                         Fair values are based on quoted market prices or dealer quotes. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

                         Loan receivables
                         ----------------

                         The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar remaining maturities. This calculation ignores loan fees and certain factors affecting the interest rates charged on various loans such as the borrower's creditworthiness and compensating balances and dissimilar types of real estate held as collateral.

                         Deposit liabilities
                         -------------------

                         The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the balance sheet date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

                         Advances from Federal Home Loan Bank
                         ------------------------------------

                         For advances that mature within one year of the balance sheet date, carrying value is considered a reasonable estimate of fair value.

                         The fair values of all other advances are estimated using discounted cash flow analysis based on the Corporation's current incremental borrowing rate for similar types of advances.

                                                  Guaranty Financial Corporation
                                                                  and Subsidiary

                                      Notes to Consolidated Financial Statements
                                                                     (continued)


5.   Fair Value of       Securities sold under agreement to repurchase
     Financial           ---------------------------------------------
     Instruments
     (continued)         Fixed-coupon reverse repurchase  agreements are treated
                         as  short-term   financings.   The  carrying  value  is
                         considered a reasonable estimate of fair value.

                         Bonds payable
                         -------------

                         Due to the nature and terms (Note 7) of the bonds payable held by GMSC, Inc. at December 31, 1997 and 1996, it was not deemed practicable to estimate the fair value.

                         Commitments to extend credit
                         ----------------------------

                         The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the borrowers. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. Because of the competitive nature of the marketplace loan fees vary greatly with no fees charged in many cases.

                         Forward   Commitments   to   purchase   mortgage-backed
                         securities
                         -------------------------------------------------------

                         Fair values are based on quoted market prices or dealer quotes.

6.   Results of          Unaudited  results of operations of the Corporation for
     Operations for      the six months ended December 31, 1995  (unaudited) are
     the Six Months      as follows:
     Ended December
     31, 1995

                         Six month period ended December 31, 1995
                         -------------------------------------------------------

                         Net interest income                          $1,161,197
                         Income before income taxes                      456,659
                         Provision for income taxes                      157,838
                         Net income                                      298,821

                                                  Guaranty Financial Corporation
                                                                  and Subsidiary

                                      Notes to Consolidated Financial Statements
                                                                     (continued)



7.   Bonds Payable       In October 1987,  GMSC,  Inc.  issued serial bonds (the
                         "Bonds") collateralized by mortgage-backed securities which are treated as a real estate mortgage investment conduit ("REMIC") under the Internal Revenue Code of 1986 for federal tax purposes. The Bonds are secured by an indenture between GMSC, Inc. and the Bank of New
                         York, acting as trustee for the bondholders. The Bonds are summarized as follows:

                         December 31,                                          1997              1996
                         -----------------------------------------------------------------------------
                         Serial Bonds
                           Class A-2, maturing January 20,
                             2012, at 8.0%                               $  285,701         $1,066,586
                           Class A-3, maturing January 20,
                             2019, at 8.0%                                2,649,648          2,444,544
                           Unapplied payments                              (159,100)          (326,479)
                         ------------------------------------------------------------------------------

                                                                          2,776,249          3,184,651
                         Less unamortized discount                         (416,166)          (478,838)
                         ------------------------------------------------------------------------------

                                                                         $2,360,083         $2,705,813
                         ==============================================================================

                         The Bonds are repaid in conjunction with the net cash flow from the mortgage-backed securities together with the reinvestment income thereon. As a result, the actual life of the Bonds is less than their stated maturities. Interest is paid as incurred on the Class A-2 Bonds and is accrued and added to the principal amount due on the Class A-3 Bonds. The indenture also provides for the establishment of two trust accounts to insure the timely payment of interest, debt maturities, trustee and accounting fees and other expenses. The account established for payment of trustee and accounting fees is included in cash on the statement of condition. The account established for payment of interest and debt maturities is netted with cash and bonds payable on the statement of condition.

                                                  Guaranty Financial Corporation
                                                                  and Subsidiary

                                      Notes to Consolidated Financial Statements
                                                                     (continued)




8.   Securities Sold     The  following  is a  summary  of  certain  information
     Under Agreements    regarding the Bank's repurchase agreements:
     to Repurchase

                                                                          Year Ended           Six Months Ended
                                                                       December 31, 1997       December 31, 1996
                         ---------------------------------------------------------------------------------------
                         Balance at end of period                         $2,989,000              $6,681,000
                         Weighted average interest rate
                           at end of period                                    6.29%                   6.50%
                         Average amount outstanding
                           during the period                              $2,006,792              $6,321,040
                         Maximum amount outstanding
                           at any month end during the
                           period                                         $5,867,000              $9,957,000

9.   Advances From       Information  related  to  borrowing  activity  from the
     Federal Home        Federal Home Loan Bank is as follows:
     Loan Bank

                                                                          Year Ended           Six Months Ended
                                                                       December 31, 1997       December 31, 1996
                         ---------------------------------------------------------------------------------------
                         Maximum amount
                           outstanding
                           during the
                           period                                        $17,500,000             $22,500,000
                         =======================================================================================

                         Average amount
                           outstanding
                           during the period                             $10,956,000             $19,550,000
                         =======================================================================================

                         Average interest
                           rate during the
                           period                                               6.23%                   5.79%
                         =======================================================================================

                                                  Guaranty Financial Corporation
                                                                  and Subsidiary

                                      Notes to Consolidated Financial Statements
                                                                     (continued)



10.  Income Taxes        The  provision  for income  taxes as  presented  in the
                         consolidated statements of operations are as follows:


                                                                          Year Ended           Six Months Ended
                                                                       December 31, 1997       December 31, 1996
                         ---------------------------------------------------------------------------------------
                         Current income tax (benefit)                      $458,040                 $(3,500)
                         Deferred income tax                                 28,000                       -
                         ---------------------------------------------------------------------------------------

                                                                           $486,040                 $(3,500)
                         =======================================================================================

                         Year Ended June 30                                    1996                    1995
                         ---------------------------------------------------------------------------------------

                         Current income tax                                $344,338                $187,885
                         Deferred income tax (benefit)                            -                 (87,377)
                         ---------------------------------------------------------------------------------------

                                                                           $344,338                $100,508
                         =======================================================================================

                         Reconciliations of the provision for income taxes computed at the federal statutory income tax rate to the effective rate follows:

                                                                         Year Ended            Six Months Ended
                                                                      December 31, 1997        December 31, 1996
                         ---------------------------------------------------------------------------------------
                         Tax expense (benefit) at statutory rate          $470,477                 $(3,360)
                         Adjustments
                           Effect of state taxes                            55,350                    (395)
                           Other                                           (39,787)                    255
                         ---------------------------------------------------------------------------------------

                                                                          $486,040                 $(3,500)
                         =======================================================================================

                         Year Ended June 30,                                  1996                    1995
                         ---------------------------------------------------------------------------------------

                         Tax expense at statutory rate                    $335,780                $162,096
                         Adjustments
                           Effect of state taxes                            39,504                  18,880
                           Other                                           (30,946)                (80,468)
                         ---------------------------------------------------------------------------------------

                                                                          $344,338                $100,508
                         =======================================================================================

                                                  Guaranty Financial Corporation
                                                                  and Subsidiary

                                      Notes to Consolidated Financial Statements
                                                                     (continued)





10.  Income Taxes        The components of deferred income taxes are as follows:
     (continued)

                         December 31,                                          1997                   1996
                         ---------------------------------------------------------------------------------
                         Deferred tax asset
                           Bad debt reserves                               $243,000               $164,000
                           Deferred loan fees                                43,000                 54,000
                           Excess servicing                                  16,000                 38,000
                           Trading securities                                     -                 90,000
                           Other                                             60,000                136,000
                         ---------------------------------------------------------------------------------

                         Total deferred tax asset                           362,000                482,000
                         ---------------------------------------------------------------------------------

                         Deferred tax liability
                           GMSC REMIC                                       185,000                204,000
                           FHLB stock                                       118,000                187,000
                           Fixed Assets                                      42,000                      -
                           Other                                             12,000                 58,000
                         ---------------------------------------------------------------------------------

                         Total deferred tax liability                       357,000                449,000
                         ---------------------------------------------------------------------------------

                         Net deferred tax asset                            $  5,000               $ 33,000
                         =================================================================================

11.  Related Party       In the normal course of business, the Corporation makes
     Transactions        loans to directors, officers and other related parties.
                         These loans are made on substantially the same terms as
                         those   prevailing   at   the   time   for   comparable
                         transactions  with the other borrowers.  The loans with
                         related  parties  outstanding  at December 31, 1997 and
                         1996,   are   approximately   $191,000  and   $163,000,
                         respectively.

                                                  Guaranty Financial Corporation
                                                                  and Subsidiary

                                      Notes to Consolidated Financial Statements
                                                                     (continued)



12.  Commitments         The  Corporation  leases  office space under  operating
     and                 leases expiring at various dates through 2002 and has a
     Contingencies       contract  for  the   performance  of  data   processing
                         services whose initial term expires in May, 1999 and requires minimum payments of $8,100 per month. Future minimum rental and data processing payments required that have initial or remaining noncancelable terms in excess of one year as of December 31, 1997, are as follows:

                                                                                   Amount
                                                                       -----------------------------
                                                                                             Data
                         Year Ending December 31,                        Leases           Processing
                         ---------------------------------------------------------------------------
                         1998                                          $ 49,700             $ 97,200
                         1999                                            50,000               40,500
                         2000                                            20,200                    -
                         2001                                            20,200                    -
                         Thereafter                                      10,700                    -
                         ---------------------------------------------------------------------------

                                                                       $150,800             $137,700
                         ===========================================================================

                         Total rental expense amounted to approximately $47,000 for the year ended December 31, 1997 and $23,000 for the six months ended December 31, 1996, and $168,000, and $187,000 for the years ended June 30, 1996 and 1995, respectively.

                         The Corporation is defendant in various lawsuits incidental to its business. Management is of the opinion that its financial position will not be materially affected by the ultimate resolution of any pending or threatened litigation.

                                                  Guaranty Financial Corporation
                                                                  and Subsidiary

                                      Notes to Consolidated Financial Statements
                                                                     (continued)



13.  Stockholders'       On June 28, 1995, the Corporation  completed an initial
     Equity              public offering of its common stock through the sale of
                         180,000 shares of common stock at a price of $13.00 per
                         share.  Proceeds to the  Corporation  from the offering
                         (net of offering  expenses of  approximately  $312,000)
                         were approximately $2,028,000.

                         On November 30, 1995, the Board of Directors declared a two-for-one stock split to be distributed on January 31, 1996, to all shareholders of record as of January 15, 1996.

                         On January 23, 1997, the Corporation completed a secondary offering of its common stock through the sale of 575,000 shares of common stock at a price of $8.50 per share. Proceeds to the Corporation from the offering (net of offering expenses of approximately $416,000) were approximately $4,471,000.

                         The following table represents the Bank's regulatory capital levels at December 31, 1997 relative to the Federal Reserve requirements.

                                                 Amount       Percent       Actual      Actual     Excess
                         December 31, 1997      Required      Required      Amount      Percent    Amount
                         ----------------------------------------------------------------------------------
                         Leverage              $3,306,000      4.00%     $ 7,911,000     9.57%   $4,605,000
                         Tier 1 risk based      3,306,000      4.00       11,810,000    14.29     8,504,000
                         Total risk based
                          capital               6,613,000      8.00       12,745,000    15.42     6,132,000

                         The following table presents the Bank's regulatory capital levels at December 31, 1996, relative to the OTS requirements applicable at that date:

                                                 Amount       Percent       Actual      Actual     Excess
                         December 31, 1996      Required      Required      Amount      Percent    Amount
                         ----------------------------------------------------------------------------------
                         Tangible capital      $1,743,000      1.50%     $ 6,639,000     5.70%   $4,896,000
                         Core capital           3,490,000      3.00        6,639,000     5.70     3,149,000
                         Risk-based capital     4,519,000      8.00        7,345,000    13.00     2,826,000

                         The Corporation may not declare or pay a cash dividend, or repurchase any of its capital stock if the effect thereof would cause the net worth of the Corporation to be reduced below the net worth requirement imposed by federal regulations.

                                                  Guaranty Financial Corporation
                                                                  and Subsidiary

                                      Notes to Consolidated Financial Statements
                                                                     (continued)



14.  Stock Option        The Corporation has a noncompensatory stock option plan
     Plan                (the "Plan") designed to provide  long-term  incentives
                         to key employees. All options are exercisable upon date of vesting.

                         The Corporation applies Accounting Principles Board Opinion No. 25 (APB 25), Accounting for Stock Issued to Employees, and related interpretations in accounting for its plan. Accordingly, no compensation cost has been recognized for this plan against earnings. For those companies applying APB 25, FASB Statement No. 123, Accounting for Stock-Based Compensation, requires certain proforma disclosures of net income and earnings per share. Net income and earnings per share computed under FASB Statement No. 123 do not materially differ from the amounts reported in the consolidated financial statements.

                         The following table summarizes options outstanding:


                                                                                                        Six months
                                                                          Year Ending                     ending
                                                                       December 31, 1997             December 31, 1996
                         ------------------------------------------------------------------------------------------------
                                                                                 Weighted -                    Weighted -
                                                                                  average                       average
                                                                                  exercise                      exercise
                                                                   Shares           price         Shares         price
                         ------------------------------------------------------------------------------------------------
                         Options outstanding at
                           beginning of period                      4,000         $ 4.88           14,000        $4.75
                         Granted                                   72,000          15.25                -            -
                         Forfeited                                   (800)         12.00                -            -
                         Exercised                                 (4,000)          4.88          (10,000)        4.70
                         ------------------------------------------------------------------------------------------------

                         Options outstanding at end
                           of period                               71,200         $15.25            4,000        $4.88
                         ================================================================================================

                         Options exercisable at end
                           of period                                9,600                           4,000
                         ================================================================================================


                         The weighted average fair value of options granted during the year ended December 31, 1997 was $1.14.

                                                  Guaranty Financial Corporation
                                                                  and Subsidiary

                                      Notes to Consolidated Financial Statements
                                                                     (continued)


14.  Stock Option        Year Ending June 30,                                1996                        1995
     Plan                -----------------------------------------------------------------------------------------------
     (continued)                                                                 Weighted -                  Weighted -
                                                                                  average                     average
                                                                                  exercise                    exercise
                                                                   Shares           price        Shares         price
                         -----------------------------------------------------------------------------------------------
                         Options outstanding at
                           beginning of period                     17,600           $4.65        36,000        $4.50
                         Granted                                        -               -             -            -
                         Forfeited                                      -               -             -            -
                         Exercised                                 (3,600)           4.25       (18,400)        4.36
                         -----------------------------------------------------------------------------------------------

                         Options outstanding at end
                           of period                               14,000           $4.75        17,600        $4.65
                         ===============================================================================================

                         Options exercisable at end
                           of period                               14,000                        13,600
                         ===============================================================================================

                         The Corporation applies Accounting Principals Board Opinion 25 in accounting for stock options granted to employees. Had compensation expense been determined based upon the fair value of the awards at the grant date and consistent with the method under Statement of Financial Accounting Standards 123, the Corporation's net earnings and net earnings per share for the year ended December 31, 1997 would have been decreased to the pro forma amounts indicated in the following table:

                            Net income
                            ------------------------------------------------------------
                              As reported                                       $897,715
                              Pro forma                                          844,363
                            ------------------------------------------------------------

                            Net income per share (basic and diluted)
                            ------------------------------------------------------------

                              As reported                                       $   0.61
                              Pro forma                                             0.58

                                                  Guaranty Financial Corporation
                                                                  and Subsidiary

                                      Notes to Consolidated Financial Statements
                                                                     (continued)



14.  Stock Option        There were no options  granted for the six months ended
     Plan                December 31, 1996 and for the years ended June 30, 1996
     (continued)         and 1995,  therefore  there are no pro forma effects on
                         net income and net income per share.

                         The fair value of each option granted is estimated on the date of grant using the Black-Sholes option pricing model with the following assumptions used for grants for the year ended December 31, 1997: a risk free interest rate of 5.85%, dividend yield of 1.00%, expected weighted average term of 2.48 years, and a volatility of 25.00%.

                         The follow table summarizes information about stock options outstanding at December 31, 1997:


                                                              Options Outstanding                  Options Exercisable
                         -----------------------------------------------------------------------------------------------
                                                                    Weighted        Weighted                    Weighted
                                                                     average         average                     average
                                                                    remaining       exercise                    exercise
                         Range of exercise        Number of        contractual        price       Number of       price
                         prices                    Shares         life (years)      per share      Shares       per share
                         ------------------------------------------------------------------------------------------------
                         $12.00 - 17.57           65,200              2.21           $14.87        9,600         $12.00
                         $19.33 - 21.26            6,000              5.83            20.29            -              -
                         ------------------------------------------------------------------------------------------------

                                                  71,200              2.48           $15.25        9,600         $12.00
                         ================================================================================================

15.  Employee Benefit    Effective February 16, 1989, the Corporation  adopted a
     Plans               401(k)  profit-sharing  plan in which all employees are
                         eligible to  participate  after one year of service and
                         are at least twenty-one years of age.  Participants may
                         elect to contribute a percentage of their  compensation
                         to the plan. The Corporation may make  contributions to
                         the plan at its discretion.  Corporation  contributions
                         are allocated to employee  accounts  using a systematic
                         formula   based  on   participant   compensation.   The
                         Corporation contributed approximately $10,300 for the year ended December 31, 1997 and $4,600 and $5,800 for the years ended June 30, 1996 and 1995, respectively, and $5,500 for the six months ended December 31, 1996, respectively.

                                                  Guaranty Financial Corporation
                                                                  and Subsidiary

                                      Notes to Consolidated Financial Statements
                                                                     (continued)



16.  Financial           The  Corporation  is a party to  financial  instruments
     Instruments With with off-balance-sheet risk in the normal course of Off-Balance-Sheet business to meet the financing needs of its customers
     Risk                and to  reduce  its own  exposure  to  fluctuations  in
                         interest  rates.  These financial  instruments  include
                         commitments  to  extend  credit,  options  written  and
                         purchased,     forward    commitments    to    purchase
                         mortgage-backed   securities  and  standby  letters  of
                         credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the statement of condition.
                         The contract or notional amounts of these instruments reflect the extent of involvement the Corporation has in particular classes of financial instruments.

                         The Corporation's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit written is represented by the contractual notional amount of those instruments. The Corporation uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. For options purchased, the contract or notional amounts do not represent exposure to credit loss.

                         Unless  noted  otherwise,   the  Corporation  does  not
                         require   collateral  or  other   security  to  support
                         financial instruments with credit risk.

                                                                                        Contract
                                                                                     Notional Amount

                         December 31,                                          1997                 1996
                         ----------------------------------------------------------------------------------
                         Financial instruments whose contract
                           amounts represent credit risk
                             Commitments to extend credit                  $18,145,000           $9,356,000
                             Standby letters of credit written                 944,000              463,000

                         Financial instruments whose contract
                           amount represent interest rate risk
                             Forward commitment to purchase
                               mortgage-backed securities                            -            6,054,000


                                                  Guaranty Financial Corporation
                                                                  and Subsidiary

                                      Notes to Consolidated Financial Statements
                                                                     (continued)



16.  Financial           Commitments  to extend credit are agreements to lend to
     Instruments With a customer as long as there is no violation of any Off-Balance-Sheet condition established in the contract. Commitments
     Risk                generally   have  fixed   expiration   dates  or  other
     (continued)         termination  clauses and may require  payment of a fee.
                         Since many of the  commitments  are  expected to expire
                         without  being   completely   drawn  upon,   the  total
                         commitment amounts do not necessarily  represent future
                         cash  requirements.   The  Corporation  evaluates  each
                         customer's creditworthiness on a case-by-case basis.

                         Standby letters of credit written are conditional commitments issued by the Corporation to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

                         Substantially all of the Corporation's loan activity was with customers located in Charlottesville, Virginia and surrounding counties, with approximately 81% of the loans collateralized by one to four family residential properties.

17.  Condensed           Condensed financial information is shown for the Parent
     Financial           Company only as follows:
     Information of the
     Corporation
     (Parent Company           Condensed Statements of Financial Condition
     Only)

                         December 31,                                         1997                     1996
                         ----------------------------------------------------------------------------------

                            Assets

                         Investment in the Bank, at equity             $11,758,347               $6,657,155
                         Cash                                               10,000                   10,000
                         Prepaid expenses and other assets                  40,836                   90,680
                         ----------------------------------------------------------------------------------

                                                                       $11,809,183               $6,757,835
                         ==================================================================================

                                                  Guaranty Financial Corporation
                                                                  and Subsidiary

                                      Notes to Consolidated Financial Statements
                                                                     (continued)

17.  Condensed           December 31,                                               1997               1996
     Financial           ----------------------------------------------------------------------------------
     Information of the
     Corporation           Liabilities and Stockholders' Equity
     (Parent Company
     Only)               Liabilities                                         $         -         $  182,086
     (continued)         ----------------------------------------------------------------------------------

                         Stockholders' Equity
                           Common stock                                        1,876,729          1,155,010
                           Additional paid-in capital                          5,724,954          1,975,695
                           Retained earnings                                   4,207,500          3,445,044
                         ----------------------------------------------------------------------------------

                         Total stockholders' equity                           11,809,183          6,575,749
                         ----------------------------------------------------------------------------------

                                                                             $11,809,183         $6,757,835
                         ==================================================================================

                                                 Condensed Statements of Operations
                         ----------------------------------------------------------------------------------
                                                                       Year Ended          Six Months Ended
                                                                      December 31,           December 31,
                                                                          1997                   1996
                         ----------------------------------------------------------------------------------
                         Income
                           Dividends received from Bank                 $135,259               $46,200
                         ----------------------------------------------------------------------------------

                         Total income                                    135,259                46,200
                         ----------------------------------------------------------------------------------

                         Noninterest expenses                             (7,028)              (52,582)
                         ----------------------------------------------------------------------------------

                         Income (loss) before undistributed
                            net income of the Bank                       128,231                (6,382)
                         Undistributed net income                        769,484                43,562
                         ----------------------------------------------------------------------------------

                         Net income                                     $897,715              $ 37,180
                         ==================================================================================

                                                  Guaranty Financial Corporation
                                                                  and Subsidiary

                                      Notes to Consolidated Financial Statements
                                                                     (continued)

17.  Condensed                                   Condensed Statements of Cash Flows
     Financial           -----------------------------------------------------------------------------------------------
     Information of the                                                                 Year Ended      Six Months Ended
     Corporation                                                                       December 31,       December 31,
     (Parent Company                                                                       1997               1996
     Only)               -----------------------------------------------------------------------------------------------
     (continued)
                         Operating activities
                          Net income                                                   $  897,715          $  37,180
                          Adjustments
                             Undistributed earnings of the Bank                          (769,484)           (43,562)
                             (Increase) decrease in prepaid and
                               other assets                                                49,844            (21,701)
                             (Decrease) increase in other liabilities                    (182,086)            37,686
                             Other                                                          4,011             (9,603)
                         -----------------------------------------------------------------------------------------------

                         Net cash absorbed by operating
                           activities                                                           -                  -
                         -----------------------------------------------------------------------------------------------

                         Investing activities
                           Dividends received from Bank                                   135,259             46,200
                           Investment in the Bank                                      (4,470,978)                 -
                         -----------------------------------------------------------------------------------------------

                         Net cash provided (absorbed) by
                           investing activities                                        (4,335,719)            46,200
                         -----------------------------------------------------------------------------------------------

                         Financing activities
                           Cash dividends paid on common stock                           (135,259)           (46,200)
                           Issuance of common stock                                     4,470,978                  -
                         -----------------------------------------------------------------------------------------------

                         Net cash provided (absorbed) by financing
                           activities                                                   4,335,719            (46,200)
                         -----------------------------------------------------------------------------------------------

                         Increase in cash                                                       -                  -

                         Cash, beginning of period                                         10,000             10,000
                         -----------------------------------------------------------------------------------------------

                         Cash, end of period                                           $   10,000          $  10,000
                         ===============================================================================================









========================================================       ========================================================
  No  dealer,  salesperson  or  other  person  has been
  authorized  to give  any  information  or to make any
  representations  in  connection  with the offer  made
  hereby except as contained in this Prospectus and, if
  given or made, no such information or representations
  should be relied  upon as having been  authorized  by
  the Corporation, the Trust, the Underwriter or any of
  their respective agents. Neither the delivery of this
  Prospectus nor any sale made hereunder  shall,  under                              $6,000,000
  any  circumstances,  create an implication that there                       GUARANTY CAPITAL TRUST I
  has  been no  change  in the  information  set  forth                                240,000
  herein or in the  affairs of the  Corporation  or the                  $ Convertible Preferred Securities
  Trust since the date hereof. This Prospectus does not                      (Liquidation Amount $25.00
  constitute an offer to sell, or a solicitation  of an                        per Preferred Security)
  offer to buy, the  Preferred  Securities by anyone in
  any  jurisdiction in which such offer or solicitation               Fully and Unconditionally Guaranteed, as
  is not  authorized or in which the person making such                         described herein, by
  offer or solicitation is not qualified to do so or to
  any person to whom it is  unlawful to make such offer
  or solicitation.                                                         GUARANTY FINANCIAL CORPORATION

                        --------------

                       TABLE OF CONTENTS


                   TABLE OF CONTENTS
                                                     Page
Available Information..................................1
Summary................................................2
Use of Proceeds........................................5                      McKinnon & Company, Inc.
Risk Factors...........................................5
Ratio of Earnings to Fixed Charges.....................5
Summary Financial Information..........................6
Risk Factors...........................................7
Guaranty Capital Trust I..............................13
Selected Historical Financial Information.............15                             Prospectus
The Corporation.......................................16
Management's Discussion and Analysis of                                          Dated April  , 1998
  Financial Condition and Results of Operations.......18
Business..............................................43
Management............................................52
Capitalization........................................57
Accounting Treatment..................................57
Regulatory Treatment..................................58
Description of Preferred Securities...................58
Description of Junior Subordinated Debt Securities....77
Description of Guarantee..............................87
Relationship Among the Capital Securities, the
  Junior Subordinated Debt Securities and
  the Guarantee.......................................90
Description of Guaranty Financial Corporation
  Capital Stock.......................................91
Certain ERISA Considerations..........................93
Certain United States Federal Income Tax
  Consequences........................................94
Underwriting..........................................98
Validity of Securities................................99
Accountants...........................................99
========================================================       ========================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  Exhibits

         The following exhibits are filed on behalf of the Registrant as part of this Registration Statement:

       1.1 Form of Underwriting Agreement for offering of Convertible Preferred Securities*
       3.1     Articles of Incorporation of Guaranty Financial Corporation*
       3.2     Bylaws of Guaranty Financial Corporation*
       4.1     Certificate of Trust of Guaranty Capital Trust I*
       4.2 Trust Agreement between Guaranty Financial Corporation and Wilmington Trust Company*
       4.3 Form of Amended and Restated Declaration of Trust for Guaranty Capital Trust I
       4.4 Form of Junior Subordinated Indenture between Guaranty Financial Corporation and Wilmington Trust Company, as Trustee
       4.5 Form of Convertible Preferred Security (included in Exhibit 4.3 above)
       4.6     Form of Junior  Subordinated  Debt Security  (included in Exhibit
               4.4 above)
       4.7 Form of Guarantee Agreement with respect to Trust Securities issued by Guaranty Capital Trust I
       4.8 Form of Escrow Agreement among McKinnon & Company, Inc., Guaranty Capital Trust I, Guaranty Financial Corporation and Wilmington Trust Company*
       5.1     Opinion of Williams, Mullen, Christian & Dobbins, P.C.*
       5.2     Opinion of Richards, Layton & Finger*
       8.1 Opinion of Williams, Mullen, Christian & Dobbins, P.C. as to tax matters*
       12.1    Calculation of Ratio of Earnings to Fixed Charges*
       23.1    Consent of BDO Seidman, LLP*
       23.2 Consent of Williams, Mullen, Christian & Dobbins, P.C. (included in Exhibit 5.1 above)
       23.3 Consent of Richards, Layton & Finger (included in Exhibit 5.2 above)
       24.1    Powers of Attorney (included on signature page)
       25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Junior Subordinated Indenture
       25.2 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Property Trustee under the Amended and Restated Declaration of Trust of Guaranty Capital Trust I
       25.3 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Guarantee Trustee under the Guarantee Agreement for the benefit of holders of Trust Securities of Guaranty Capital Trust I
       27.1    Financial Data Schedule (filed electronically only)

____________________
*File herewith.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Charlottesville, Commonwealth of Virginia, on April 2, 1998.


                                       GUARANTY FINANCIAL CORPORATION


                                       By: /s/ Thomas P. Baker
                                           -------------------------------------
                                           Thomas P. Baker
                                           President, Chief Executive Officer
                                            and Director


         In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated.


                  Signature                                       Title                              Date


             /s/ Thomas P. Baker                   President, Chief Executive Officer           April 2, 1998
-------------------------------------------                   and Director
               Thomas P. Baker                        (Principal Executive Officer)


           /s/ Vincent B. McNelley                       Senior Vice President,                 April 2, 1998
-------------------------------------------          Chief Financial Officer and
             Vincent B. McNelley                       Chief Accounting Officer
                                                   (Principal Financial Officer and
                                                     Principal Accounting Officer)


                      *                                  Chairman of the Board
-------------------------------------------
              Douglas E. Caton


                      *                                         Director
-------------------------------------------
               Henry J. Browne


                      *                                         Director
-------------------------------------------
             Robert P. Englander


                                                                Director
-------------------------------------------
               Harry N. Lewis


                      *                                         Director
-------------------------------------------
               John R. Metz


                      *                                         Director
-------------------------------------------
             James R. Sipe, Jr.


                      *                                         Director
-------------------------------------------
             Oscar W. Smith, Jr.


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Charlottesville, Commonwealth of Virginia, on April 2, 1998.


                                   GUARANTY CAPITAL TRUST I

                                   By:    Guaranty Financial Corporation
                                          as Depositor

                                          By: /s/ Thomas P. Baker
                                              ----------------------------------
                                              Thomas P. Baker
                                              President, Chief Executive Officer
                                                and Director

                                INDEX TO EXHIBITS



EXHIBIT NO.                        DESCRIPTION

       1.1 Form of Underwriting Agreement for offering of Convertible Preferred Securities*
       3.1     Articles of Incorporation of Guaranty Financial Corporation*
       3.2     Bylaws of Guaranty Financial Corporation*
       4.1     Certificate of Trust of Guaranty Capital Trust I*
       4.2 Trust Agreement between Guaranty Financial Corporation and Wilmington Trust Company*
       4.3 Form of Amended and Restated Declaration of Trust for Guaranty Capital Trust I
       4.4 Form of Junior Subordinated Indenture between Guaranty Financial Corporation and Wilmington Trust Company, as Trustee
       4.5 Form of Convertible Preferred Security (included in Exhibit 4.3 above)
       4.6     Form of Junior  Subordinated  Debt Security  (included in Exhibit
               4.4 above)
       4.7 Form of Guarantee Agreement with respect to Trust Securities issued by Guaranty Capital Trust I
       4.8 Form of Escrow Agreement among McKinnon & Company, Inc., Guaranty Capital Trust I, Guaranty Financial Corporation and Wilmington Trust Company*
       5.1     Opinion of Williams, Mullen, Christian & Dobbins, P.C.*
       5.2     Opinion of Richards, Layton & Finger*
       8.1 Opinion of Williams, Mullen, Christian & Dobbins, P.C. as to tax matters*
       12.1    Calculation of Ratio of Earnings to Fixed Charges*
       23.1    Consent of BDO Seidman, LLP*
       23.2 Consent of Williams, Mullen, Christian & Dobbins, P.C. (included in Exhibit 5.1 above)
       23.3 Consent of Richards, Layton & Finger (included in Exhibit 5.2 above)
       24.1    Powers of Attorney (included on signature page)
       25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Junior Subordinated Indenture
       25.2 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Property Trustee under the Amended and Restated Declaration of Trust of Guaranty Capital Trust I
       25.3 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Guarantee Trustee under the Guarantee Agreement for the benefit of holders of Trust Securities of Guaranty Capital Trust I
       27.1    Financial Data Schedule (filed electronically only)

_____________________
*  Filed herewith.